AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 19, 1999
                                                     REGISTRATION NO. 333-42425
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                ---------------
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                        POST-EFFECTIVE AMENDMENT NO. 1



                                ---------------
                          PROTECTIVE LIFE AND ANNUITY
                               INSURANCE COMPANY
            (Exact name of registrant as specified in its charter)


               ALABAMA                         63-0761690                   6311
    (State or other jurisdiction of        (I.R.S. Employer          (Primary Standard
     incorporation or organization)     Identification Number)          Industrial
                                                                   Classification Code)

                            2801 HIGHWAY 280 SOUTH
                           BIRMINGHAM, ALABAMA 35223
                                (205) 879-9230
         (Address, including zip code, and telephone number, including area code, of principal executive office)




                                ---------------
                                 CAROLYN KING
                 PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY
                                P. O. BOX 2606
                           BIRMINGHAM, ALABAMA 35202
                                (205) 879-9230
      (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                ---------------

                                  COPIES TO:

            STEPHEN E. ROTH, ESQ.          STEVE M. CALLAWAY, ESQ.
     SUTHERLAND, ASBILL & BRENNAN LLP     PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY
      1275 PENNSYLVANIA AVENUE, N.W.                      P. O. BOX 2606
        WASHINGTON, D.C. 20004-2404                 BIRMINGHAM, ALABAMA 35202

                                ---------------

     If any of the securities that have been registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]
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

                 PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY

                       Cross Reference Sheet Pursuant to
                          Regulation S-K, Item 501(b)


             FORM S-1 ITEM NUMBER AND CAPTION HEADING IN PROSPECTUS


      1.  Forepart of the Registration Statement and
          Outside Front Cover Page of Prospectus ............. Outside Front Cover Page
      2.  Inside Front and Outside Back Cover Pages
          of Prospectus ...................................... Summary; Table of Contents
      3.  Summary Information, Risk Factors and Ratio
          of Earnings to Fixed Charges ....................... Outside Front Cover Page; Summary
      4.  Use of Proceeds .................................... Investments by Protective Life and Annuity Insurance
                                                               Company
      5.  Determination of Offering Price .................... Not Applicable
      6.  Dilution ........................................... Not Applicable
      7.  Selling Security Holders ........................... Not Applicable
      8.  Plan of Distribution ............................... Distribution of Contracts
      9.  Description of Securities to be Registered ......... Summary; Description of the Contract
     10.  Interests of Named Experts and Counsel ............. Not Applicable
     11.  Information with Respect to the Registrant ......... Protective Life and Annuity Insurance Company; Directors
                                                               and Executive Officers; Executive Compensation; Financial
                                                               Statements; Legal Proceedings
     12.  Disclosure of Commission Position on
          Indemnification for Securities Act Liabilities ..... Undertakings

[GRAPHIC LOGO PLATINUM SERIES ANNUITY APPEARS HERE]
---------------------------------------------------



A MODIFIED GUARANTEED ANNUITY                  ISSUED BY
                                               PROTECTIVE LIFE AND ANNUITY
                                               INSURANCE COMPANY
                                               2801 HIGHWAY 280 SOUTH
                                               BIRMINGHAM, ALABAMA 35223
                                               TELEPHONE: 1-800-866-3555

     This Prospectus describes the Platinum Series Annuity Contract, a group modified guaranteed annuity contract. This Contract is designed for investors who desire to accumulate capital on a tax deferred basis for retirement or other long term investment purposes. It may be purchased on a non-qualified basis or for use with certain qualified retirement plans.

     An Annuity Premium of at least $10,000 is required to purchase a Contract. Any subsequent Premium you want to add to your Contract must also be at least $10,000.

     You may allocate each Annuity Premium to one or more investment periods, called Guaranteed Periods, from those we offer at the time you make the deposit. You must allocate at least $10,000 to each Guaranteed Period. The amounts you allocate will earn interest for the selected period at the interest rate we offer at the time of your deposit.

     If you surrender your Contract, or any portion of it, before the end of a Guaranteed Period, we may assess a surrender charge on the amount you surrender. We may also apply a Market Value Adjustment to the amount you surrender, which could increase or decrease the value of your Contract. Under certain conditions, you may withdraw earned interest without a surrender charge or Market Value Adjustment. Withdrawals of interest will be subject to income tax and may be subject to a 10% IRS penalty tax if taken before age 59 1/2.

     On the Annuity Commencement Date, we will apply your Net Account Value to the annuity option you have selected, or you may take that amount in one lump sum payment. The annuity payment options are (1) payments for a fixed period from five to thirty years, (2) payments for life, or (3) life income with payments guaranteed for ten years.

     PLEASE READ THIS PROSPECTUS CAREFULLY. INVESTORS SHOULD KEEP A COPY FOR FUTURE REFERENCE.

THE PLATINUM SERIES ANNUITY CONTRACT IS NOT A DEPOSIT OR OBLIGATION OF, OR GUARANTEED BY, ANY BANK OR FINANCIAL INSTITUTION. IT IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY, AND IT IS SUBJECT TO INVESTMENT RISK INCLUDING THE POSSIBLE LOSS OF INVESTMENT PRINCIPAL.


THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS MAY 1, 1999.

                               TABLE OF CONTENTS


                                                       PAGE
                                                      -----
   SUMMARY ..........................................    3
   DESCRIPTION OF THE CONTRACT ......................    5
      The Contract ..................................    5
      Parties to the Contract .......................    5
      Issuing a Contract ............................    6
      Right to Cancel ...............................    6
      Annuity Premiums ..............................    6
      Guaranteed Periods and Sub-Accounts ...........    7
        Initial Guaranteed Period ...................    7
        Subsequent Guaranteed Periods ...............    7
        Surrenders at the End of a Guaranteed Period.    7
        Selecting a Subsequent Guaranteed Period ....    7
        Automatic Subsequent Guaranteed Periods .....    7
        Guaranteed Interest Rates in Subsequent
           Guaranteed Periods .......................    7
      Guaranteed Interest Rates .....................    7
        Compounding of Interest .....................    8
      Interest Withdrawals ..........................    8
      Account Values ................................    9
   SURRENDERS .......................................    9
      Surrenders ....................................    9
        Surrenders and Partial Surrenders ...........    9
        Taxes May Apply .............................    9
        Delay of Payments ...........................    9
      Surrender Value ...............................   10
      Surrender Charges .............................   10
      The Market Value Adjustment ...................   10
      Premium Tax ...................................   13
   DEATH BENEFIT ....................................   13
      Death of an Annuitant .........................   13
      Death of an Owner .............................   13
        Determining the Death Benefit ...............   13
        Paying the Death Benefit ....................   13
   ANNUITY BENEFITS .................................   14
      Annuity Commencement Date .....................   14
      Annuity Options ...............................   14
      Annuity Payments ..............................   14
      Death of an Owner or Annuitant After the
        Annuity Commencement Date ...................   15
   INVESTMENTS BY PROTECTIVE LIFE AND
      ANNUITY INSURANCE COMPANY .....................   15
   OTHER CONTRACT PROVISIONS ........................   16
      Non-Participating .............................   16
      Notice ........................................   16
      Reports .......................................   16
      Transactions and Modification of the Contract .   16
      Assignment of a Contract ......................   16
      Facility of Payment ...........................   16
      Protection of Proceeds ........................   16
      Error in Age or Gender ........................   17
   DISTRIBUTION OF THE CONTRACTS ....................   17
   FEDERAL TAX MATTERS ..............................   17
      Introduction ..................................   17
      The Company's Tax Status ......................   17
      Taxation of Annuities in General ..............   17


                                                       PAGE
                                                      -----
        Tax Deferral During Accumulation Period .....   17
        Taxation of Interest Withdrawals and Partial
           and Full Surrenders ......................   18
        Taxation of Annuity Payments ................   18
        Taxation of Death Benefit Proceeds ..........   19
        Penalty Tax on Premature Distributions ......   19
        Aggregation of Contracts ....................   19
      Loss of Interest Deduction Where Contracts Are
        Held by or for the Benefit of Certain
        Non-natural Persons .........................   20
      Qualified Retirement Plans ....................   20
        In General ..................................   20
        Direct Rollover Rules .......................   21
      Federal Income Tax Withholding ................   22
   PROTECTIVE LIFE AND ANNUITY
      INSURANCE COMPANY .............................   22
      Business ......................................   22
      Selected Financial Data .......................   24
      Management's Discussion and
      Analysis of Financial Condition
      and Results of Operations .....................   24
        Results of Operations .......................   24
           Premiums and Policy Fees .................   24
           Net Investment Income ....................   25
           Realized Investment Gains ................   25
           Income Before Income Tax .................   26
           Income Tax Expense .......................   27
           Known Trends and
  Uncertainties .....................................   27
           Recently Issued Accounting
  Standards .........................................   29
        Liquidity and Capital Resources .............   30
      Insurance in Force ............................   34
      Underwriting ..................................   34
      Investments ...................................   35
      Indemnity Reinsurance .........................   37
      Policy Liabilities and Accruals ...............   37
      Competition ...................................   37
      Regulation ....................................   37
      Employees and Properties ......................   39
   DIRECTORS AND EXECUTIVE OFFICERS .................   40
   EXECUTIVE COMPENSATION ...........................   42
      Summary Compensation Table ....................   42
      Aggregated FY-End Option/SAR Values ...........   42
      Performance Share Plan ........................   43
      Other Plans and Arrangements ..................   44
      Additional Agreements .........................   45
      Compensation Committee Interlocks and Insider
        Participation ...............................   45
      Management Ownership of PLC Stock .............   45
   LEGAL PROCEEDINGS ................................   46
   EXPERTS ..........................................   46
   LEGAL MATTERS ....................................   46
   REGISTRATION STATEMENT ...........................   46
   FINANCIAL STATEMENTS .............................  F-1

     NO ONE IS AUTHORIZED TO MAKE ANY STATEMENT THAT CONTRADICTS THIS PROSPECTUS. YOU MUST NOT RELY UPON ANY SUCH STATEMENT. THIS PROSPECTUS IS NOT AN OFFER TO INQUIRE ABOUT, OR PURCHASE THE SECURITIES DESCRIBED IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO DO SO.

                                    SUMMARY

COMPANY; Protective Life and Annuity Insurance Company, also referred to as "Company," "Protective Life," "we," "us" and "our."

WHAT IS THE PLATINUM SERIES        The Platinum Series Annuity Contract is a
ANNUITY CONTRACT?                  group modified guaranteed annuity contract
                                   issued by Protective Life. (See "The
                                   Contract," page 5.)

HOW IS A CONTRACT ISSUED?          We will issue the Contract when we receive
                                   and accept your complete application
                                   information and an initial Annuity Premium .
                                   (See "Issuing a Contract," page 6.)

WHAT IS AN ANNUITY PREMIUM?        The Annuity Premium is the premium payment
                                   you send us to purchase or add to a
                                   Contract. You may send us more than one
                                   Annuity Premium provided each Annuity
                                   Premium is at least $10,000. We may refuse to accept any Annuity Premium and we may limit the total Annuity Premiums we will accept. (See "Annuity Premiums," page 6.)

CAN I CANCEL MY CONTRACT?          You may cancel your Contract by returning it
                                   to us with a written cancellation request within thirty days after you receive it.
                                   When we receive your returned Contract and cancellation request, we will refund the Account Value adjusted by the Market Value
                                   Adjustment (except for Individual Retirement
                                   Annuities returned within seven days of
                                   issuance) and cancel the Contract, as though it had never been issued. (See "Right to Cancel," page 6.)

HOW DO MY ANNUITY PREMIUMS         You allocate each Annuity Premium
EARN INTEREST?                     (less applicable premium taxes) to one or
                                   more Guaranteed Periods. Each allocation to a Guaranteed Period must be at least
                                   $10,000. We establish a Sub-Account for each Guaranteed Period you select. The
                                   Sub-Account will earn interest at the
                                   Guaranteed Interest Rate for the entire
                                   Guaranteed Period. (See "Guaranteed Periods and Sub-Accounts," page 7.)

WHAT HAPPENS AT THE END OF A       At the end of any Guaranteed Period, a
GUARANTEED PERIOD?                 subsequent Guaranteed Period will begin.
                                   Unless you instruct us otherwise, the
                                   subsequent Guaranteed Period will generally be the same duration as the expiring
                                   Guaranteed Period. If we are not offering a Guaranteed Period of the same duration, the subsequent Guaranteed Period will be the longest one available that is shorter than the expiring Guaranteed Period. The subsequent Guaranteed Period may not, however, extend past the Annuity Commencement
                                   Date. We will pay interest on your
                                   Sub-Account value in the subsequent
                                   Guaranteed Period at the Guaranteed Interest
                                   Rate applicable to that subsequent Guaranteed
                                   Period on the day it begins. The subsequent
                                   Guaranteed Interest Rate may not be equal to the initial Guaranteed Interest Rate offered for an initial Guaranteed Period of the same duration. (See "Guaranteed Periods and
                                   Sub-Accounts," page 7.)

CAN I TAKE MONEY OUT OF THE        Subject to certain restrictions, you may
CONTRACT?                          request in writing a full or partial
                                   surrender at any time. The surrender is
                                   subject to a surrender charge and we will apply a Market Value Adjustment. Surrenders from a Sub-Account at the end of its Guaranteed Period will not incur the surrender charge or the Market Value
                                   Adjustment. Also, once each contract year you may instruct us to pay you some or all of the interest credited to the contract during the prior contract year. We will not charge a surrender charge nor apply the Market Value Adjustment to these interest withdrawals. Any surrender, including an interest withdrawal, may have federal (and state) income tax consequences. In addition, withdrawals and surrenders from Contracts issued as qualified contracts under the Internal
                                   Revenue Code may not be allowed in certain circumstances. (See "Interest Withdrawals," page 8, and "Surrenders," page 9.)

HOW IS THE SURRENDER CHARGE        The surrender charge applies during the
CALCULATED?                        first seven years of each Guaranteed Period.
                                   If the Guaranteed Period is seven years or less, a surrender charge will apply for the entire Guaranteed Period. We determine the surrender charge by subtracting any amount available as an interest withdrawal from the surrender amount requested, adjusting the result by the Market Value Adjustment, and then applying the appropriate surrender charge percentage to the adjusted result.
                                   The maximum surrender charge percentage is 7%. (See "Surrender Charges," page 10.)

WHAT IS A MARKET VALUE ADJUSTMENT? The Market Value Adjustment is an amount we deduct from or add to a Sub-Account value when you request a surrender before the end of the Sub-Account's Guaranteed Period. The Market Value Adjustment formula in the Contract reflects the relationship between the Guaranteed Interest Rate associated with the Sub-Account from which the surrender is taken, and the current Guaranteed Interest Rate for a Guaranteed Period equal to the time remaining in the Guaranteed Period from which the surrender is being made. In the event a current Guaranteed Interest Rate is no longer calculated by the Company, a suitable replacement index will be used. (See "Market Value Adjustment," page 10.)

DOES THE CONTRACT PROVIDE A        If you die before the Annuity Commencement
DEATH BENEFIT?                     Date, we will pay a death benefit, less any
                                   applicable premium tax, to your beneficiary.
                                   Generally, the death benefit will be the greater of the Account Value or the Net
                                   Account Value as of the date we receive the paperwork necessary to process the death claim but there are other requirements and conditions. The Internal Revenue Service imposes restrictions on distribution of the death benefit. Only one death benefit is payable under this Contract. (See "Death
                                   Benefit," page 13.)

WHAT ANNUITY BENEFIT DOES THE      On the Annuity Commencement Date we will
CONTRACT PROVIDE?                  apply the Account Value, less applicable
                                   taxes, to the annuity option you select.
                                   Annuity options can provide periodic payments based on the life of one or two Annuitants, for a fixed amount of time, or both. As a general rule, the Annuity Commencement Date cannot extend beyond an Annuitant's 90th birthday. (See "Annuity Benefits," page 14.)

WHEN ARE PREMIUM TAXES DEDUCTED?   If your Contract is subject to a premium
                                   tax, we will deduct it, according to
                                   applicable law, from the Annuity Premiums when we receive them, upon a full or partial surrender, from the Account Value when we apply it to an annuity option, or from the death benefit before we pay it. Currently, New York does not impose premium tax. (See
                                   "Premium Tax," page 13.)

IS THE CONTRACT AVAILABLE FOR      The Contract may be issued for use with
QUALIFIED RETIREMENT PLANS?        retirement plans receiving special federal
                                   income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue
                                   Code such as pension and profit sharing
                                   plans (including H.R. 10 plans), individual retirement accounts, and individual retirement annuities. Contracts issued for use with these qualified retirement plans are referred to as Qualified Contracts and these types of plans are referred to as Qualified Plans. (See "Federal Tax Matters," page 17.)

                          DESCRIPTION OF THE CONTRACT

THE CONTRACT

     The Platinum Series Annuity Contract is a non-participating flexible-premium, deferred, group modified guaranteed annuity contract issued by Protective Life and Annuity Insurance Company. Generally, this prospectus describes certificates issued under an allocated group modified guaranteed annuity contract issued by Protective Life and Annuity to the American Foundation Group Insurance Trust. AmSouth Bank, N.A. of Birmingham, Alabama is the Contract Holder, as the Trustee of the American Foundation Group Insurance Trust. Persons who are account holders of broker-dealers that have entered into a distribution agreement to offer the Contract are eligible to be Owners of the certificates issued under the Contract. We may also offer the Contract to employers and other entities and organized groups acceptable to us. We reserve the right to accept or decline a request to issue a contract.

     The certificate we issue to an Owner summarizes the provisions of the group modified guaranteed annuity contract. THE PROVISIONS OF THE GROUP MODIFIED GUARANTEED ANNUITY CONTRACT CONTROL WHETHER OR NOT THEY ARE INCLUDED IN THE CERTIFICATE. WE WILL PROVIDE A COPY OF THE GROUP MODIFIED GUARANTEED ANNUITY CONTRACT TO AN OWNER UPON REQUEST. In this prospectus, we will refer to the group contract and a certificate issued under it as a "Contract".

     Contracts are either Qualified or Non-Qualified. Qualified Contracts are used to fund pension and retirement programs that receive favorable tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. These include H.R. 10 (Keogh) Plans, Individual Retirement Accounts or Annuities (IRAs), Tax-Sheltered Annuity Programs or Annuities (TSAs). Non-Qualified Contracts may also enjoy tax favored status. (See, "Federal Tax Matters," page 17.)


PARTIES TO THE CONTRACT

COMPANY.

     Protective Life and Annuity Insurance Company, also referred to as "Company," "Protective Life," "we," "us" and "our." Prior to March 1, 1999, Protective Life and Annuity Insurance Company was named American Foundation Life Insurance Company.


OWNER.

     The person or persons who own a group Contract certificate (sometimes called "Participants" in our contract language and literature). An Owner is entitled to exercise all rights and privileges provided in the Contract, without the consent of a group Contract Holder. Individuals as well as non-natural persons, such as corporations or trusts, may own a Contract; two persons may own a Contract together. In this prospectus, we may refer to Owners as "you" or "your." If an Annuitant is still alive, the Owner may transfer a Contract to a new Owner by making a written request to our administrative office.


BENEFICIARY.

     The person or persons who may receive the benefits of a Contract upon the death of an Owner. The surviving Owner of a jointly owned Contract is the primary Beneficiary. If there is no surviving Owner, the primary Beneficiary is the person or persons so designated by the Owner and named in our records. The contingent Beneficiary is the person or persons designated by the Owner and named in our records to be Beneficiary if no primary Beneficiary is living. In the case of some Qualified Contracts, Treasury Department Regulations may restrict who may be designated as a Beneficiary,

     If no Beneficiary designation is in effect or if no Beneficiary is living at the time of an Owner's death, the Beneficiary will be the estate of the deceased Owner. If an Owner dies on or after the Annuity Commencement Date, the Beneficiary will become the new Owner.

     Unless designated irrevocably, you may change the Beneficiary by written notice prior to any Owner's death. If a Beneficiary is designated irrevocably, that Beneficiary's written consent is required before you can change the Beneficiary designation or exercise certain other rights. Your request will be effective on the day you sign it. We will not be liable for any payments made to a former Beneficiary, however, unless we have first notified you that we have received your written request and all necessary written consents at our Administrative Office.


ANNUITANT.

     The person on whose life annuity income payments may be based. The Owner is the Annuitant unless the Owner designates another person as the Annuitant.

     You may change the Annuitant by written notice prior to the Annuity Commencement Date. You cannot use a Guaranteed Period or an Annuity Commencement Date that extends past an Annuitant's 90th birthday without our approval. If changing Annuitants, you cannot select an Annuitant whose 90th birthday comes before the end of any Guaranteed Period or the Annuity Commencement Date without our approval. If any Owner is not a natural person, the Annuitant may not be changed. (See "Annuity Benefits," page 14.)


PAYEE.

     The person or persons who, generally at the designation of the Owner, receive annuity income payments under the Contract.


ISSUING A CONTRACT

     You may purchase a Contract by completing an application and paying an Annuity Premium of at least $10,000. After we issue a Contract, you may pay additional Annuity Premiums of at least $10,000 each. Regardless of how many Annuity Premiums you pay, we will generally only issue one Contract. We have the right to decline any application or any Annuity Premium. When we sell Contracts to retirement plans or in connection with retirement plans, those retirement plans may or may not qualify for special tax treatment under the Internal Revenue Code.

     If we do not receive all of the necessary application information at our Administrative Office when we receive your Annuity Premium, we will hold your Annuity Premium while we attempt to complete the application. If the necessary application information is not complete after a reasonable time, we will inform you of the reason for the delay and we will return your Annuity Premium unless you specifically consent to our holding it until the application is complete. Once we have all of your necessary application information, we will allocate your Annuity Premium to the appropriate Guaranteed Periods.

     The date we apply your initial Annuity Premium to the appropriate Guaranteed Periods is the Effective Date for the Contract. You will begin to earn interest under the Contract as of this date. The Contract Year is based on the anniversary of your Effective Date.


RIGHT TO CANCEL

     You may cancel your Contract by returning it to us with a written cancellation request within thirty days after you receive it. You must return the Contract and cancellation request to our Administrative Office or to the sales representative who sold it to you. If you return the Contract by mail, the effective date of the return will be the postmark date on your properly addressed and postage paid envelope. Upon receiving your returned Contract and cancellation request, we will refund the Account Value adjusted by the Market Value Adjustment (except for Individual Retirement Annuities returned within seven days of issuance) and cancel the Contract, as though it had never been issued.


ANNUITY PREMIUMS

     The Annuity Premium is the premium payment you send us to purchase or add to a Contract. The Annuity Premium payments accepted by Protective Life and Annuity Insurance Company under the Contract, will be accounted for in a non-unitized separate account. The assets of this separate account equal to the reserves and other contract liabilities are not chargeable with the liabilities arising out of any other business the Company conducts.

     We will only accept Annuity Premiums paid prior to the Annuitant's 90th birthday and we have the right not to accept any Annuity Premium if we so choose. The minimum Annuity Premium is $10,000. We also have the right to limit the total Annuity Premiums we accept without prior approval. Currently, this amount is $1,000,000. You can make an Annuity Premium payment in the form a check made out to Protective Life and Annuity Insurance Company or by any other method we deem acceptable.

     You allocate Annuity Premiums, less any applicable premium tax, to one or more of the Guaranteed Periods available when you pay the Annuity Premium. You must allocate at least $10,000 to each Guaranteed Period you choose and you may not select a Guaranteed Period that extends beyond the Annuity Commencement Date.

GUARANTEED PERIODS AND SUB-ACCOUNTS

     A Guaranteed Period is the number of years we will credit the Guaranteed Interest Rate to the Sub-Account. Currently, we offer a variety of Guaranteed Periods up to 10 years, though all Guaranteed Periods may not be available in all states.


     INITIAL GUARANTEED PERIOD

     We will establish a Sub-Account for each Guaranteed Period to which you allocate an Annuity Premium. Each Sub-Account earns interest at the Guaranteed Interest Rate in effect for that Guaranteed Period from the date the Annuity Premium is credited to the Sub-Account through the end of the Guaranteed Period or until the Sub-Account is surrendered, if earlier. The value of the Contract at any time, sometimes referred to as the Account Value, is the total of the Sub-Account Values under the Contract. (See "Account Values," page 9.)


     SUBSEQUENT GUARANTEED PERIODS

     At the end of a Guaranteed Period, you may select from the following options:

   1. Surrender your ending Sub-Account value without a surrender charge or Market Value Adjustment;

   2. Instruct us to apply the ending Sub-Account value to one or more subsequent Guaranteed Periods that you select from the Guaranteed Periods we are then offering; or

   3. Do nothing and allow a subsequent Guaranteed Period automatically to begin.


     SURRENDERS AT THE END OF A GUARANTEED PERIOD

     To surrender your ending Sub-Account value, you must request the surrender in writing no later than 10 days after the end of the expiring Guaranteed Period. If you surrender your ending Sub-Account value under a Non-Qualified Contract, any surrendered amount may be subject to income taxes, and a 10% IRS penalty tax may apply if you are not yet 59 1/2 years old.


     SELECTING A SUBSEQUENT GUARANTEED PERIOD

     To apply the ending Sub-Account value to one or more subsequent Guaranteed Periods, you must give us written instructions as to the Guaranteed Periods that you select no later than 10 days after the end of the expiring Guaranteed Period. You may select a subsequent Guaranteed Period only from the Guaranteed Periods we are offering at the time you make your selection. Any subsequent Guaranteed Period may not extend past the Annuity Commencement Date for your Contract. At least $10,000 must be allocated to any subsequent Guaranteed Period.


     AUTOMATIC SUBSEQUENT GUARANTEED PERIODS

     If you do not instruct us otherwise under the first or second options described above, a subsequent Guaranteed Period automatically begins when the prior Guaranteed Period ends. Your ending Sub-Account value becomes the beginning Sub-Account value for the subsequent Guaranteed Period. The subsequent Guaranteed Period is the longest Guaranteed Period we offer that is not longer than the Guaranteed Period that just ended, and does not extend past the Annuity Commencement Date.


     GUARANTEED INTEREST RATES IN SUBSEQUENT GUARANTEED PERIODS

     Your beginning Sub-Account value for any subsequent Guaranteed Period earns interest at the rate that is in effect for the subsequent Guaranteed Period(s) on the date your subsequent Guaranteed Period(s) begins. Our Guaranteed Interest Rates for subsequent Guaranteed Periods may differ from our Guaranteed Interest Rates for initial Guaranteed Periods with the same duration.


GUARANTEED INTEREST RATES

     From time to time and at our sole discretion we set Guaranteed Interest Rates for each available Guaranteed Period. In determining these Guaranteed Interest Rates we consider the interest rates available on the types of instruments in which the Company intends to invest the proceeds attributable to the Contracts. In addition, we may also consider various other factors in determining Guaranteed Interest Rates, including regulatory and tax requirements; sales commissions and administrative expenses the Company incurs; general economic trends; and competitive factors. PROTECTIVE LIFE AND

ANNUITY INSURANCE COMPANY MAKES THE FINAL DETERMINATION AS TO GUARANTEED INTEREST RATES IT DECLARES. WE CANNOT PREDICT NOR DO WE GUARANTEE WHAT FUTURE INTEREST RATES WE WILL DECLARE.

     Annuity Premiums of $100,000 or more are currently credited with an interest rate in excess of that credited to an Annuity Premium of less than $100,000. In addition, as long as your Account Value exceeds $100,000, all additional Annuity Premiums and renewals will be credited with the increased interest rate at our discretion. A Guaranteed Interest Rate credited to a Sub-Account will reflect the daily compounding of interest and the rate will not change prior to the end of the Guaranteed Period.


COMPOUNDING OF INTEREST

     A Sub-Account will earn interest at the appropriate Guaranteed Interest Rate which will be the effective interest rate for each year of the Guaranteed Period. Interest compounds daily in the Sub-Account for the duration of the Guaranteed Period. Below is an illustration of how interest is credited during each year of a five-year Guaranteed Period. For the purposes of this example, we have made assumptions as indicated.

     PLEASE NOTE THAT THE FOLLOWING EXAMPLE ASSUMES NO SURRENDERS OR WITHDRAWALS OF ANY AMOUNT AND NO PREMIUM TAXES DUE ON ISSUANCE. A MARKET VALUE ADJUSTMENT AND SURRENDER CHARGE MAY APPLY TO ANY FULL OR PARTIAL SURRENDER YOU MAKE PRIOR TO THE END OF A GUARANTEED PERIOD (SEE "SURRENDERS," PAGE 9). THE HYPOTHETICAL INTEREST RATES ARE FOR PURPOSES OF ILLUSTRATION ONLY AND WE DO NOT INTEND THEM AS A PREDICTION OF ANY FUTURE INTEREST RATES WE MAY DECLARE UNDER THE CONTRACT. THE ACTUAL INTEREST RATES WE DECLARE FOR ANY GUARANTEED PERIOD MAY BE MORE OR LESS THAN WHAT WE HAVE USED IN THIS ILLUSTRATION.


             EXAMPLE OF COMPOUNDING AT THE GUARANTEED INTEREST RATE


  Deposit:                    $100,000
  Guaranteed Period:          5 Years
  Guaranteed Interest Rate:       5.0%



                                             YEAR 1           YEAR 2           YEAR 3           YEAR 4           YEAR 5
                                        ---------------- ---------------- ---------------- ---------------- ----------------
   Beginning of Year 1 Account Value:    $  100,000.00
    x (1 + Guaranteed Interest Rate):             1.05
    = End or Year 1 Account Value:       $  105,000.00
   Beginning of Year 2 Account Value:                     $  105,000.00
    x (1 + Guaranteed Interest Rate):                              1.05
    = End of Year 2 Account Value:                        $  110,250.00
   Beginning of Year 3 Account Value:                                      $  110,250.00
    x (1 + Guaranteed Interest Rate):                                               1.05
    = End of Year 3 Account Value:                                         $  115,762.50
   Beginning of Year 4 Account Value:                                                       $  115,762.50
    x (1 + Guaranteed Interest Rate):                                                                1.05
    = End of Year 4 Account Value:                                                          $  121,550.62
   Beginning of Year 5 Account Value:                                                                        $  121,550.62
    x (1 + Guaranteed Interest Rate):                                                                                 1.05
    = End of Year 5 Account Value:                                                                           $  127,628.16

Total Interest Credited in Guaranteed Period: $127,628.16 - $100,000 =
                                   $27,628.16
 Account Value at End of Guaranteed Period: $100,000 + $27,628.16 = $127,628.16


INTEREST WITHDRAWALS

     Once each Contract year, you may instruct us to send you all or a portion of the interest credited to your Sub-Accounts during the prior Contract year. Your instructions must be in writing. Interest withdrawals remove money from your Sub-Account that would otherwise have been compounding even more interest on a daily basis. Because of this interruption of interest compounding, the more interest you withdraw, the less interest your Sub-Account will generate over time. Larger withdrawals reduce the compounding of interest more than smaller withdrawals; frequent withdrawals hinder the compounding process more than infrequent withdrawals; and earlier withdrawals reduce your interest more than later withdrawals would.

     We will not impose a surrender charge or Market Value Adjustment on interest withdrawals but interest withdrawals may be subject to federal and state income tax. In addition, interest withdrawals from Contracts issued as Tax-Sheltered Annuities are prohibited in certain circumstances. (See "Federal Tax Matters," page 17.)


ACCOUNT VALUES

     The value of a Sub-Account at any time is equal to the amounts that were allocated to that Sub-Account, plus any interest credited to it, minus any interest withdrawals and surrenders (including any surrender charges, Market Value Adjustment and premium taxes). The sum of the Sub-Account values in your Contract is called the Account Value and represents the total value of your Contract.

     The Net Sub-Account Value is equal to the Sub-Account value modified by any Market Value Adjustment, minus surrender charges, and premium taxes that would apply in the case of a full surrender of the Sub-Account. The Net Account Value, which is the sum of all the Net Sub-Account values under your Contract, is the amount you would be entitled to receive if you made a full surrender of your Contract. For this reason, the Net Account Value is sometimes called the "Surrender Value" of a Contract.


                                  SURRENDERS


SURRENDERS

     SURRENDERS AND PARTIAL SURRENDERS

     You may surrender your entire Contract at any time. You may surrender part of the Contract if the value of each remaining Sub-Account is at least $10,000 after the surrender.

     Your surrender request must be in writing and, if you request a partial surrender, you must specify the Sub-Accounts from which the partial surrender will be taken. If you have more than one Sub-Account with the same Guaranteed Period, you must take the partial surrender from the Sub-Account with the shortest time remaining until maturity.

     Partial and full surrenders from Contracts issued as Tax-Sheltered Annuities are prohibited in certain circumstances. (See "Federal Tax Matters," page 17.)


     TAXES MAY APPLY

     Amounts surrendered may be subject to federal and state income taxes. THE TAXABLE AMOUNT OF A SURRENDER MAY, UNDER CERTAIN CIRCUMSTANCES, BE SUBJECT TO A 10% FEDERAL TAX PENALTY. In the case of Qualified Contracts, federal tax law imposes restrictions on the form and manner in which benefits may be paid. For example, surrenders from Qualified Contracts may require your spouse's consent even if your spouse is not an Owner. (See "Federal Tax Matters," page 18.) Premium taxes may also apply. (See "Premium Tax," page 13.) You should consult your tax advisor about the effect a surrender from the Contract may have on your taxes.


     DELAY OF PAYMENTS

     We may delay payment of a surrender for up to six months from the date we receive your written request, or for the period permitted by state insurance law, if less.

SURRENDER VALUE

     The surrender value is the amount available to you upon a surrender or partial surrender. The surrender value is calculated as of the date we receive your surrender request using the following formula:

                 Surrender Value = A - S - M - P, where

                  A = the amount of the surrender or partial surrender you request;
                  S = the amount of the surrender charge;
                  M = the amount of the Market Value Adjustment;
                  P = the amount of any applicable premium tax.


SURRENDER CHARGES

     Surrenders and partial surrenders may be subject to a surrender charge. Generally, we will assess a surrender charge if you take a surrender during the first seven years of any Guaranteed Period. We calculate the surrender charge separately for each Sub-Account. We determine the amount of the surrender charge for each Sub-Account by subtracting any amount available as an interest withdrawal from the surrender amount requested, adjusting the result by the Market Value Adjustment, and then applying the appropriate surrender charge percentage, indicated in the tables below, to the adjusted result.


           SURRENDER CHARGE PERCENTAGE FOR INITIAL GUARANTEED PERIODS



                     PREMIUM YEAR DURING WHICH SURRENDER IS TAKEN
GUARANTEED     ---------------------------------------------------------
 PERIOD          1     2     3     4     5     6     7     8     9    10
-------------- ----  ----  ----  ----  ----  ----  ----  ----  ----  ---
1 ............ 1%
2 ............ 2%    1%
3 ............ 3%    2%    1%
4 ............ 4%    3%    2%    1%
5 ............ 5%    4%    3%    2%    1%
6 ............ 6%    5%    4%    3%    2%    1%
7-10 ......... 7%    6%    5%    4%    3%    2%    1%    0%    0%    0%

         SURRENDER CHARGE PERCENTAGE FOR SUBSEQUENT GUARANTEED PERIODS



                     PREMIUM YEAR DURING WHICH SURRENDER IS TAKEN
GUARANTEED     ---------------------------------------------------------
 PERIOD          1     2     3     4     5     6     7     8     9    10
-------------- ----  ----  ----  ----  ----  ----  ----  ----  ----  ---
1 ............ 1%
2 ............ 2%    1%
3 ............ 3%    2%    1%
4 ............ 4%    3%    2%    1%
5 ............ 5%    4%    3%    2%    1%
6 ............ 5%    5%    4%    3%    2%    1%
7-10 ......... 5%    5%    5%    4%    3%    2%    1%    0%    0%    0%

We do not apply surrender charge:

   o after the first seven years of any initial Guaranteed Period;

   o to interest withdrawals;

   o to surrenders at the end of a Guaranteed Period, if we receive written request within 10 days after the end of the Guaranteed Period.

THE MARKET VALUE ADJUSTMENT

     We will apply a Market Value Adjustment if you request a full or partial surrender before the end of a Sub-Account's Guaranteed Period. The Market Value Adjustment reflects the general relationship between interest rates available when a Sub-Account was established and the interest rates available at the time of the surrender from that Sub-Account.

     The Market Value Adjustment formula contains a 0.25% set percentage factor that compensates the company for certain expenses and losses that we may incur, either directly or indirectly, as a result of the surrender. Another factor in the formula decreases the effect of the Market Value Adjustment as the Sub-Account matures by taking into consideration the number of months remaining in the Guaranteed Period from which the surrender is taken.

     Like the Surrender Charge, the Market Value Adjustment is calculated separately for each Sub-Account. We determine the amount of the Market Value Adjustment for each Sub-Account by subtracting any amount available as an interest withdrawal from the surrender amount requested, and then multiplying the result by the Market Value Adjustment percentage derived from the formula below:

            Market Value Adjustment Percentage = (C - I + 0.25%) x (N/12), where

            C = the Guaranteed Interest Rate currently in effect for a Guaranteed Period equal to the time remaining in the Guaranteed Period from which the surrender is being made. Linear interpolation will be used to determine C when the time remaining is not an integral number of whole years. When the time remaining is less than one year, C will be the current one year rate;

            I = the Guaranteed Interest Rate initially established for the Guaranteed Period from which the surrender is being made;

            N = the number of months remaining in the Guaranteed Period from which the surrender is being made.

     We will determine the Guaranteed Interest Rate in C based on the same factors used in determining the Guaranteed Interest Rate in I, including whether the original Guaranteed Period was an initial Guaranteed Period or a subsequent Guaranteed Period, and whether or not I included excess rate. In the event that we no longer calculate a current Guaranteed Intrerest Rate, we will use a suitable replacement index.

     The Market Value Adjustment may increase or decrease the Surrender Value. If, at the time of the surrender, the interest rate determined for C is more than 0.25% lower than the interest rate determined for I, the Market Value Adjustment will increase the Surrender Value. Otherwise, the Market Value Adjustment will decrease the Surrender Value.

     We will include the Market Value Adjustment in the amount we deduct from the Sub-Account to satisfy your surrender request. The total Market Value Adjustment for your surrender is the sum of the Market Value Adjustments for each Sub-Account from which the surrender is taken.

     We do not apply the Market Value Adjustment to an interest withdrawal. When calculating the Market Value Adjustment, we consider any amount available as an interest withdrawal to be surrendered before amounts to which the Market Value Adjustment applies. If we receive your written surrender request no later than ten days after the end of a Sub-Account's Guaranteed Period, we do not apply the Market Value Adjustment to surrenders from that Sub-Account.

     PLEASE NOTE THAT THE FOLLOWING EXAMPLE ASSUMES NO INTEREST WITHDRAWALS, NO PREMIUM TAXES DUE ON ISSUANCE, AND NO SURRENDERS OTHER THAN THOSE SHOWN IN THE EXAMPLE. THE HYPOTHETICAL INTEREST RATES ARE FOR PURPOSES OF ILLUSTRATION ONLY AND WE DO NOT INTEND THEM AS A PREDICTION OF ANY FUTURE INTEREST RATES WE MAY DECLARE UNDER THE CONTRACT. THE ACTUAL INTEREST RATES WE DECLARE FOR ANY GUARANTEED PERIOD MAY BE MORE OR LESS THAN WHAT WE HAVE USED IN THIS ILLUSTRATION.

             MARKET VALUE ADJUSTMENT AND SURRENDER CHARGE EXAMPLES
                   FULL SURRENDER AFTER COMPLETION OF YEAR 3




GUARANTEED PERIOD (YEARS):                   3               5               7             TOTAL
------------------------------------- --------------- --------------- --------------- ---------------
Initial --
Annuity Deposit:                       $ 10,000.00     $ 10,000.00     $ 10,000.00      $ 30,000.00
Guaranteed Interest Rate:                     5.00%           5.20%           5.40%
Year 1 --
Beginning of Year Account Value:       $ 10,000.00     $ 10,000.00     $ 10,000.00      $ 30,000.00
 x (1 + Guaranteed Interest Rate):            1.050           1.052           1.054
 = End of Year Account Value:          $ 10,500.00     $ 10,520.00     $ 10,540.00      $ 31,560.00
 - Beginning of Year Account Value:    $ 10,000.00     $ 10,000.00     $ 10,000.00      $ 30,000.00
 = Interest Earned during Year:        $    500.00     $    520.00     $    540.00      $  1,560.00

GUARANTEED PERIOD (YEARS):                                       3               5               7             TOTAL
--------------------------------------------------------- --------------- --------------- --------------- ---------------
Year 2 --
Beginning of Year Account Value:                           $ 10,500.00     $ 10,520.00     $ 10,540.00      $ 31,560.00
 x (1 + Guaranteed Interest Rate):                               1.050           1.052           1.054
 = End of Year Account Value:                              $ 11,025.00     $ 11,067.04     $ 11,109.16      $ 33,201.20
Beginning of Year Account Value:                           $ 10,500.00     $ 10,520.00     $ 10,540.00      $ 31,560.00
 = Interest Earned during Year:                            $    525.00     $    547.04     $    569.16      $  1,641.20
Year 3 --
Beginning of Year Account Value:                           $ 11,025.00     $ 11,067.04     $ 11,109.16      $ 33,201.20
 x (1 + Guaranteed Interest Rate):                               1.050           1.052           1.054
 = End of Year Account Value:                              $ 11,576.25     $ 11,642.53     $ 11,709.05      $ 34,927.83
 - Beginning of Year Account Value:                        $ 11,025.00     $ 11,067.04     $ 11,109.16      $ 33,201.20
 = Interest Earned during Year:                            $    551.25     $    575.49     $    599.89      $  1,726.63
After Completion of Year 3 --
Account Value:                                             $ 11,576.25     $ 11,642.53     $ 11,709.05      $ 34,927.83
 - Prior Year's Interest:                                  $    551.25     $    575.49     $    599.89      $  1,726.63
 = Amount Subject to Market Value Adjustment:              $ 11,025.00     $ 11,067.04     $ 11,109.16      $ 33,201.20
Number of Months Remaining in the Guaranteed Period:                 0              24              48
EXAMPLE #1 -- INCREASING INTEREST RATE ENVIRONMENT
Current Remaining Interest Rate:                                  5.50%           5.70%           5.90%
 - Initial Guaranteed Interest Rate:                              5.00%           5.20%           5.40%
 + 0.25%:                                                         0.25%           0.25%           0.25%
 x Number Months Remaining / 12:                                  0.00            2.00            4.00
 = Market Value Adjustment Percentage:                            0.00%           1.50%           3.00%
 x Subjected Amount:                                       $ 11,025.00     $ 11,067.04     $ 11,109.16      $ 33,201.20
 = Market Value Adjustment:                                $      0.00     $    166.01     $    333.27      $    499.28
Account Value:                                             $ 11,576.25     $ 11,642.53     $ 11,709.05      $ 34,927.83
 -Market Value Adjustment:                                 $      0.00     $    166.01     $    333.27      $    499.28
 = Adjusted Account Value:                                 $ 11,576.25     $ 11,476.52     $ 11,375.76      $ 34,428.55
 - Prior Year's Interest:                                  $    551.25     $    575.49     $    599.89      $  1,726.63
 = Amount Subject to Surrender Charge:                     $ 11,025.00     $ 10,901.03     $ 10,775.89      $ 32,701.92
 x Surrender Charge Percentage:                                   0.00%           2.00%           4.00%
 = Surrender Charge:                                       $      0.00     $    218.02     $    431.04      $    649.06
Account Value:                                             $ 11,576.25     $ 11,642.53     $ 11,709.05      $ 34,927.83
 - Market Value Adjustment:                                $      0.00     $    166.01     $    333.27      $    499.28
 = Surrender Charge:                                       $      0.00     $    218.02     $    431.04      $    649.06
 = Surrender Value:                                        $ 11,576.25     $ 11,258.50     $ 10,944.74      $ 33,779.49
EXAMPLE #2 -- DECREASING INTEREST RATE ENVIRONMENT
Current Remaining Interest Rate:                                  4.50%           4.70%           4.90%
 - Initial Interest Rate:                                         5.00%           5.20%           5.40%
 + 0.25%:                                                         0.25%           0.25%           0.25%
 x Number Months Remaining / 12:                                  0.00            2.00            4.00
 = Market Value Adjustment Percentage:                            0.00%          -0.50%          -1.00%
 x Subjected Amount:                                       $ 11,025.00     $ 11,067.04     $ 11,109.16     $  33,201.20
 =  Market Value Adjustment:                               $      0.00     $    (55.34)    $   (111.09)    $    (166.43)
Account Value:                                             $ 11,576.25     $ 11,642.53     $ 11,709.05     $  34,927.83
 - Market Value Adjustment:                                $      0.00     $    (55.34)    $   (111.09)    $    (166.43)
 = Adjusted Account Value:                                 $ 11,576.25     $ 11,697.86     $ 11,820.15     $  35,094.26
 - Prior Year's Interest:                                  $    551.25     $    575.49     $    599.89     $   1,726.63
 - Amount Subject to Surrender Charge:                     $ 11,025.00     $ 11,122.38     $ 11,220.25     $  33,367.63
 x Surrender Charge Percentage:                                   0.00%           2.00%           4.00%
 =  Surrender Charge:                                      $      0.00     $    222.45     $    448.81     $     671.26
Account Value:                                             $ 11,576.25     $ 11,642.53     $ 11,709.05     $  34,927.83
 - Market Value Adjustment:                                $      0.00     $    (55.34)    $   (111.09)    $    (166.43)
 - Surrender Charge:                                       $      0.00     $    222.45     $    448.81     $     671.26
 = Surrender Value:                                        $ 11,576.25     $ 11,475.41     $ 11,371.34     $  34,423.00

PREMIUM TAX

     Premium tax (including related retaliatory taxes and fees, if any) will be deducted when applicable. If your Contract is subject to a premium tax, we will deduct it according to applicable law from either your Annuity Premiums when received, upon a full or partial surrender, from the amount applied to an annuity option, or from the death benefit. The current rate of premium tax ranges up to 3.50%. Currently, New York does not impose premium tax.


                                 DEATH BENEFIT

DEATH OF AN ANNUITANT

     If an Annuitant who is not an Owner dies before the Annuity Commencement Date, the first Owner named on the application will become the new Annuitant unless the Owner had designated otherwise. If any Owner is not a natural person the death of the Annuitant or a change in the Annuitant will be treated as the death of an Owner.


DEATH OF AN OWNER

     If any Owner dies while the Contract is in force prior to the Annuity Commencement Date, we will pay a death benefit to the Beneficiary. If there are joint Owner's to a Contract and one dies prior to the Annuity Commencement Date, the surviving Owner will be the Beneficiary; if none of the joint Owners survives prior to the Annuity Commencement Date, we will pay the death benefit to the Beneficiary named by the Owner. If there is no Beneficiary living or named, we will pay the death benefit to the estate of the deceased Owner.


DETERMINING THE DEATH BENEFIT

     We will determine the death benefit as of the date we receive due proof of an Owner's death. If we receive a claim for the death benefit in good order and within 12 months of the date of the Owner's death, the death benefit will be the greater of the Net Account Value or the Account Value less applicable premium tax. If we receive the claim 12 months or more after the date of death, the death benefit will be the Net Account Value. If any Owner is not a natural person, upon the change of the Annuitant the death benefit will be the Net Account Value.


PAYING THE DEATH BENEFIT

     Only one death benefit is payable under a Contract, even though the Contract may, under some circumstances, continue beyond the time of an Owner's death.

     The death benefit may be taken in one lump sum immediately, in which event the Contract will terminate. If the death benefit is not taken immediately as a lump sum, the entire interest in the Contract must be distributed under one of the following options:

      (1) the entire interest must be distributed over the life of the Beneficiary, or over a period not extending beyond the life expectancy of the Beneficiary, with distributions beginning within one year of the Owner's death; or

      (2) the entire interest must be distributed within five years of the Owner's death.

     If the Beneficiary is the deceased Owner's spouse, the surviving spouse may choose, in lieu of taking the death benefit, to continue the Contract and become the new Owner. The surviving spouse may then select a new Beneficiary. Upon the surviving spouse's death, the death benefit will become payable to the new Beneficiary and must then be distributed to the new Beneficiary in one sum immediately or according to option 1 or 2, described above.

     If there is more than one Beneficiary, these provisions apply to each Beneficiary individually.

     The death benefit provisions of this Contract shall be interpreted to comply with the requirements of ss.72(s) of the Internal Revenue Code. We reserve the right to endorse this Contract, as necessary, to conform to regulatory requirements. We will send you a copy of any endorsement containing such Contract modifications.

                               ANNUITY BENEFITS

ANNUITY COMMENCEMENT DATE

     You may select an Annuity Commencement Date when you purchase a Contract. The Annuity Commencement Date may not be earlier than the end of any Guaranteed Period nor later than the Annuitant's 90th birthday. If you do not select one, the Annuity Commencement Date will be the end of the Contract year immediately before the Annuitant's 90th birthday.

     You may change the Annuity Commencement Date, subject to some general restrictions:

     o You must request the change in writing.

     o We must receive the written request at least 30 days before the new Annuity Commencement Date you requested.

     o The new Annuity Commencement Date may not come before the end of any existing Guaranteed Period.

     o Unless we agree prior to the change, the new Annuity Commencement Date may not be later than the Annuitant's 90th birthday.

     Once our Administrative Office notifies you that we have received and approved your written request for changing the Annuity Commencement Date, the change will be made effective as of the date you signed the request.

     Annuity Commencement Dates which occur after the Annuitant's 90th birthday may have adverse income tax consequences so you should consult your tax advisor before requesting an Annuity Commencement Date at these advanced ages. You may be required to begin distributions from Qualified Contracts before the Annuity Commencement Date. (See "Federal Tax Matters," page 17.)


ANNUITY OPTIONS

     On the Annuity Commencement Date we will apply part or all of your Account Value to the annuity option you have selected. If you have not selected an annuity option, we will apply your Account Value to Option 3 -- Life Income with Payments for a 10 Year Certain Period. You may select from the following annuity options. For qualified Contracts, additional annuity options may apply with certain restrictions.

     o OPTION 1 -- PAYMENT FOR A FIXED PERIOD.

       We will make equal payments for any period not less than five years nor more than 30 years. The amount of each payment depends upon the total amount applied, the period selected and the interest rate we are using when the annuity payments are determined.

     o OPTION 2 -- PAYMENTS FOR LIFE.

       We will make equal payments based on the life of the named Annuitant or Annuitants. PAYMENTS STOP WHEN THE LAST ANNUITANT DIES, NO MATTER HOW FEW OR HOW MANY PAYMENTS HAVE BEEN MADE.

     o OPTION 3 -- LIFE INCOME WITH PAYMENTS FOR A 10 YEAR CERTAIN PERIOD.

       We will make equal payments based on the life of the named Annuitant or Annuitants. Payments will continue for the lifetime of the Annuitant or Annuitants with payments guaranteed for 10 years. Payments stop at the end of the certain period or when the last Annuitant dies, whichever is later.


     Other annuity options may be available on your Annuity Commencement Date.


ANNUITY PAYMENTS

     We will use the Annuitant's age on the Annuity Commencement Date to determine the amount of the payments under the Annuity Option you select.We calculate the amount of each annuity payment using the Annuity Tables published in the Contract. Those tables are based on the 1983 Individual Annuitant Mortality Table A projected 14 years with interest credited at 3% per annum. One year will be deducted from the attained age of the Annuitant for every three completed years beyond the year 1997. If, at the time you select an annuity option, we offer more favorable options or rates, the higher benefits will apply.

     Generally, we will make the first annuity payment one month after the Annuity Commencement Date. We will make subsequent payments according to the payment mode you select. We reserve the right to pay the Net Account Value in a lump sum if it is less than $5,000, and to change the frequency of your annuity payments if at any time the annuity payment is less than our current minimum payment amount.

     As a condition for making the first annuity payment, we may require proof of the Annuitant's age and gender. As a condition for continuing to make annuity payments, we may at any time require proof that an Annuitant is still living. You cannot surrender this Contract after annuity payments begin.


DEATH OF THE OWNER OR ANNUITANT AFTER THE ANNUITY COMMENCEMENT DATE

     If any Owner or Annuitant dies on or after the Annuity Commencement Date and before all the annuity payments have been made, we will distribute any remaining payments at least as rapidly as under the annuity option in effect on the date of death. After the death of an Annuitant, we will make any remaining payments to the Beneficiary unless you specified otherwise before the Annuitant died.


         INVESTMENTS BY PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY

     Protective Life's investment philosophy is to maintain a portfolio that is matched to its liabilities with respect to yield, risk, and cash flow characteristics. The types of assets in which Protective Life may invest are governed by state laws which prescribe permissible investment assets. Within the parameters of these laws, Protective Life invests its assets giving consideration to such factors as liquidity needs, investment quality, investment return, matching of assets and liabilities, and the composition of the investment portfolio by asset type and credit exposure. Because liquidity is important, the Company continually balances maturity against yield and quality considerations in selecting new investments.

     In establishing Guaranteed Interest Rates, the Company takes into account the yields available on the instruments in which it intends to invest the proceeds from the Contracts. (See "Determination of Guaranteed Interest Rates" on page 7.) Protective Life's investment strategy with respect to the proceeds attributable to the Contracts will be to invest in investment-grade debt instruments having durations tending to match the applicable Guaranteed Periods. It is also anticipated that some portion of the portfolio will be invested in commercial mortgages. Protective Life may also invest in lower than investment-grade debt instruments.

     Investment-grade debt instruments in which Protective Life intends to invest the proceeds from the Contracts include:

      Securities issued by the United States Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the United States Government.

      Mortgaged-backed and corporate debt securities which have an investment grade, at the time of purchase, within the four highest-grades assigned by Moody's Investors Service, Inc. (Aaa, Aa, A, Baa), Standard & Poor's Corporation ("S&P") (AAA, AA, A, or BBB) or any other nationally recognized rating service. Protective Life considers bonds rated Baa or higher by Moody's or BBB or higher by S&P to be investment grade.

      Debt obligations which have a Moody's or Standard & Poor's rating below investment-grade may comprise a portion of the portfolio. Risks associated with investments in less than investment-grade debt obligations may be significantly higher than risks associated with investments in debt securities rated investment-grade. Risk of loss upon default by the borrower is significantly greater with respect to such debt obligations than with other debt securities because these obligations may be unsecured or subordinated to other creditors. Additionally, there is often a thinly traded market for such securities and current market quotations are frequently not available for some of these securities. Issuers of less than investment-grade debt obligations usually have higher levels of indebtedness and are more sensitive to adverse economic conditions, such as recession or increasing interest rates, than investment-grade issuers. Protective Life carefully selects, and closely monitors, such investments.

      Fixed maturity securities rated BBB may have speculative characteristics and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity of the issuer to make principal and interest payments than is the case with higher rated fixed maturity securities. Protective Life carefully selects, and closely moitors, such investments.

      Annuity Premium payments accepted by the Company under the Contracts will be allocated to and accounted for in a non-unitized separate account. The assets of this separate account equal to the reserves and other contract liabilities are not chargeable with the liabilities arising out of any other business the Company conducts. THE SEPARATE ACCOUNT IS A POOL OF ASSETS THAT PROVIDES AN ADDITIONAL MEASURE OF ASSURANCE THAT OWNERS WILL RECEIVE FULL PAYMENT. IT IS NOT AN INVESTMENT VEHICLE IN WHOSE PERFORMANCE OWNERS WILL HAVE ANY INTEREST. The federal government or its instrumentalities does not guarantee the Contracts. Protective Life backs the guarantees associated with the Contracts.

      While the foregoing generally describes our investment strategy with respect to the proceeds attributable to the Contracts, we are not obligated to invest the proceeds attributable to the Contracts according to any particular strategy, except as may be required by the insurance laws of Alabama and other states in which we operate.


                           OTHER CONTRACT PROVISIONS

NON-PARTICIPATING

     The Contract does not share in our surplus or profits and does not pay dividends.


NOTICE

     All instructions and requests to change or assign a Contract must be in a written form acceptable to us and signed by the Owner. The instruction, change or assignment will relate back to and take effect on the date it was signed, but we will not be responsible for following any instruction or making any change or assignment before we receive it and acknowledge it through our Administrative Office. Send correspondence to: Investment Products Services, P.
O. Box 10648, Birmingham, Alabama 35202-0648.


REPORTS

     At least once each year, we will send you a report showing the current Account Value, Sub-Account value, and any other information required by law.


TRANSACTIONS AND MODIFICATION OF THE CONTRACT

     Currently, you must make any request for a change or transaction under your Contract in writing and on a form acceptable to Protective Life. Changes and transactions under your Contract include actions such as: paying additional Annuity Premiums; requesting surrenders or interest withdrawals; changing the Annuity Commencement Date; annuity option, or Annuitant; or making a death benefit claim. No one is authorized to modify or waive any term or provision of the Contract unless we agree and unless it is signed by our President, Vice-President or Secretary. We reserve the right to change or modify the provisions of the Contract to conform to any applicable laws, rules or regulations issued by a government agency, or to assure the Contract continues to qualify as an annuity under the Internal Revenue Code. We will send you a copy of any endorsement that modifies your Contract and will obtain all necessary approvals including, where required, that of the Owner.


ASSIGNMENT OF A CONTRACT

     You have the right to assign a Contract if it is permitted by applicable law. Generally, you do not have the right to assign a Qualified Contract. We do not assume responsibility for any assignment. Any claim made under an assignment is subject to proof of the nature and extent of the assignee's interest before we make a payment. Assignments have federal income tax consequences. An assignment may result in the Owner recognizing taxable income. (See, "Federal Tax Matters," page 17.)


FACILITY OF PAYMENT

     If the Annuitant or Beneficiary is incapable of giving a valid receipt for any payment, we may make payment to whomever has legally assumed his or her care and principal support. Any such payment shall fully discharge us to the extent of that payment.


PROTECTION OF PROCEEDS

     To the extent permitted by law, no benefits payable under a Contract will be subject to the claims of creditors of any payee.

ERROR IN AGE OR GENDER

     When a Contract benefit depends upon any person's age or gender, we may require proof of such. We may suspend the benefit until we receive that proof. When we receive satisfactory proof, we will make any payments that were due during the period of suspension. Where the use of unisex mortality rates is required, we will not determine or adjust benefits based on gender.

     If, after we receive proof of age and gender (where applicable), we determine that the information you furnished to us was not correct, we will adjust the benefits under your Contract to that which would have been due based upon the correct information. If we underpaid a benefit because of the error, we will make up the underpayment in a lump sum. If the error resulted in an overpayment, we will deduct the amount of the overpayment from any current or future payment due under the Contract. We will deduct up to the full amount of any current or future payment until the overpayment has been fully repaid. Underpayments and overpayments will bear interest at an annual effective rate of 3%.


                         DISTRIBUTION OF THE CONTRACTS

     Investment Distributors, Inc., ("IDI") is the principal underwriter for the Contracts and has agreed to use its best efforts to distribute them. IDI is registered with the Securities and Exchange Commission as a broker-dealer under the Securities Exchange Act of 1934. It is a member of the National Association of Securities Dealers ("NASD"). IDI is a wholly owned subsidiary of Protective Life Corporation.

     IDI enters into distribution agreements with other broker-dealers registered under the Securities Exchange Act of 1934. These broker-dealers offer the Contracts to individuals and groups who have established accounts with them. IDI may also offer the Contracts to members of certain other eligible groups or other eligible individuals.

     Unless forbidden by law, we pay a commission on each Annuity Premium and on the Sub-Account Value transferred to a subsequent Guaranteed Period. The maximum commission we will pay is 7%.


                              FEDERAL TAX MATTERS

INTRODUCTION

     The following discussion of the federal income tax treatment of the Contracts is not exhaustive, does not purport to cover all situations, and is not intended as tax advice. The federal income tax treatment of the Contracts is unclear in certain circumstances, and a qualified tax adviser should always be consulted with regard to the application of law to individual circumstances. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, and interpretations existing on the date of this Prospectus. These authorities, however, are subject to change by Congress, the Treasury Department, and judicial decisions.

     This discussion does not address state or local tax consequences associated with the purchase of the Contracts. In addition, THE COMPANY MAKES NO GUARANTEE REGARDING ANY TAX TREATMENT -- FEDERAL, STATE OR LOCAL -- OF ANY CONTRACT OR OF ANY TRANSACTION INVOLVING A CONTRACT.


THE COMPANY'S TAX STATUS

     The Company is taxed as a life insurance company under Subchapter L of the Code. The assets underlying the Contracts will be owned by the Company, and the income derived from such assets will be includible in the Company's income for federal income tax purposes.


TAXATION OF ANNUITIES IN GENERAL

TAX DEFERRAL DURING ACCUMULATION PERIOD

     Under existing provisions of the Code (and except as described below), the Contracts should be treated as annuities and any increase in an Owner's Account Value is generally not taxable to the Owner or Annuitant until received, either in the form of Annuity payments as contemplated by the Contracts, or in some other form of distribution.

     As a general rule, Contracts held by "non-natural persons" such as a corporation, trust or other similar entity, as opposed to a natural person, are not treated as annuities for federal tax purposes. The income on such Contracts (as defined in the tax law) is taxed as ordinary income that is received or accrued by the Owner during the taxable year. There are several exceptions to this general rule for Contracts held by non-natural persons. First, Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the Contract as an agent for a natural person. However, this special exception will not apply in the case of any employer who is the nominal owner of a Contract under a non-qualified deferred compensation arrangement for its employees.

     In addition, exceptions to the general rule for non-natural Contract owners will apply with respect to (1) Contracts acquired by an estate of a decedent by reason of the death of the decedent, (2) Contracts issued in connection with certain Qualified Plans, (3) Contracts purchased by employers upon the termination of certain Qualified Plans, (4) certain Contracts used in connection with structured settlement agreements, and (5) Contracts purchased with a single premium when the annuity starting date is no later than a year from purchase of the Contract and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

     If the Contract's Annuity Commencement Date occurs (or is scheduled to occur) at a time when the Annuitant has reached an advanced age, E.G., past age 85, it is possible that the Contract would not be treated as an annuity for federal income tax purposes. In that event, the Owner would be taxable currently on the annual increase in the Account Value.

     The remainder of this discussion assumes that the Contract will constitute an annuity for federal tax purposes.

TAXATION OF INTEREST WITHDRAWALS AND PARTIAL AND FULL WITHDRAWALS

     In the case of an interest withdrawal or partial surrender, amounts received generally are includable in income to the extent the Owner's Account Value before the withdrawal or partial surrender exceeds his or her "investment in the contract." In the case of a full surrender, amounts received are includable in income to the extent they exceed the "investment in the contract." For these purposes the investment in the contract at any time equals the premiums paid under the Contract (to the extent such premium payments were neither deductible when made nor excludable from income as, for example, in the case of certain employer contributions to Qualified Contracts) less any amounts previously received from the Contract which were not included in income.

     Other than in the case of Qualified Contracts (which generally cannot be assigned or pledged), any assignment or pledge (or agreement to assign or pledge) any portion of the Account Value is treated as a withdrawal of such amount or portion. The investment in the contract is increased by the amount includable as income with respect to such assignment or pledge, though it is not affected by any other aspect of the assignment or pledge (including its release). If an Owner transfers a Contract without adequate consideration to a person other than the Owner's spouse (or to a former spouse incident to divorce), the Owner will be taxed on the difference between the Account Value and the investment in the contract at the time of transfer. In such case, the transferee's investment in the contract will be increased to reflect the increase in the transferor's income.

     There is some uncertainty regarding the treatment of the Market Value Adjustment for purposes of determining the amount includable in income as a result of any interest withdrawal, partial surrender, or transfer without adequate consideration. Congress has given the Internal Revenue Service ("IRS") regulatory authority to address this uncertainty. However, as of the date of this Prospectus, the IRS has not issued any regulations addressing these determinations.

TAXATION OF ANNUITY PAYMENTS

     Normally, the portion of each Annuity payment taxable as ordinary income is equal to the excess of the payment over the exclusion amount. The exclusion amount is the amount determined by multiplying (1) the payment by (2) the ratio of the investment in the contract, adjusted for any period certain or refund feature, to the total expected value of Annuity payments for the term of the Contract (determined under Treasury Department regulations).

     Once the total amount of the investment in the contract is excluded using this ratio, Annuity payments will be fully taxable. If Annuity payments cease because of the death of the Annuitant and before the total amount of the investment in the contract is recovered, the unrecovered amount generally will be allowed as a deduction to the Annuitant in his last taxable year.

     There may be special income tax issues present in situations where the Owner and the Annuitant are not the same person and are not married to one another. A tax advisor should be consulted in those situations.

                      EXAMPLE OF DETERMINATION OF EXCLUDABLE AMOUNT


 Assumptions:
  Cost basis (investment) in contract:     $70,000
  Annuity option selected:                 10 year certain period
  Payment frequency:                       monthly, with the initial payment made immediately upon annuitization
  Hypothetical payment:                    $ 1,000
 Calculations:
  Total payments =                         Hypothetical payment multiplied by the number of payments to be made:
                                           $1,000 x 120 = $120,000
  Exclusion ratio =                        Cost basis divided by the total payments:
                                           $70,000 / $120,000 = 58.33%
  Excludable amount =                      Exclusion ratio multiplied by the hypothetical payment:
                                           58.33% x $1,000 = $583.33

TAXATION OF DEATH BENEFIT PROCEEDS

     Prior to the Annuity Commencement Date, amounts may be distributed from a Contract because of the death of an Owner or, in certain circumstances, the death of the Annuitant. Such death benefit proceeds are includible in income as follows: (1) if distributed in a lump sum, they are taxed in the same manner as a full surrender, as described above, or (2) if distributed under an Annuity Option, they are taxed in the same manner as Annuity payments, as described above. After the Annuity Commencement Date, where a guaranteed period exists under an Annuity Option and the Annuitant dies before the end of that period, payments made to the Beneficiary for the remainder of that period are includible in income as follows: (1) if received in a lump sum, they are includible in income to the extent that they exceed the unrecovered investment in the Contract, at that time, or (2) if distributed in accordance with the existing Annuity Option selected, they are fully excludable from income until the remaining investment in the Contract is deemed to be recovered, and all Annuity payments thereafter are fully includible in income.

     Proceeds payable on death may be subject to federal income tax withholding requirements. (See "Federal Income Tax Withholding", page 22.) In addition, in the case of such proceeds from certain Qualified Contracts, mandatory withholding requirements may apply, unless a "direct rollover" of such proceeds is made. (See "Direct Rollover Rules", page 21.)

PENALTY TAX ON PREMATURE DISTRIBUTIONS

     Where a Contract has not been issued in connection with a Qualified Plan, there generally is a 10% penalty tax on the taxable amount of any payment from the Contract unless the payment is: (a) received on or after the Owner reaches age 59 1/2; (b) attributable to the Owner becoming disabled (as defined in the tax law); (c) made on or after the death of the Owner, or, if an Owner is not an individual, on or after the death of the Primary Annuitant (as defined in the tax law); (d) made as a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the Owner or the joint lives (or joint life expectancies) of the Owner and a designated beneficiary (as defined in the tax law); or (e) made under a Contract purchased with a single premium when the Annuity Commencement Date is no later than a year from purchase of the Contract and substantially equal periodic payments are made, not less frequently than annually, during the Annuity period. (Similar rules, described below, generally apply in the case of Qualified Contracts issued.)

AGGREGATION OF CONTRACTS

     In certain circumstances, the IRS may determine the amount of an Annuity payment or a withdrawal or surrender from a Contract that is includable in income by combining some or all of the annuity contracts owned by an individual which are not issued in connection with a Qualified Plan. For example, if a person purchases a Contract offered by this Prospectus and also purchases at approximately the same time an immediate annuity, the IRS may treat the two contracts as one contract. In addition, if a person purchases two or more deferred annuity contracts from the same insurance company (or its affiliates) during any calendar year, all such contracts will be treated as one contract for purposes of determining whether any payment not received as an annuity (including interest withdrawals prior to the Annuity Commencement Date) is includable in income. The effects of such aggregation are not clear; however, it could affect the time when income is taxable and the amount which might be subject to the 10% penalty tax described above.

LOSS OF INTEREST DEDUCTION WHERE CONTRACTS ARE HELD BY OR FOR THE BENEFIT OF CERTAIN NON-NATURAL PERSONS

     In the case of Contracts issued after June 8, 1997 to a non-natural taxpayer (such as a corporation or a trust), or held for the benefit of such an entity, a portion of otherwise deductible interest may no longer be deductible by the entity, regardless of whether the interest relates to debt used to purchase or carry the Contract. However, this interest deduction disallowance does not effect Contracts where the income on such Contracts is treated as ordinary income that is received or accrued by the Owner during the taxable year. Entities that are considering purchasing the Contract, or entities that will be beneficiaries under a Contract, should consult a tax advisor.


QUALIFIED RETIREMENT PLANS

IN GENERAL

     The Contracts are also designed for use in connection with certain types of retirement plans which receive favorable treatment under the Code. Those who are considering the purchase of a Contract for use in connection with a Qualified Plan should consider, in evaluating the suitability of the Contract, that the Contract requires an Annuity Premium of at least $10,000. Numerous special tax rules apply to participants in Qualified Plans and to Contracts used in connection with Qualified Plans. Therefore, no attempt is made in this prospectus to provide more than general information about the use of the Contracts with the various types of Qualified Plans.

     The tax rules applicable to Qualified Plans vary according to the type of plan and the terms and conditions of the plan itself. For example, both the amount of the contribution that may be made, and the tax deduction or exclusion that the Owner may claim for such contribution, are limited under Qualified Plans and vary with the type of plan. Also, in the case of interest withdrawals, full and partial surrenders, and Annuity payments under Qualified Contracts, there may be no "investment in the contract" and the total amount received may be taxable. Similarly, loans from Qualified Contracts, where allowed, are subject to a variety of limitations, including restrictions as to the amount that may be borrowed, the duration of the loan, and the manner in which the loan must be repaid. (Owners should always consult their tax advisors and retirement plan fiduciaries prior to exercising their loan privileges.)

     If a Contract is issued in connection with a Qualified Plan, the Owner and the Annuitant must be the same person. Additionally, for Contracts issued in connection with Qualified Plans subject to the Employee Retirement Income Security Act, the spouse or ex-spouse of the Owner will have rights in the Contract. In such case, the Owner may need the consent of the spouse or ex-spouse to change annuity options, elect an interest withdrawal, or make a partial or full surrender of the Contract.

     In addition, special rules apply to the time at which distributions must commence and the form in which the distributions must be paid. For example, the length of any guarantee period may be limited in some circumstances to satisfy certain minimum distribution requirements under the Code. Furthermore, failure to comply with minimum distribution requirements applicable to Qualified Plans will result in the imposition of an excise tax. This excise tax generally equals 50% of the amount by which a minimum required distribution exceeds the actual distribution from the Qualified Plan. In the case of Individual Retirement Accounts or Annuities ("IRAs"), distributions of minimum amounts (as specified in the tax law) must generally commence by April 1 of the calendar year following the calendar year in which the Owner attains age 70 1/2. In the case of certain other Qualified Plans, distributions of such minimum amounts generally must commence by the later of this date or April 1 of the calendar year following the calendar year in which the employee retires.

     There is also a 10% penalty tax on the taxable amount of any payment from certain Qualified Contracts. There are exceptions to this penalty tax which vary depending on the type of Qualified Plan. In the case of an IRA, exceptions provide that the penalty tax does not apply to a payment (a) received on or after the Owner reaches age 59 1/2, (b) received on or after the Owner's death or because of the Owner's disability (as defined in the tax law), or (c) made as a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the Owner or for the joint lives (or joint life expectancies) of the Owner and the Owner's designated Beneficiary (as defined in the tax law). These exceptions, as well as certain others not described herein, generally apply to taxable distributions from other Qualified Plans (although, in the case of plans qualified under sections 401 and 403, exception "c" above for substantially equal periodic payments applies only if the Owner has separated from service). In addition, the penalty tax does not apply to certain distributions from IRAs taken after December 31, 1997 which are used for qualified first time home purchases or for higher education expenses. Special conditions must be met for these two exceptions to the penalty tax. Those wishing to take a distribution from an IRA for these purposes should consult their tax advisor.

     When issued in connection with a Qualified Plan, a Contract will be amended as generally necessary to conform to the requirements of the plan. However, Owners, Annuitants, and Beneficiaries are cautioned that the rights of any person to any benefits under Qualified Plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. In addition, the Company shall not be bound by terms and conditions of Qualified Plans to the extent such terms and conditions contradict the Contract, unless the Company consents.

     Following are brief descriptions of various types of Qualified Plans in connection with which the Company will generally issue a Contract.

     INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an "Individual Retirement Annuity" or "IRA." IRAs are subject to limits on the amounts that may be contributed, the persons who may be eligible and on the time when distributions may commence. Also, subject to the direct rollover and mandatory withholding requirements discussed below, distributions from certain Qualified Plans may be "rolled over" on a tax-deferred basis into an IRA. The Contract may not, however, be used in connection with an "Education IRA" under
Section 530 of the Code, a "Simplified Employee Pension" under Section 408(k) of the Code, or as a "SIMPLE IRA" under Section 408(p) of the Code.

     CORPORATE AND SELF-EMPLOYED ("H.R.10" AND "KEOGH") PENSION AND PROFIT-SHARING PLANS. Sections 401(a) and 403(a) of the Code permit corporate employers to establish various types of tax-favored retirement plans for employees. The Self-Employed Individuals' Tax Retirement Act of 1962, as amended, commonly referred to as "H.R. 10" or "Keogh," permits self-employed individuals also to establish such tax-favored retirement plans for themselves and their employees. Such retirement plans may permit the purchase of the Contract in order to provide benefits under the plans. Employers intending to use the Contract in connection with such plans should seek competent advice.

     TAX-SHELTERED ANNUITIES. Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to have their employers purchase annuity contracts for them and, subject to certain limitations, to exclude the amount of purchase payments from gross income for tax purposes. These annuity contracts are commonly referred to as "tax-sheltered annuities." Purchasers of the Contracts for such purposes should seek competent advice as to eligibility, limitations on permissible amounts of purchase payments and other tax consequences associated with the Contracts.
Section 403(b) Policies contain restrictions on withdrawals of (i) contributions made pursuant to a salary reduction agreement in years beginning after December 31, 1988, (ii) earnings on those contributions, and (iii) earnings after December 31, 1988 on amounts attributable to salary reduction contributions held as of December 31, 1988. These amounts can be paid only if the employee has reached age 59 1/2 separated from service, died, become disabled, or in the case of hardship. Amounts permitted to be distributed in the event of hardship shall be limited to actual contributions; earnings thereon shall not be distributed on account of hardship. (These limitations on withdrawals do not apply to the extent the Company is directed to transfer some or all of the Amount Value to the issuer of another tax-sheltered annuity or into a Section 403(b)(7) custodial account.)

DIRECT ROLLOVER RULES

     In the case of Contracts used in connection with a pension, profit-sharing, or annuity plan qualified under Sections 401(a) or 403(a) of the Code, or in the case of a Section 403(b) Tax- Sheltered Annuity, any "eligible rollover distribution" from the Contract will be subject to direct rollover and mandatory withholding requirements. An eligible rollover distribution generally is any taxable distribution from a qualified pension plan under Section 401(a) of the Code, qualified annuity plan under Section 403(a) of the Code, or Section 403(b) tax sheltered annuity or custodial account, excluding certain amounts (such as minimum distributions required under Section 401(a)(9) of the Code and distributions which are part of a "series of substantially equal periodic payments" made for life or a specified period of 10 years or more or hardship distributions as defined in the tax law).

     Under these requirements, withholding at a rate of 20 percent will be imposed on any eligible rollover distribution. In addition, the Owner in these qualified retirement plans cannot elect out of withholding with respect to an eligible rollover distribution. However, this 20 percent withholding will not apply if, instead of receiving the eligible rollover distribution, the Owner elects to have amounts directly transferred to certain Qualified Plans (such as to an Individual Retirement Annuity). Prior to receiving an eligible rollover distribution, you will receive a notice (from the plan administrator or the Company) explaining generally the direct rollover and mandatory withholding requirements and how to avoid the 20% withholding by electing a direct transfer.

FEDERAL INCOME TAX WITHHOLDING
     The Company will withhold and remit to the U.S. government a part of the taxable portion of each distribution made under a Contract unless the distributee notifies the Company at or before the time of the distribution that he or she elects not to have any amounts withheld. In certain circumstances, Protective Life may be required to withhold tax. The withholding rates applicable to the taxable portion of periodic Annuity payments (other than eligible rollover distributions) are the same as the withholding rates generally applicable to payments of wages. The withholding rate applicable to the taxable portion of non-periodic payments (including withdrawals prior to the Annuity Commencement Date) is 10%. Regardless of whether you elect not to have federal income tax withheld, you are still liable for payment of federal income tax on the taxable portion of the payment. As described above, the withholding rate applicable to eligible rollover distributions is 20%.


                 PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY

BUSINESS

     Protective Life and Annuity Insurance Company, a stock life insurance company, was founded in 1978 as American Foundation Life Insurance Company. Effective March 1, 1999, the Company was renamed Protective Life and Annuity Insurance Company. All outstanding shares of the Company's common stock are owned by Protective Life Insurance Company ("PLICO"), which is a wholly-owned subsidiary of Protective Life Corporation ("PLC"), an insurance holding company whose common stock is traded on the New York Stock Exchange under the symbol "PL". All outstanding shares of the Company's preferred stock are owned by PLC. The Company is authorized to transact insurance business, as an insurance company or a reinsurance company, in 48 states, including New York.

     PLC through its subsidiaries provides financial services through the production, distribution, and administration of insurance and investment products. PLC through its subsidiaries operates seven divisions whose principal strategic focuses can be grouped into three general categories: life insurance, specialty insurance products, and retirement savings and investment products. The life insurance category includes the Acquisitions, Individual Life, and West Coast Divisions. The specialty insurance products category includes the Dental and Consumer Benefits ("Dental") and Financial Institutions Divisions. And the retirement savings and investment products category includes the Guaranteed Investment Contracts and Investment Products Divisions.

     The Company, since it is licensed in the State of New York, is the entity through which PLC markets, distributes, and services insurance and annuity products in New York. As of December 31, 1998, the Company was involved in the businesses of four of PLC's seven divisions: the Acquisitions Division, the Dental Division, the Financial Institutions Division and the Investment Products Division. The Company has an additional business segment which is described herein as Corporate and Other.

     PLICO has entered into an inter-company guaranty agreement, enforceable by the Company or its successors, whereby PLICO has guaranteed the Company's payment of claims made by the holders of Company policies according to the terms of such policies. The guarantee will remain in force until the earlier of
(a) when the Company achieves a claims-paying rating equal to or better than PLICO without the benefit of any inter-company guaranty agreement or (b) 90 days after the guaranty agreement is revoked by written instrument; provided, however, even after any revocation or termination by such notice, the guarantee shall remain effective as to policies issued during the existence of the guaranty agreement.

ACQUISITIONS DIVISION

     PLC is an active participant in the consolidation of the life and health insurance industry. The Acquisitions Division focuses on acquiring, converting, and servicing policies acquired from other companies. The Division's primary focus is on life insurance policies sold to individuals. These acquisitions may be accomplished through acquisitions of companies or through the assumption or reinsurance of life insurance and related policies. Forty transactions have been closed by the Division since 1970, including 13 since 1989. Some of these transactions involved the Company. Blocks of policies acquired through the Acquisitions Division are usually administered as "closed" blocks, I.E., no new policies are sold. Therefore, the amount of insurance in force for a particular acquisition is expected to decline with time due to lapses and deaths of the insureds.

     Most acquisitions closed by PLC do not include the acquisition of an active sales force. In transactions where some marketing capacity was included, PLC generally either ceased future marketing efforts or redirected those efforts to another Division of PLC. However, in the case of the acquisition of West Coast which was closed by PLC's Acquisitions Division, PLC elected to continue the marketing of new policies and to operate and report West Coast as a separate division of PLC.

     PLC believes that its highly focused and disciplined approach to the acquisition process and its extensive experience in the assimilation, conservation, and servicing of purchased books of business give it a significant competitive advantage over many other companies that attempt to make similar acquisitions. PLC expects acquisition opportunities to continue to be available as the life and health industry continues to consolidate; however, management believes that PLC may face increased competition for future acquisitions.

     Total revenues and income before income tax from the Acquisitions Division are expected to decline with time unless new acquisitions are made. Therefore, the Division's revenues and earnings may fluctuate from year to year depending upon the level of acquisition activity involving the Company.

DENTAL DIVISION

     The PLC Dental Division's primary strategic emphasis is on indemnity and prepaid dental products. The Company supports this effort by providing indemnity dental insurance in the State of New York. Also included in this Division of the Company is a closed block of group life insurance policies issued in New York.

FINANCIAL INSTITUTIONS DIVISION

     PLC's Financial Institutions Division specializes in marketing credit life and disability insurance products through banks, consumer finance companies and automobile dealers. The Division is one of the largest independent writers of credit insurance in the United States. The majority of these policies cover consumer loans made by financial institutions located primarily in the southeastern United States and automobile dealers throughout the United States. The demand for credit life and credit health insurance is related to the general level for consumer loans.

     The Division markets through employee field representatives, independent brokers and wholly-owned subsidiaries. PLC believes it has been a beneficiary of a "flight to quality," as financial institutions and automobile dealers increasingly prefer to do business with insurers having quality products, strong balance sheets and high-quality training and service capabilities.

     In late 1997, the Financial Institution Division began marketing policies through the Company in the State of New York.

INVESTMENT PRODUCTS DIVISION

     The Investment Products Division of PLC manufactures, sells, and supports fixed and variable annuity products. These products are primarily sold through stockbrokers, but are also sold through financial institutions and PLC's Individual Life Division's sales force. The demand for annuity products is related to the general level of interest rates and performance of equity markets. During 1998 the Investment Products Division began marketing certain annuity products through the Company in the State of New York.


CORPORATE AND OTHER

     The Corporate and Other segment consists of net investment income and revenue and expenses not attributable to the business segments described above (including net investment income on capital). The earnings of this segment may fluctuate from year to year.

SELECTED FINANCIAL DATA

     The following Selected Financial Data for the Company should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this Prospectus.


                            SELECTED FINANCIAL DATA



                                                                        YEAR ENDED DECEMBER 31
                                             -----------------------------------------------------------------------------
                                                  1998            1997            1996            1995            1994
                                             -------------- --------------- --------------- ---------------- -------------
INCOME STATEMENT DATA
Premiums and policy fees ...................  $$9,767,144       8,415,833     $ 9,458,003     $6,925,097      $ 8,252,019
Net investment income ......................   10,678,166       6,233,845       6,611,489      5,507,867        5,500,891
Realized investment gains (losses) .........      127,769         (59,889)        (28,070)       838,977          801,587
Other income ...............................         (598)          8,718           2,406               (8)             3
                                              -----------       ---------     -----------     -------------   -----------
   Total revenues ..........................  $20,572,481     $14,598,507     $16,043,828     $13,271,933     $14,554,500
                                              ===========     ===========     ===========     ============    ===========
Benefits and expenses ......................  $17,218,957     $11,802,364     $12,383,026     $9,088,603      $10,032,858
Income tax expense .........................  $   938,986     $   950,689     $ 1,244,673     $1,422,332      $ 1,446,926
Net income .................................  $ 2,414,538     $ 1,845,454     $ 2,416,129     $2,760,998      $ 3,074,716


                                                                                 DECEMBER 31
                                                ------------------------------------------------------------------------------
                                                      1998            1997            1996            1995           1994
                                                --------------- --------------- --------------- --------------- --------------
BALANCE SHEET DATA
Total assets ..................................  $604,629,566    $106,147,458    $110,954,096    $119,052,638    $94,249,702
Redeemable preferred stock ....................            --              --              --    $  2,000,000    $ 2,000,000
Stockholders' equity ..........................  $131,238,617    $ 25,450,141    $ 22,547,113    $ 22,602,564    $21,986,464
Stockholders' equity excluding net unrealized
 gains and losses on investments ..............  $122,430,008    $ 24,740,954    $ 22,995,500    $ 21,679,371    $25,680,107

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     This report includes "forward looking statements" which express expectations of future events and/or results. All statements based on future expectations rather than on historical facts are forward-looking statements that involve a number of risks and uncertainties, and the Company cannot give assurance that such statements will prove to be correct. Please refer to Known Trends and Uncertainties herein for more information about factors which could affect future results.


RESULTS OF OPERATIONS

PREMIUMS AND POLICY FEES

     The following table sets forth for the periods shown the amount of premiums and policy fees and the percentage change from the prior period:


                           PREMIUMS AND POLICY FEES



                                                                  PERCENTAGE
YEAR ENDED                                                         INCREASE
DECEMBER 31                                            AMOUNT     (DECREASE)
----------------                                    ------------- -----------
  1996 .............................................  $9,458,003       36.6%
  1997 .............................................   8,415,833      (11.0)
  1998 .............................................   9,767,144       16.1

     Premiums and policy fees decreased $1.0 million or 11.0% in 1997 as compared to 1996. Decreases in the Dental and Acquisitions Divisions were $0.8 million and $0.3 million, respectively. Premiums and policy fees increased $1.4 million or 16.1% in 1998 as compared to 1997. The coinsurance by the Acquisitions Division of a block of policies from Lincoln National Corporation in October 1998 resulted in a $3.6 million increase in premiums and policy fees in 1998 as compared to 1997. The Dental Division's loss of a large customer at December 31, 1997 resulted in a $2.8 million decrease in premiums and policy fees in 1998 as compared to 1997. The Financial Institution Division began operating through the Company in late 1997. Premiums and policy fees from the Financial Institutions Division were $0.8 million higher in 1998 as compared to 1997 reflecting a full year of operations in 1998 as compared to a partial year in 1997.

NET INVESTMENT INCOME

     The following table shows the amount of net investment income for the stated period, the percentage change from the prior period, and the percentage earned on average cash and investments:


                             NET INVESTMENT INCOME



                                  PERCENTAGE   PERCENTAGE EARNED ON
YEAR ENDED                         INCREASE      AVERAGE CASH AND
DECEMBER 31            AMOUNT     (DECREASE)       INVESTMENTS
------------------ ------------- ------------ ---------------------
  1996 ...........  $ 6,611,489       20.0%             7.5%
  1997 ...........    6,233,845       (5.7)             6.5
  1998 ...........   10,678,166       71.3              6.4

     Net investment income for 1997 was $6.2 million, 5.7% lower, and for 1998 was $10.7 million, 71.3% higher, than for the preceding year. The decline from 1996 to 1997 was caused by a shift in the make-up of the Company's invested assets from higher yielding commercial mortgage loans to somewhat lower yielding corporate bonds. The increase from 1997 to 1998 was primarily due to increases in the average amount of invested assets associated with the coinsurance transaction described above.

     The percentage earned on average cash and investments was 6.5% in 1997 and 6.4% in 1998.

REALIZED INVESTMENT GAINS (LOSSES)

     The Company generally purchases its investments with the intent to hold them to maturity by purchasing investments that match future cash flow needs. However, the Company may sell any of its investments to maintain proper matching of assets and liabilities. Accordingly, the Company has classified its fixed maturities and certain other securities as "available for sale." The sales of investments that have occurred generally result from portfolio management decisions to maintain proper matching of assets and liabilities. The following table sets forth realized investment gains for the periods shown:


                      REALIZED INVESTMENT GAINS (LOSSES)



YEAR ENDED
DECEMBER 31                                                       AMOUNT
----------------                                              -------------
  1996 ......................................................... $(28,070)
  1997 .........................................................  (59,889)
  1998 .........................................................  127,769

     Realized investment losses in 1997 of $69.9 thousand were offset by realized investment gains of $10.0 thousand. In 1998, the Company established an allowance for uncollectible amounts on investments totaling $500.0 thousand at December 31, 1998. Realized investment gains in 1998 of $627.8 thousand were largely offset by the realized investment loss of $500.0 thousand to establish the above-mentioned investment allowance.

INCOME BEFORE INCOME TAX

     The following table sets forth operating income or loss and income or loss before income tax by business segment for the periods shown:


                        INCOME (LOSS) BEFORE INCOME TAX



                                             OPERATING INCOME (LOSS) AND INCOME (LOSS)
                                                              BEFORE
                                                 INCOME TAX YEAR ENDED DECEMBER 31
                                            -------------------------------------------
                                                  1998           1997          1996
                                            --------------- ------------- -------------
     OPERATING INCOME (LOSS)(1)
     LIFE INSURANCE
      Acquisitions ........................  $  3,408,955    $1,621,102    $3,096,645
     SPECIALTY INSURANCE PRODUCTS
      Dental ..............................       736,761       609,843       599,964
      Financial Institutions ..............       387,194         7,946
     RETIREMENT SAVINGS AND
      INVESTMENT PRODUCTS
      Investment Products .................       (58,991)
     Corporate and Other ..................    (1,248,164)      617,141        (7,737)
                                             ------------    ----------    ----------
     Total Operating income ...............     3,225,755     2,856,032     3,688,872
                                             ------------    ----------    ----------
     REALIZED INVESTMENT GAINS (LOSSES)
     Corporate and Other ..................       127,769       (59,889)      (28,070)
                                             ------------    ----------    ----------
     Total net ............................       127,769       (59,889)      (28,070)
                                             ------------    ----------    ----------
     INCOME (LOSS) BEFORE INCOME TAX
     LIFE INSURANCE
      Acquisitions ........................     3,408,955     1,621,102     3,096,645
     SPECIALTY INSURANCE PRODUCTS
      Dental ..............................       736,761       609,843       599,964
      Financial Institutions ..............       387,194         7,946
     RETIREMENT SAVINGS AND
      INVESTMENT PRODUCTS
      Investment Products .................       (58,991)
     Corporate and Other ..................    (1,120,395)      557,252       (35,807)
                                             ------------    ----------    ----------
     Total income before income tax .......  $  3,353,524    $2,796,143    $3,660,802
                                             ============    ==========    ==========
     (1) Income before income tax excluding realized investment gains and losses.


     Pretax earnings from the Acquisitions Division decreased $1.5 million in 1997 as compared to 1996. The Division's 1998 pretax earnings increased $1.8 million when compared to 1997. Earnings from the Acquisitions Division are normally expected to decline over time (due to the lapsing of policies resulting from deaths of insureds or terminations of coverage) unless new acquisitions are made. In October 1998, the Division acquired approximately 260,000 policies from Lincoln National Corporation. The policies represent the payroll deduction business originally marketed and underwritten by Aetna. This acquisition resulted in a $1.6 million increase in pretax earnings in 1998. The Division's mortality experience was approximately $0.3 million less favorable in 1998 than in 1997.

     The Dental Division's 1997 pretax earnings of $0.6 million were even with 1996. The Division's 1998 pretax earnings increased $0.1 million as compared to 1997. A decrease in earnings related to the loss of a large customer at December 31, 1997 was more than offset by increases in other areas.

     The Financial Institutions Division began operating through the Company in late 1997. The Division's 1998 pretax earnings were $0.4 million as compared to the Division's earnings from the latter part of 1997 which were insignificant.

     The Investment Products Division began marketing certain annuity products in the state of New York in the latter part of 1998, resulting in a pretax operating loss of approximately $0.1 million primarily related to start-up expenses.

     The Corporate and Other segment consists of net investment income and realized investment gains not identified with the preceding business segments. Pretax earnings for this segment were $0.6 million higher in 1997 as compared to 1996. Pretax losses for this segment were $1.1 million in 1998 as compared to pretax gains of $0.6 million in 1997 primarily due to decreased net investment income on capital.

INCOME TAX EXPENSE

     The following table sets forth the effective income tax rates for the periods shown:


                              INCOME TAX EXPENSE



YEAR ENDED                                         EFFECTIVE
DECEMBER 31                                     INCOME TAX RATES
----------------                                -----------------
  1996 ........................................        34.0%
  1997 ........................................        34.0
  1998 ........................................        28.0

   Management's current estimate of the effective income tax rate for 1999 is 28%.

     NET INCOME

     The following table sets forth net income for the periods shown:


                                  NET INCOME



                                                               PERCENTAGE
YEAR ENDED                                                      INCREASE
DECEMBER 31                                        AMOUNT      (DECREASE)
----------------                                ------------- -------------
  1996 ........................................  $2,416,129        (12.5)%
  1997 ........................................   1,845,454        (23.6)
  1998 ........................................   2,414,538         30.8

     Compared to 1996, net income in 1997 decreased 23.6% reflecting declining earnings in the Acquisitions Division and an increase in realized investment losses which were partially offset by improved earnings in the Dental Division and the Corporate and Other segment. Compared to 1997, net income in 1998 increased 30.8% reflecting improved earnings in the Acquisitions, Dental and Financial Institutions Divisions which were partially offset by losses in the Investment Products Division and the Corporate and Other Segment.

KNOWN TRENDS AND UNCERTAINTIES

     The operating results of companies in the insurance industry have historically been subject to significant fluctuations due to competition, economic conditions, interest rates, investment performance, maintenance of insurance ratings, and other factors. Certain known trends and uncertainties which may affect future results of the Company are discussed more fully below. Please also refer to Other Developments herein.

     MATURE INDUSTRY/COMPETITION. Life and health insurance is a mature industry. In recent years, the industry has experienced little growth in life insurance sales, though the aging population has increased the demand for retirement savings products. Insurance is a highly competitive industry, and the Company encounters significant competition in all lines of business from other insurance companies, many of which have greater financial resources than the Company and PLC, as well as competition from other providers of financial services.

     The life and health insurance industry is consolidating with larger, more efficient organizations emerging from consolidation. Also, mutual insurance companies are converting to stock ownership which will give them greater access to capital markets.

     Management believes that the Company's ability to compete is dependent upon, among other things, its ability to attract and retain distribution channels to market its insurance and investment products, its ability to develop competitive and profitable products, its ability to maintain low unit costs, and its maintenance of strong financial strength ratings from rating agencies.

     The Company competes against other insurance companies and financial institutions in the origination of commercial mortgage loans.

     RATINGS. Ratings are an important factor in the competitive position of insurance companies. Rating organizations periodically review the financial performance and condition of insurers, including the Company and its affiliates. A downgrade in the ratings of the Company and its affiliates could adversely affect its ability to sell its products and retain existing business and its ability to compete for attractive acquisition opportunities.

     Rating organizations assign ratings based upon several factors. While most of the considered factors relate to the rated company, some of the factors relate to general economic conditions and circumstances outside the rated company's control. For the past several years, rating downgrades in the industry have exceeded upgrades.

     The Company's current ratings by Standard & Poors and Duff and Phelps are based on an inter-company guaranty agreement, enforceable by the Company or its successors, whereby PLICO has guaranteed the Company's payment of claims made by the holders of Company policies according to the terms of such policies. The guarantee will remain in force until the earlier of (a) when the Company achieves a claims-paying rating equal to or better than Protective without the benefit of any inter-company guaranty agreement, or (b) 90 days after the guaranty agreement is revoked by written instrument; provided, however, even after any revocation or termination by such notice, the guarantee shall remain effective as to policies issued during the existence of the guaranty agreement.


     POLICY CLAIMS FLUCTUATIONS. The Company's results may fluctuate from year to year on account of fluctuations in policy claims received by the Company.

     LIQUIDITY AND INVESTMENT PORTFOLIO. Many of the products offered by PLC's insurance subsidiaries (including the Company) allow policyholders and contractholders to withdraw their funds under defined circumstances. The Company and its affiliates design products and configure investment portfolios to provide and maintain sufficient liquidity to support anticipated withdrawal demands and contract benefits and maturities. Formal asset/liability management programs and procedures are used to monitor the relative duration of PLC's assets and liabilities. While PLC owns a significant amount of liquid assets, many of its assets are relatively illiquid. Significant unanticipated withdrawal or surrender activity could, under some circumstances, compel PLC to dispose of illiquid assets on unfavorable terms, which could have a material adverse effect on the Company.

     INTEREST RATE FLUCTUATIONS. Significant changes in interest rates expose insurance companies to the risk of not earning anticipated spreads between the interest rate earned on investments and the credited rates paid on outstanding policies. Both rising and declining interest rates can negatively affect the Company's spread income. For example, certain of the Company's insurance and investment products guarantee a minimum credited rate. While the Company develops and maintains asset/liability management programs and procedures designed to preserve spread income in rising or falling interest rate environments, no assurance can be given that significant changes in interest rates will not materially affect such spreads.

     Lower interest rates may result in lower sales of the Company's insurance and investment products.

     REGULATION AND TAXATION. The Company and its affilitates are subject to government regulation in each of the states in which they conduct business. Such regulation is vested in state agencies having broad administrative power over all aspects of the insurance business which may include premium rates, marketing practices, advertising, policy forms, and capital adequacy, and is concerned primarily with the protection of policyholders rather than share-owners. The Company cannot predict the form of any future regulatory initiatives.

     Under the Internal Revenue Code of 1986, as amended (the Code), income tax payable by policyholders on investment earnings is deferred during the accumulation period of certain life insurance and annuity products. This favorable tax treatment may give certain of the Company's products a competitive advantage over other non-insurance products. To the extent that the Code is revised to reduce the tax-deferred status of life insurance and annuity products, or to increase the tax-deferred status of competing products, all life insurance companies, including the Company and its affiliates, would be adversely affected with respect to their ability to sell such products, and, depending on grandfathering provisions, the surrenders of existing annuity contracts and life insurance policies. The Company cannot predict what future initiatives the President or Congress may propose that may affect the Company.

     LITIGATION. A number of civil jury verdicts have been returned against insurers in the jurisdictions in which the Company does business involving the insurers' sales practices, alleged agent misconduct, failure to properly supervise agents, and other matters. Increasingly these lawsuits have resulted in the award of substantial judgments against the insurer that are disproportionate to the actual damages, including material amounts of punitive damages. In some states (including Alabama), juries have substantial discretion in awarding punitive damages which creates the potential for unpredictable material adverse judgments in any given punitive damages suit. The Company and its affiliates, like other insurers, in the ordinary course of business, are involved in such litigation or alternatively in arbitration. The outcome of any such litigation or arbitration cannot be predicted with certainty. In addition, in some class action and other lawsuits involving insurers' sales practices, insurers have made material settlement payments.

     INVESTMENT RISKS. The Company's invested assets are subject to customary risks of credit defaults and changes in market values. The value of the Company's commercial mortgage portfolio depends in part on the financial condition of the tenants occupying the properties which the Company has financed. Factors that may affect the overall default rate on, and market value of, the Company's invested assets include interest rate levels, financial market performance, and general economic conditions, as well as particular circumstances affecting the businesses of individual borrowers and tenants.

     CONTINUING SUCCESS OF ACQUISITION STRATEGY. PLC has actively pursued a strategy of acquiring blocks of insurance policies and companies of which some transactions may from time-to-time involve the Company. This acquisition strategy has increased the earnings of PLC and its affiliates in part by allowing PLC and its affiliates to position themselves to realize certain operating efficiencies associated with economies of scale. There can be no assurance, however, that suitable acquisitions, presenting opportunities for continued growth and operating efficiencies, will continue to be available to PLC, or that PLC will realize the anticipated financial results from its acquisitions.

     RELIANCE ON THE PERFORMANCE OF OTHERS. The Company's results may be affected by the performance of others because the Company has entered into various ventures involving other parties. Examples include, but are not limited to: many of the Company's products are sold through independent distribution channels and the Investment Products Division's variable annuity deposits are invested in funds managed by unaffiliated investment managers.

     YEAR 2000. Computer hardware and software often denote the year using two digits rather than four; for example, the year 1998 often is denoted by such hardware and software as "98." It is probable that such hardware and software will malfunction when calculations involving the year 2000 are attempted because the hardware and/or software will interpret "00" as representing the year 1900 rather than the year 2000. This "Year 2000" issue potentially affects all individuals and companies (including the Company, its customers, business partners, suppliers, banks, custodians and administrators). The problem is most prevalent in older mainframe systems, but personal computers and equipment containing computer chips could also be affected.

     Due to the fact that the Company does not control all of the factors that could impact its Year 2000 readiness, there can be no assurances that the Company's Year 2000 efforts will be successful, that interactions with other service providers with Year 2000 issues will not impair the Company's operations, or that the Year 2000 issue will not otherwise adversely affect the Company.

     Should some of the Company's systems not be available due to the Year 2000 problems, in a reasonably likely worst case scenario, the Company may experience significant delays in its ability to perform certain functions, but does not expect to be unable to perform critical functions or to otherwise conduct business. However, other worst case scenarios, depending upon their duration, could have a material adverse effect on the Company and its operations.

     REINSURANCE. The Company cedes insurance to other insurance companies. However, the Company remains liable with respect to ceded insurance should any reinsurer fail to meet the obligations ceded to it. The cost of reinsurance is, in some cases, reflected in the premium rates charged by the Company. Under certain reinsurance agreements, the reinsurer may increase the rate it charges the Company for the reinsurance, though the Company does not anticipate increases to occur. Therefore, if the cost of reinsurance were to increase with respect to policies where the rates have been guaranteed by the Company, the Company could be adversely affected.

     Additionally, the Company assumes policies of other insurers. Any regulatory or other development affecting the ceding insurer could also have an effect on the Company.

RECENTLY ISSUED ACCOUNTING STANDARDS

     The Financial Accounting Standards Board (FASB) has issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 will require the Company to report derivative financial instruments on the balance sheet and to carry such derivatives at fair value. The fair values of derivatives increase or decrease as interest rates change. Under SFAS No. 133, changes in fair value are reported as a component of net income or as a change to share-owners' equity, depending upon the nature of the derivative. SFAS No. 133 is effective January 1, 2000. Since the Company has no derivative financial instruments this standard is not expected to have a material effect on the Company.

     The FASB has also issued SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise," and the American Institute of Certified Public Accountants has issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." The adoption of these accounting standards in 1999 is not expected to have a material effect on the Company's financial condition.


LIQUIDITY AND CAPITAL RESOURCES

     Funds necessary to meet the capital requirements of all states in which the Company does business, and to support the Company's operations, have been provided principally by capital contributions from Protective Life Insurance Company, and from investment income.

     Furthermore, PLICO has entered into an inter-company guaranty agreement, enforceable by the Company or its successors, whereby PLICO has guaranteed the Company's payment of policy claims made by the holders of Company policies according to the terms of such policies. The guarantee will remain in force until the earlier of (a) when the Company achieves a claims-paying rating equal to or better than PLICO without the benefit of any inter-company guaranty agreement, or (b) 90 days after the guaranty agreement is revoked by written instrument; provided, however, even after any revocation or termination by such notice, the guarantee shall remain effective as to policies issued during the existence of the guaranty agreement.

INVESTMENTS

     The Company generally purchases its investments with the intent to hold to maturity by purchasing investments that match future cash flow needs. However, the Company may sell any of its investments to maintain proper matching of assets and liabilities. Accordingly, the Company has classified its fixed maturities and certain other securities as "available for sale."

     The Company's investments in debt and equity securities are reported at market value, and investments in mortgage loans are reported at amortized cost. At December 31, 1998, the fixed maturity investments (bonds) had a market value of $360.1 million, which is 3.9% above amortized cost of $346.6 million. The Company had $7.9 million in mortgage loans at December 31, 1998. While the Company's mortgage loans do not have quoted market values, at December 31, 1998, the Company estimates the market value of its mortgage loans to be $8.5 million (using discounted cash flows from the next call date) which is 7.6% above amortized cost. Most of the Company's mortgage loans have significant prepayment penalties. These assets are invested for terms approximately corresponding to anticipated future benefit payments. Thus, market fluctuations should not adversely affect liquidity.

     The following table sets forth the estimated market values of the Company's fixed maturity investments and mortgage loans resulting from a hypothetical immediate 1 percentage point increase in interest rates from levels prevailing at December 31, 1998, and the percent change in market value the following estimated market values would represent.


                   ESTIMATED MARKET VALUES RESULTING FROM AN
            IMMEDIATE 1 PERCENTAGE POINT INCREASE IN INTEREST RATES



                                                              PERCENTAGE
                                                AMOUNT          CHANGE
                                             ---------------  -----------
  Fixed maturities ........................  $343,151,942       (4.7)%
  Mortgage loans ..........................     8,335,585       (2.1)

     Estimated market values were derived from the durations of the Company's fixed maturities and mortgage loans. Duration measures the relationship between changes in market value to changes in interest rates. While these estimated market values generally provide an indication of how sensitive the market values of the Company's fixed maturities and mortgage loans are to changes in interest rates, they do not represent management's view of future market changes, and actual market results may differ from these estimates.

     At December 31, 1998, the Company had no problem mortgage loans or foreclosed properties. Bonds rated less than investment grade were 1.3% of assets. The Company does not expect these investments to adversely affect its liquidity or ability to maintain proper matching of assets and liabilities. The Company's allowance for uncollectible amounts on investments was $0.5 million at December 31, 1998.

     Policy loans at December 31, 1998, were $54.1 million, a decrease of $1.3 million from December 31, 1997 (after excluding the $43.8 million of policy loans obtained through acquisitions). Policy loan rates are generally in the 4.5% to 8.0% range. Such rates at least equal the assumed interest rates used for future policy benefits.

LIABILITIES

     Many of the Company's products contain surrender charges and other features that reward persistency and penalize the early withdrawal of funds. Surrender charges for these products generally are sufficient to cover the Company's unamortized deferred policy acquisition costs with respect to the policy being surrendered. Certain annuity contracts have market-value adjustments that protect the Company against investment losses if interest rates are higher at the time of surrender than at the time of issue.

     At December 31, 1998, the Company had policy liabilities and accruals of $442.3 million. The Company's life insurance products have a weighted average minimum credited interest rate of approximately 4.3%.

     At December 31, 1998, the Company had $3.4 million of annuity account balance having an estimated fair value of $3.4 million (using surrender value).


     The following tables sets forth the estimated fair values of the Company's annuity account balances resulting from a hypothetical immediate 1 percentage point decrease in interest rates from levels prevailing at December 31, 1998, and the percent change in fair value the following estimated fair values would represent.


                    ESTIMATED FAIR VALUES RESULTING FROM AN
            IMMEDIATE 1 PERCENTAGE POINT DECREASE IN INTEREST RATES




                                                                     PERCENTAGE
                                                          AMOUNT       CHANGE
                                                      ------------- -----------
  Annuity account balances ........................    $3,503,160        3.4%

     Estimated fair values were derived from the durations of the Company's annuity account balances. While these estimated fair values generally provide an indication of how sensitive the fair values of the Company's annuity account balances are to change in interest rates, they do not represent management's view of future market changes, and actual market results may differ from these estimates.


ASSET/LIABILITY MANAGEMENT

     The Company believes certain product features and its asset/liability management programs and procedures provide significant protection for the Company against the effects of changes in interest rates. Additionally, the Company believes its asset/liability management programs and procedures provide sufficient liquidity to enable it to fulfill its obligation to pay benefits under its various insurance and deposit contracts.

     The Company's asset/liability management programs and procedures involve the monitoring of asset and liability durations for various product lines; cash flow testing under various interest rate scenarios; and the continuous rebalancing of assets and liabilities with respect to duration, yield, risk, and cash flow characteristics. It is the Company's policy to generally maintain asset and liability durations within one-half year of one another, although from time to time a broader interval may be allowed.

CAPITAL

     As disclosed in the Notes to the Financial Statements, at December 31, 1998, $101.3 million of share-owners' equity, excluding net unrealized investment gains and losses, represented net assets of the Company that cannot be transferred to Protective Life Insurance Company in the form of dividends, loans, or advances.

     A life insurance company's statutory capital is computed according to rules prescribed by the National Association of Insurance Commissioners ("NAIC"), as modified by the insurance company's state of domicile. Statutory accounting rules are different from generally accepted accounting principles and are intended to reflect a more conservative view by, for example, requiring immediate expensing of policy acquisition costs. The NAIC's risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. The achievement of long-term growth will require growth in the statutory capital of the Company. The Company may secure additional statutory capital through various sources, such as retained statutory earnings or equity contributions by Protective Life Insurance Company.

OTHER DEVELOPMENTS

     The NAIC has adopted the Codification of Statutory Accounting Principles (Codification). The Codification changes current statutory accounting rules in several areas. The Company has not estimated the potential effect the Codification will have on its statutory capital. The Codification has been proposed to become effective January 1, 2001.

     The NAIC is considering a new reserving standard, commonly referred to as "Triple X" (i.e., roman numeral XXX), for universal life and level premium term-like insurance products. The Company is currently assessing the impact of Triple X on its products and what changes to the products might be necessary in response to Triple X.

     Under insurance guaranty fund laws in most states, insurance companies doing business in a participating state can be assessed up to prescribed limits for policyholder losses incurred by insolvent companies. The Company does not believe that any such assessments will be materially different from amounts already reflected in the financial statements.

     The Company believes that at the present time there are no pending or threatened lawsuits that are reasonably likely to have a material adverse effect on the financial position, results of operations, or liquidity of the Company.

     The Company is not aware of any material pending or threatened regulatory action with respect to the Company or any of its affiliates.

     The President's Fiscal Year 2000 Budget contains proposals that, if enacted, would adversely affect the life insurance industry. The first proposal would require insurers to include in taxable income over 10 years the balances accumulated in a tax memorandum account designated as Policyholders' Surplus. The Company had no amount in this account at December 31, 1998. A second proposal would require insurers to capitalize higher percentages of acquisition expenses for tax purposes, resulting in the earlier payment of tax. A third proposal would reduce the attractiveness of corporate-owned life insurance (or
COLI) products.

     Life insurance products are often used to fund estate tax obligations. Recently a report issued by the Congressional Joint Economic Committee recommended the elimination of the estate tax. If the estate tax were eliminated, the demand for certain life insurance products would be adversely affected.

YEAR 2000 DISCLOSURE

     Computer hardware and software often denote the year using two digits rather than four; for example, the year 1998 often is denoted by such hardware and software as "98." It is probable that such hardware and software will malfunction when calculations involving the year 2000 are attempted because the hardware and/or software will interpret "00" as representing the year 1900 rather than the year 2000. This "Year 2000" issue potentially affects all individuals and companies (including the Company, its customers, business partners, suppliers, banks, custodians and administrators). The problem is most prevalent in older mainframe systems, but personal computers and equipment containing computer chips could also be affected.

     The Company shares computer hardware and software with PLC. PLC began work on the Year 2000 problem in 1995. At that time, PLC identified and assessed PLC's critical mainframe systems, and prioritized the remediation efforts that were to follow. During 1998 all other hardware and software, including non-information technology (non-IT) related hardware and software, were included in the process. PLC's Year 2000 plan includes all subsidiaries.

     PLC estimates that Year 2000 remediation is complete for most of its insurance administration and general administration systems. Of the general administration systems that are not yet remediated, the majority are new systems that were implemented during 1998 and are scheduled to be upgraded to the current release of the system during the second quarter of 1999. All remediated systems are currently in production. Personal computer network hardware and software have been reviewed, with upgrades implemented where necessary. A review of personal computer desktop software is in progress, but not complete. All Year 2000 personal computer preparations are expected to be completed by June 30, 1999. With respect to non-IT equipment and processes, the assessment and remediation is progressing on schedule and all known issues are expected to be remediated before December 31, 1999.

     Two insurance administration systems identified as mission critical are not yet fully remediated. A personal computer database system that processes member information for one subsidiary is currently being remediated. This effort is on schedule and targeted to be complete by June 30, 1999. Also, another personal computer application, which processes policy information for one line of business, is being re-written and is currently in test. This system is targeted to be in production by April 30, 1999.

     Future date tests are used to verify a system's ability to process transactions dated up to and beyond January 1, 2000. Future date tests are complete or in-progress for the majority of PLC's mission-critical systems. A large portion of the testing is conducted by a contract programming staff dedicated full time to Year 2000 preparations. These resources have been part of PLC's Year 2000 project since 1995.

     Integrated tests involve multiple system testing and are used to verify the Year 2000 readiness of interfaces and connectivity across multiple systems. PLC is using its mainframe computer to simulate a Year 2000 production environment and to facilitate integrated testing. Integrated testing will continue throughout 1999.

     Business partners and suppliers that provide products or services critical to PLC's operations are being reviewed and in some cases their Year 2000 preparations are being monitored by the Company. To date, no partners or suppliers have reported that they expect to be unable to continue supplying products and services after January 1, 2000. Initial reviews are targeted to be completed in the first quarter of 1999. Monitoring and testing of critical partners and suppliers will continue throughout 1999. Formal contingency planning will begin in March 1999 and continue throughout the year. These plans will augment PLC's existing disaster recovery plans.

     PLC cannot specifically identify all of the costs to develop and implement its Year 2000 plan. The cost of new systems to replace non-compliant systems have been capitalized in the ordinary course of business. Other costs have been expensed as incurred. Through December 31, 1998, costs that have been specifically identified as relating to the Year 2000 problem total $3.9 million, with an additional $1.3 million estimated to be required to support continued testing activity. PLC's Year 2000 efforts have not adversely affected its normal procurement and development of information technology.

     Although PLC believes that a process is in place to successfully address Year 2000 issues, there can be no assurances that PLC's efforts will be successful, that interactions with other service providers with Year 2000 issues will not impair the Company's operations, or that the Year 2000 issue will not otherwise adversely affect the Company.

     Should some of PLC's systems not be available due to Year 2000 problems, in a reasonably likely worst case scenario, the Company may experience significant delays in its ability to perform certain functions, but does not expect to be unable to perform critical functions or to otherwise conduct business.

IMPACT OF INFLATION

     Inflation increases the need for life insurance. Many policyholders who once had adequate insurance programs may increase their life insurance coverage to provide the same relative financial benefits and protection.

     The higher interest rates that have traditionally accompanied inflation may also affect the Company's investment operation. Policy loans increase as policy loan interest rates become relatively more attractive. As interest rates increase, disintermediation of annuity deposits and individual life policy cash values may increase. In addition, the market value of the Company's fixed-rate, long-term investments may decrease, and the Company may be unable to implement fully the interest rate reset and call provisions of its mortgage loans and the Company's ability to make attractive mortgage loans may decrease. The difference between the interest rate earned on investments and the interest rate credited to life insurance and investment products may also be adversely affected by rising interest rates.

     Inflation also increases the level of claims of the Company's health insurance products.

INSURANCE IN FORCE

     The Company's total consolidated life insurance in force at December 31, 1998 was $8,196.8 million. The following table shows sales by face amount and insurance in force for the Company's business segments.



                                                   YEAR ENDED DECEMBER 31
                                      ------------------------------------------------
                                           1998        1997        1996        1995
                                      ------------- ---------- ----------- -----------
                                                       (IN THOUSANDS)
New Business Written
 Acquisitions .......................  $   88,625    $      0   $     95    $     70
 Dental .............................           0       1,508        984       1,333
 Financial Institutions .............           0       9,485          0           0
                                       ----------    --------   --------    --------
   Total ............................  $   88,625    $ 10,993   $  1,079    $  1,403
                                       ==========    ========   ========    ========
Business Acquired
 Acquisitions .......................  $7,787,284                           $428,849
                                       ----------                           --------
   Total ............................  $7,787,284                           $428,849
                                       ==========                           ========
Insurance in Force at End of Year (1)
 Acquisitions .......................  $8,116,240    $387,427   $446,823    $490,380
 Dental .............................         691     200,410    349,808     300,993
 Financial Institutions .............      79,824       9,056          0           0
                                       ----------    --------   --------    --------
   Total ............................  $8,196,755    $596,893   $796,631    $791,373
                                       ==========    ========   ========    ========

---------
(1) Reinsurance assumed has been included; reinsurance ceded (1998-$7,575,418; 1997-$133,080; 1996-$169,330; 1995-$42,165) has not been deducted.

     The ratio of voluntary terminations of individual life insurance to mean individual life insurance in force, which is determined by dividing the amount of insurance terminated due to lapses during the year by the mean of the insurance in force at the beginning and end of the year, adjusted for the timing of major acquisitions and assumptions was:



                                                    RATIO OF
YEAR ENDED                                         VOLUNTARY
DECEMBER 31                                       TERMINATIONS
----------------                                 -------------
  1995 ......................................          4.1%
  1996 ......................................          6.5
  1997 ......................................          9.2
  1998 ......................................          3.9

     Net terminations reflect voluntary lapses and cash surrenders, some of which may be due to the replacement of the Company's products with competitors' products. Also, a higher percentage of voluntary lapses typically occurs in the first 15 months of a policy, and accordingly, lapses will tend to increase or decrease in proportion to the change in new insurance written during the immediately preceding periods.

     The amount of investment products in force is measured by account balances. The following table shows the annuity account balances.



YEAR ENDED                                    FIXED     VARIABLE
DECEMBER 31                                 ANNUITIES   ANNUITIES
----------------                            ----------- ----------
  1994 ...................................     892,628
  1995 ...................................     960,056
  1996 ...................................     973,155
  1997 ...................................     929,124
  1998 ...................................   2,902,840   769,067

UNDERWRITING

     The underwriting policies of the Company are established by management. With respect to individual insurance, the Company uses information from the application and, in some cases, inspection reports, attending physician statements, or medical examinations to determine whether a policy should be issued as applied for, rated, or rejected. Medical examinations of applicants are required for individual life insurance in excess of certain prescribed amounts (which vary based on the type of insurance) and for most ordinary insurance applied for by applicants over age 50. Medical examinations are requested of any applicant, regardless of age and amount of requested coverage, if an examination is deemed necessary to underwrite the risk. Substandard risks may be referred to reinsurers for full or partial reinsurance of the substandard risk.

     The Company requires blood samples to be drawn with individual insurance applications for coverage at age 16 and above, except in the payroll deduction market where the face amount must be $100,000 or more before blood testing is required. Blood samples are tested for a wide range of chemical values and are screened for antibodies to the HIV virus. Applications also contain questions permitted by law regarding the HIV virus which must be answered by the proposed insureds.

     Group insurance underwriting policies are administered by experienced group underwriters. The underwriting policies are designed for single employer groups. Initial premium rates are based on prior claim experience and manual premium rates with relative weights depending on the size of the group and nature of the benefits.


INVESTMENTS

     The types of assets in which the Company may invest are influenced by various state laws which prescribe qualified investment assets. Within the parameters of these laws, the Company invests its assets giving consideration to such factors as liquidity needs, investment quality, investment return, matching of assets and liabilities, and the overall composition of the investment portfolio by asset type and credit exposure.

     A portion of the Company's bond portfolio is invested in mortgage-backed securities. Mortgage-backed securities are constructed from pools of residential mortgages, and may have cash flow volatility as a result of changes in the rate at which prepayments of principal occur with respect to the underlying loans. Prepayments of principal on the underlying residential loans can be expected to accelerate with decreases in interest rates and diminish with increases in interest rates. Due to the potential cash flow volatility of mortgage-backed securities, the Company has focused on sequential, planned amortization class, and targeted amortization class securities. These types have less volatility than other types of mortgage-backed securities. The Company does not invest in the riskiest tranches of mortgage-backed securities.


     The Company obtains ratings of its fixed maturities from Moody's Investor Service, Inc. ("Moody's") and Standard & Poor's Corporation ("S&P"). If a bond is not rated by Moody's or S&P, the Company uses ratings from the Securities Valuation Office of the National Association of Insurance Commissioners ("NAIC"), or the Company rates the bond based upon a comparison of the unrated issue to rated issues of the same issuer or rated issues of other issuers with similar risk characteristics. At December 31, 1998, 100% of bonds were rated by Moody's, S&P, or the NAIC.

     At December 31, 1998, approximately $352.4 million of the Company's $360.1 million bond portfolio was invested in U.S. Government or agency-backed securities or investment grade corporate bonds and only approximately $7.7 million of its bond portfolio was rated less than investment grade.

     Risks associated with investments in less than investment grade debt obligations may be significantly higher than risks associated with investments in debt securities rated investment grade. Risk of loss upon default by the borrower is significantly greater with respect to such debt obligations than with other debt securities because these obligations may be unsecured or subordinated to other creditors. Additionally, there is often a thinly traded market for such securities and current market quotations are frequently not available for some of these securities. Issuers of less than investment grade debt obligations usually have higher levels of indebtedness and are more sensitive to adverse economic conditions, such as recession or increasing interest rates, than investment-grade issuers.

     The Company also invests a portion of its portfolio in mortgage loans. Results for these investments have been excellent due to careful management and a focus on a specialized segment of the market. The Company generally does not lend on speculative properties and has specialized in making loans on either credit-oriented commercial properties, or credit-anchored strip shopping centers. There were no new loans made during 1998. The average size mortgage loan in the Company's portfolio is approximately $0.5 million. The largest single loan amount is $1.9 million.

The following table shows a breakdown of the Company's mortgage loan portfolio by property type:



                                                       PERCENTAGE OF
                                                       MORTGAGE LOANS
PROPERTY TYPE                                          ON REAL ESTATE
---------------------------------                      ---------------
  Retail .............................................        51%
  Office Building ....................................        48
  Multi-Family .......................................         1
                                                              --
  Total ..............................................       100%
                                                             ===

     Retail loans are generally on strip shopping centers located in smaller towns and anchored by one or more strong regional or national retail stores. The anchor tenants enter into long-term leases with the Company's borrowers. These centers provide the basic necessities of life, such as food, pharmaceuticals, and clothing, and have been relatively insensitive to changes in economic conditions. The following is the largest anchor tenant (measured by the Company's exposure) in the strip shopping centers at December 31, 1998:



                                                           PERCENTAGE OF
                                                           MORTGAGE LOANS
ANCHOR TENANTS                                             ON REAL ESTATE
--------------------------------------                    ---------------
        Rite Aid Corporation .........................         3.1%

     Office building loans are generally on professional offices where the owner may be a tenant. The loans may be further secured with personal guarantees of the owner.

     The Company's mortgage lending criteria generally require that the loan-to-value ratio on each mortgage be at or under 75% at the time of origination. Projected rental payments from credit anchors (I.E., excluding rental payments from smaller local tenants) generally exceed 70% of the property's projected operating expenses and debt service.

     Many of the Company's mortgage loans have call or interest rate reset provisions between 3 and 10 years. However, if interest rates were to significantly increase, the Company may be unable to call the loans or increase the interest rates on its existing mortgage loans commensurate with the significantly increased market rates.

     At December 31, 1998, the Company had no problem mortgage loans or foreclosed properties. It is the Company's policy to cease to carry accrued interest on loans that are over 90 days delinquent. For loans less than 90 days delinquent, interest is accrued unless it is determined that the accrued interest is not collectible. If a loan becomes over 90 days delinquent, it is the Company's general policy to initiate foreclosure proceedings unless a workout arrangement to bring the loan current is in place.

     As a general rule, the Company does not invest directly in real estate. The investment real estate held by the Company consists largely of properties obtained through foreclosures or the acquisition of other insurance companies. In the Company's experience, the appraised value of foreclosed properties often approximates the mortgage loan balance on the property plus costs of foreclosure. Also, foreclosed properties often generate a positive cash flow enabling the Company to hold and manage the property until the property can be profitably sold.

     For further information regarding the Company's investment, the maturity of and the concentration of risk among the Company's invested assets and liquidity, see Note C to the Consolidated Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" included herein for certain information relating to the Company's investments and liquidity.

     The following table shows the investment results of the Company for the years 1996 through 1998:



                                                     PERCENTAGE
                    CASH, ACCRUED                    EARNED ON
                 INVESTMENT INCOME,       NET        AVERAGE OF      REALIZED
YEAR ENDED       AND INVESTMENTS AT    INVESTMENT     CASH AND      INVESTMENT
DECEMBER 31          DECEMBER 31         INCOME     INVESTMENTS   GAINS (LOSSES)
--------------- -------------------- ------------- ------------- ---------------
 1996 .........     $ 97,968,992      $ 6,611,489        7.5%       $ (28,070)
 1997 .........       95,470,119        6,233,845        6.5          (59,889)
 1998 .........      447,981,278       10,678,166        6.4          127,769

INDEMNITY REINSURANCE

     As is customary in the insurance industry, the Company cedes insurance to other insurance companies. The ceding insurance company remains liable with respect to ceded insurance should any reinsurer fail to meet the obligations assumed by it. The Company sets a limit on the amount of insurance retained on the life of any one person. In the individual lines it will not retain more than $500,000, including accidental death benefits, on any one life. For group insurance, the maximum amount retained on any one life is generally $100,000. In many cases the retention is less. At December 31, 1998, the Company had insurance in force of $8,196.8 billion of which approximately $7,575.4 billion was ceded to reinsurers.


POLICY LIABILITIES AND ACCRUALS

     The applicable insurance laws under which the Company operates require that each insurance company report policy liabilities to meet future obligations on the outstanding policies. These liabilities are the amounts which, with the additional premiums to be received and interest thereon compounded annually at certain assumed rates, are calculated in accordance with applicable law to be sufficient to meet the various policy and contract obligations as they mature. These laws specify that the liabilities shall not be less than liabilities calculated using certain named mortality tables and interest rates.

     The policy liabilities and accruals carried in the Company's financial reports (presented on the basis of generally accepted accounting principles) differ from those specified by the laws of the various states and carried in the Company's statutory financial statements (presented on the basis of statutory accounting principles mandated by state insurance regulation). For policy liabilities other than those for universal life policies and annuity contracts, these differences arise from the use of mortality and morbidity tables and interest rate assumptions which are deemed under generally accepted accounting principles to be more appropriate for financial reporting purposes than those required for statutory accounting purposes; from the introduction of lapse assumptions into the reserve calculation; and from the use of the net level premium method on all business. Policy liabilities for universal life policies and annuity contracts are carried in the Company's financial reports at the account value of the policy or contract.


COMPETITION

     Life and health insurance is a mature industry. In recent years, the industry has experienced little no growth in life insurance sales, though the aging population has increased the demand for retirement savings products. Life and health insurance is a highly competitive industry and the Company's divisions encounter significant competition in all their respective lines of business from other insurance companies, many of which have greater financial resources than the Company, as well as competition from other providers of financial services.

     The life and health insurance industry is consolidating with larger, more efficient organizations emerging from consolidation. Also, mutual insurance companies are converting to stock ownership which will give them greater access to capital markets.

     Management believes that the Company's ability to compete is dependent upon, among other things, its ability to attract and retain distribution channels to market its insurance and investment products, its ability to develop competitive and profitable products, its ability to maintain low unit costs, and its maintenance of strong claims-paying and financial strength ratings from rating agencies.

     The Company competes against other insurance companies and financial institutions in the origination of commercial mortgage loans.


REGULATION

     The Company is subject to government regulation in each of the states in which it conducts business. Such regulation is vested in state agencies having broad administrative power dealing with all aspects of the insurance business, including premium rates, marketing practices, advertising, policy forms and capital adequacy, and is concerned primarily with the protection of policyholders rather than share-owners. The Company cannot predict the form of any future proposals or regulation.

     A life insurance company's statutory capital is computed according to rules prescribed by the National Association of Insurance Commissioners ("NAIC") as modified by the insurance company's state of domicile. Statutory accounting rules are different from generally accepted accounting principles and are intended to reflect a more conservative view, for example, by requiring immediate expensing of policy acquisition costs and more conservative computations of policy liabilities. The NAIC's risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. These requirements are intended to allow insurance regulators to identify inadequately capitalized insurance companies based upon the types and mixtures of risks inherent in the insurer's operations. The formula includes components for asset risk, liability risk, interest rate exposure, and other factors. Based upon the December 31, 1998 statutory financial reports, the Company is adequately capitalized under the formula.

     The Company is required to file detailed annual reports with the supervisory agencies in each of the jurisdictions in which it does business and its business and accounts are subject to examination by such agencies at any time. Under the rules of the NAIC, insurance companies are examined periodically (generally every three to five years) by one or more of the supervisory agencies on behalf of the states in which they do business. To date, no such insurance department examinations have produced any significant adverse findings regarding the Company.

     Under insurance guaranty fund laws in most states, insurance companies doing business in such a state can be assessed up to prescribed limits for policyholder losses incurred by insolvent or failed insurance companies. Although the Company cannot predict the amount of any future assessments; most insurance guaranty fund laws currently provide that an assessment may be excused or deferred if it would threaten an insurer's financial strength. The Company was assessed immaterial amounts in 1998, which will be partially offset by credits against future state premium taxes.

     In addition, many states, including the state in which the Company is domiciled, have enacted legislation or adopted regulations regarding insurance holding company systems. These laws require registration of and periodic reporting by insurance companies domiciled within the jurisdiction which control or are controlled by other corporations or persons so as to constitute an insurance holding company system. These laws also affect the acquisition of control of insurance companies as well as transactions between insurance companies and companies controlling them. Most states, including Alabama, where the Company is domiciled, require administrative approval of the acquisition of control of an insurance company domiciled in the state or the acquisition of control of an insurance holding company whose insurance subsidiary is incorporated in the state.

     The Company is subject to various state statutory and regulatory restrictions on its ability to pay dividends to Protective Life Insurance Company. In general, dividends up to specified levels are considered ordinary and may be paid without prior approval. Dividends in larger amounts are subject to approval by the insurance commissioner of the state of domicile. The maximum amount that would qualify as ordinary dividends to Protective Life Insurance Company by the Company in 1999 is estimated to be $5.1 million. No assurance can be given that more stringent restrictions will not be adopted from time to time by the state in which the Company is domiciled, which restrictions could have the effect, under certain circumstances, of significantly reducing dividends or other amounts payable by the Company without affirmative prior approval by state regulatory authorities.

     Existing federal laws and regulations affect the taxation of the Company's products. Income tax payable by policyholders on investment earnings is deferred during the accumulation period of certain life insurance and annuity products. Congress has from time to time considered proposals that, if enacted, would have had an adverse impact on the federal income tax treatment of such products, or would increase the tax-deferred status of competing products.

     The Federal Government has advocated the repeal the Glass-Steagall Act and certain other legislative changes, which would allow banks to diversify into securities and other businesses, including possibly insurance. The ultimate scope and effective date of any proposals are unknown at this time and are likely to be modified as they are considered for enactment. It is anticipated that these proposals may increase competition and, therefore, may adversely affect the Company.

     Additional issues related to regulation of the Company are discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" included herein.


RECENT DEVELOPMENTS

     The NAIC has adopted the Codification of Statutory Accounting Principles ("Codification"). The Codification changes current statutory accounting rules in several areas. The Company has not estimated the potential effect the Codification will have on the statutory capital of the Company and its affiliates.

     The NAIC is considering a new reserving standard, commonly referred to as "Triple X" (i.e., roman numeral XXX), for universal life and level premium term-like insurance products. Protective is currently assessing the impact of Triple X on its products and what changes to the products might be necessary in response to Triple X.

     The President's Fiscal Year 2000 Budget contains proposals that, if enacted, would adversely affect the life insurance industry. The first proposal would require insurers to include in taxable income over 10 years the balance accumulated in a tax memorandum account designated as Policyholders' Surplus. The Company had no amounts in this account at December 31, 1998. A second proposal would require insurers to capitalize higher percentages of acquisition expense for tax purposes, resulting in the earlier payment of tax. A third proposal would reduce the attractiveness of corporate-owned life insurance (or
COLI) products.

     Life insurance products are often used to fund estate tax obligations. Recently a report issued by the Congressional Joint Economic Committee recommended the elimination of the estate tax. If the estate tax were eliminated, the demand for certain life insurance products would be adversely affected.


EMPLOYEES AND PROPERTIES

     The Company has no employees or properties. The Company has contracts with PLC and PLICO under which it receives investment, legal and data processing on a fee basis and other managerial and administrative services on a shared cost basis. In addition, the Company and its affiliates have a joint contract relating to allocation of costs for services performed by employees of one affiliate for another.

                       DIRECTORS AND EXECUTIVE OFFICERS

     The executive officers and directors of Protective Life are as follows:


Wayne E. Stuenkel       45     President, Chief Actuary and a Director
R. Stephen Briggs       49     Executive Vice President and a Director
Jim E. Masssengale      56     Executive Vice President, Acquisitions and a Director
A.S. Williams, III      62     Executive Vice President, Investments and Treasurer, and a Director
Danny L. Bentley        41     Senior Vice President, Group and a Director
Richard J. Bielen       38     Senior Vice President, Investments and a Director
Carolyn King            48     Senior Vice President, Investment Products and a Director
Deborah J. Long         45     Senior Vice President, General Counsel, Secretary and a Director
Steven A. Schultz       45     Senior Vice President, Financial Institutions and a Director
Jerry W. DeFoor         46     Vice President and Controller
John D. Johns           47     Director
Drayton Nabers, Jr.     58     Director

     All executive officers and directors are elected annually. Executive officers serve at the pleasure of the Board of Directors and directors are elected by PLICO at the annual meeting of shareholders of Protective Life. None of the individuals listed above is related to any other director of PLC or PLICO or to any other executive officer.

     Mr. Stuenkel has been President and Chief Actuary of Protective Life since June 1996. He was Senior Vice President and Chief Actuary of Protective Life from May 1989 to June 1996 and PLC since March 1987. Mr. Stuenkel is a Fellow in the Society of Actuaries.

     Mr. Briggs has been Executive Vice President of PLC and Protective Life since October 1993. From January 1993 to October 1993, he was Senior Vice President, Life Insurance and Investment Products of Protective Life and PLC. Mr. Briggs had been Senior Vice President, Ordinary Marketing of PLC since August 1988 and of Protective Life since May 1986.

     Mr. Massengale has been Executive Vice President, Acquisitions of Protective Life and PLC since August 1996. From May 1992 to August 1996, he served as Senior Vice President of Protective Life and PLC. From May 1989 to May 1992, Mr. Massengale was Senior Vice President, Operations and Systems of Protective Life and PLC.

     Mr. Williams has been Executive Vice President, Investments and Treasurer of Protective Life and PLC since August 1996. From July 1981 to August 1996, he was Senior Vice President, Investments and Treasurer of PLC and from October 1993 to August 1996, he was Senior Vice President, Investments of Protective Life.

     Mr. Bentley has been Senior Vice President, Group of Protective Life and PLC since August 1996. From December 1993 to August 1996, he was Vice President, Group Marketing of Protective Life.

     Mr. Bielen has been Senior Vice President, Investments of PLC and Protective Life since August 1996. From August 1991 to August 1996, he was Vice President, Investments of Protective Life.

     Ms. King has been Senior Vice President, Investment Products Division of PLC and Protective Life since April 1995. From August 1994 to March 1995, she served as Senior Vice President and Chief Investment Officer of Provident Life and Accident Insurance Company and of its parent company, Provident Life and Accident Insurance Company of America. She served as President of Provident National Assurance Company from November 1987 to March 1995. From November 1986 to August 1994, she served as Vice President of Provident Life and Accident Insurance Company of America.

     Ms. Long has been Senior Vice President, Secretary and General Counsel of PLC since November 1996 and of Protective Life since September 1996. Ms. Long was Senior Vice President and General Counsel of PLC from February 1994 to November 1996 and of Protective Life from February 1994 to September 1996. From August 1993 to January 1994, Ms. Long served as General Counsel of PLC and from February 1984 to January 1994, she practiced law with the law firm of Maynard, Cooper & Gale, P.C.

     Mr. Schultz has been Senior Vice President, Financial Institutions of Protective Life and PLC since March 1993. Mr. Schultz served as Vice President, Financial Institutions of Protective Life from February 1989 to March 1993 and of PLC from February 1993 to March 1993.

     Mr. DeFoor has been Vice President and Controller, and Chief Accounting Officer of PLC since April 1989. Mr. DeFoor has been Vice President and Controller of Protective Life since May 1989. Mr. DeFoor is a certified public accountant.

     Mr. Johns has been President and Chief Operating Officer of PLC since August 1996 and a Director of Protective Life since June 1996. He was Executive Vice President and Chief Financial Officer of PLC from October 1993 to August 1996. He was Executive Vice President and Chief Financial Officer of Protective Life from October 1993 to June 1996. From August 1988 to October 1993, he served as Vice President and General Counsel of Sonat Inc. He is a director of National Bank of Commerce of Birmingham and Alabama National Bancorporation.

     Mr. Nabers has been a Director of Protective Life since June 1996. Mr. Nabers has been Chairman of the Board and Chief Executive Officer of PLC and a Director since August 1996. From May 1994 to August 1996, Mr. Nabers was Chairman of the Board, President and Chief Executive Officer and a Director of PLC. From May 1992 to May 1994, he was President and Chief Executive Officer and a Director of PLC. Mr. Nabers was President and Chief Executive Officer and a Director of PLC from August 1982 until May 1992. He is also a director of Energen Corporation, National Bank of Commerce of Birmingham, and Alabama National Bancorporation.

                            EXECUTIVE COMPENSATION

     Executive officers of the Company also serve as executive officers and/or directors of one or more affiliate companies of PLC. Compensation allocations are made as to each individual's time devoted to duties as an executive officer of the Company and its affiliates. The following table shows the total compensation paid to the chief executive officer of the Company by the Company or any of its affiliates including PLC. No other officer of the Company received total annual salary and bonus attributable to the Company during the last fiscal year. Directors of the Company who are also employees receive no compensation in addition to their compensation as employees of the Company.

     PLC has established a Deferred Compensation Plan for Officers of PLC (the "Officers' Plan") whereby eligible officers may voluntarily elect to defer to a specified date receipt of all or any portion of their Annual Incentive Plan and Performance Share Plan bonuses. The bonuses so deferred are credited to the officers in cash or PLC stock equivalents or a combination thereof. The cash portion earns interest at approximately PLC's short-term borrowing rate. The stock equivalent portion is credited with dividends in the form of additional stock equivalents. Deferred bonuses will be distributed in stock or cash as specified by the officers in accordance with the Officers' Plan unless distribution is accelerated under certain provisions, including upon a change in control of PLC.


SUMMARY COMPENSATION TABLE



                                                             LONG-TERM COMPENSATION
                                                             -----------------------
                                                                AWARDS      PAYOUTS
                                                             ------------ ----------
                                                              SECURITIES   LONG-TERM
                                       ANNUAL COMPENSATION    UNDERLYING   INCENTIVE
                                     -----------------------   OPTIONS/      PLAN
NAME AND PRINCIPAL POSITION    YEAR     SALARY      BONUS       SARS(#)     PAYOUTS   COMPENSATION
             (A)                (B)     (1)(C)    (1)(2)(D)       (G)      (2)(3)(H)     (4)(I)
----------------------------- ------ ----------- ----------- ------------ ---------- -------------
WAYNE E. STUENKEL ........... 1998    $187,000    $112,800         -0-     $328,440      $4,800
  President and Chief         1997     180,833      86,000         -0-      321,871       4,800
  Actuary                     1996     174,167      65,600       7,500      204,605       4,500

---------
(1) Includes amounts that the named executives may have voluntarily elected to contribute to PLC's 401(k) and Stock Ownership Plan.

(2) Includes amounts that the named executives may have voluntarily deferred under PLC's Deferred Compensation Plan for Officers.

(3) For further information, see the "Long-Term Incentive Plan -- Awards In Last Fiscal Year" table.

(4) Matching contributions to PLC's 401(k) and Stock Ownership Plan.

     The above table sets forth certain information for the three years ended December 31, 1998 relating to the Chief Executive Officer.


AGGREGATED FY-END OPTION/SAR VALUES



                                NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                               UNDERLYING UNEXERCISED          IN-THE-MONEY
                             OPTIONS/SARS AT FY-END(#)   OPTIONS/SARS AT FY-END($)
NAME                         EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
            (A)                         (D)                         (E)
--------------------------- --------------------------- --------------------------
Wayne E. Stuenkel .........          0/15,000                   $0/$335,625

PERFORMANCE SHARE PLAN

            LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR




                                                                      ESTIMATED FUTURE PAYOUTS UNDER
                                                                       NON-STOCK PRICE-BASED PLANS
                             NUMBER OF SHARES,   PERFORMANCE OR OTHER          (IN SHARES)
                               UNITS OR OTHER        PERIOD UNTIL     -----------------------------
NAME                            RIGHTS(#)(1)     MATURATION OR PAYOUT  THRESHOLD   TARGET   MAXIMUM
            (A)                     (B)                  (C)              (D)        (E)      (F)
--------------------------- ------------------- --------------------- ----------- -------- --------
Wayne E. Stuenkel .........       2,180           December 31, 2001     1,090      2,725    3,706

     In 1998, the Compensation and Management Succession Committee of PLC's Board of Directors awarded performance shares, as indicated, to the above named executive, which are not payable, if at all, until the results of the comparison group of companies for the four-year period ending December 31, 2001 are known.

     With respect to 1998 awards awarded to the named executive officer, 125% of the award is earned if either PLC's average return on average equity or total rate of return for the four-year period ranks at the top 25% of the comparison group. If PLC ranks at the top 10% of the comparison group, 170% of the award is earned. If PLC ranks at the median of the comparison group, 50% of the award is earned and if PLC's results are below the median of the comparison group, no portion of the award is earned. The Performance Share Plan provides for interpolation between thresholds to determine the exact percentage to be paid.

                          OTHER PLANS AND ARRANGEMENTS

     RETIREMENT BENEFITS. The table below illustrates the annual pension benefits payable to executive officers under the Protective Life Corporation Pension Plan. The table also reflects the Excess Benefit Plan that we have established to provide retirement benefits over the Internal Revenue Code limitations. Benefits in the table are not reduced by social security or other offset amounts. Since the benefits shown in the table reflect a straight life form of annuity benefit, if the payment is made in the form of a joint and survivor annuity, the annual amounts of benefit could be substantially below those illustrated.


                              PENSION PLAN TABLE



                                       YEARS OF SERVICE
                 ------------------------------------------------------------
REMUNERATION         15          20          25          30           35
--------------   ---------   ---------   ---------   ---------   ------------
 $    150,000      33,521      44,694      55,868      67,041        78,215
      200,000      45,521      60,694      75,868      91,041       106,215
      250,000      57,521      76,694      95,868     115,041       134,215
      300,000      69,521      92,694     115,868     139,041       162,215
      400,000      93,521     124,694     155,868     187,041       218,215
      500,000     117,521     156,694     195,868     235,041       274,215
      750,000     177,521     236,694     295,868     355,041       414,215
    1,000,000     237,521     316,694     395,868     475,041       554,215
    1,250,000     297,521     396,694     495,868     595,041       694,215
    1,500,000     357,521     476,694     595,868     715,041       834,215
    1,750,000     417,521     556,694     695,868     835,041       974,215
    2,000,000     477,521     636,694     795,868     955,041     1,114,215

     Compensation covered by the Pension Plan (for purposes of pension benefits) excludes commissions and performance share awards and generally corresponds to that shown under the heading "Annual Compensation" in the Summary Compensation Table. Compensation is calculated based on the average of the highest level of compensation paid during a period of 36 consecutive whole months. Only three Annual Incentive Plan bonuses (whether paid or deferred) may be included in obtaining the average compensation.

     The named executive and his estimated length of service as of December 31, 1998 are provided in the following table.



NAME                            YEARS OF SERVICE
------------------------------ -----------------
  Wayne E. Stuenkel ..........        20

ADDITIONAL AGREEMENTS

     PLC has entered into an Employment Continuation Agreement with the named executive which provides for certain benefits in the event such executive's employment is actually or constructively (by means of a reduction in duties or compensation) terminated following certain events constituting a "change in control". Such benefits include (i) a payment equal to three times the sum of the annual base salary in effect at the time of the change in control and the average annual incentive plan bonus for the three years preceding the change in control; (ii) continuation (for twenty-four months) in PLC's hospital, medical, accident, disability, and life insurance plans as provided to the executive immediately prior to the date of his termination of employment; (iii) delivery of an annuity to equal increased benefits under the Pension Plan and the Excess Benefit Plan resulting from an additional three years of credited service (subject to the Pension Plan's maximum on crediting service); and (iv) an additional payment, if necessary, to reimburse the executive for any additional tax (other than normal Federal, state and local income taxes) incurred as a result of any benefits received in connection with the change in control.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of PLC's Compensation and Management Succession Committee ("Committee") are Messrs. McMahon (Chairman), Woods, Dahlberg, Kuehn, and Sklenar. No member of the Committee has ever been an officer or employee of PLC or any of its subsidiaries.


MANAGEMENT OWNERSHIP OF PLC STOCK

     No director or named executive officer of the Company owns any stock of the Company or of any affiliated corporation except for the shares of PLC common stock which are shown as owned as of March 5, 1999:



                                                AMOUNT AND NATURE OF
                                              BENEFICIAL OWNERSHIP(1)
                                     ------------------------------------------  PERCENT OF
NAME AND BENEFICIAL OWNER                   SOLE POWER         SHARED POWER(2)    CLASS(1)
------------------------------------ ------------------------ ----------------- -----------
      Drayton Nabers, Jr.                      325,486(3)            9,638             *
      R. Stephen Briggs                        132,511(3)            1,428             *
      John D. Johns                             61,520(3)            4,200             *
      Deborah J. Long                           22,561(3)              -0-             *
      Jim E. Massengale                        135,819(3)              700             *
      Danny L. Bentley                          45,835(3)              -0-             *
      Richard J. Bielen                         27,085(3)              -0-             *
      Wayne E. Stuenkel                         79,404(3)              -0-             *
      A.S. Williams III                        103,006(3)              -0-             *
      Steven A. Schultz                         42,791(3)              -0-             *
      Carolyn King                               8,693(3)              -0-             *
      Jerry W. DeFoor                           31,792(3)              -0-             *
      All directors and executive
        officers as a group (12 persons)     1,016,503(3)(4)        15,966(2)       1.60%

---------
     * less than one percent

(1) The number of shares reflected are shares which under applicable regulations of the Securities and Exchange Commission are deemed to be beneficially owned. Shares deemed to be beneficially owned, under such regulations, include shares as to which, directly or indirectly, through any contract, relationship, understanding or otherwise, either voting power or investment power is held or shared. The total number of shares beneficially owned is subdivided, where applicable, into two categories: shares as to which voting/investment power is held solely and shares as to which voting/investment power is shared. Unless otherwise indicated in the following notes, if a beneficial owner has sole power, he has sole voting and investment power, and if a beneficial owner has shared power, he has shared voting and investment power. The percentage calculation is based on the aggregate number of shares beneficially owned.

(2) This column may include shares held in the name of a spouse, minor children, or certain other relatives sharing the same home as the director or officer, or held by the director or officer, or the spouse of the director or officer, as a trustee or as a custodian for children, as to all of which beneficial ownership is disclaimed by the respective directors and officers except as otherwise noted below.

(3) The amounts reported include shares allocated to accounts under the Company's 401(k) and Stock Ownership Plan as follows: Mr. Nabers, 12,773 shares; Mr. Johns, 3,553 shares; Mr. Briggs, 27,669 shares; Mr. Massengale, 30,540 shares; Mr. Williams, 25,796 shares; Ms. Long, 1,348 shares; Mr. Bentley, 9,066 shares; Mr. Bielen, 8,990 shares; Mr. Stuenkel, 6,614 shares; Mr. Schultz, 5,884 shares; Ms. King, 1,238 shares; Mr. DeFoor, 253 shares; and all directors and executive officers as a group, 150,128.

   The amounts reported also include stock equivalents held by certain officers under the Company's Deferred Compensation Plan for Officers, entitling each such officer to receive upon distribution a share of Common Stock or each stock equivalent. The number of stock equivalents included are as follows: Mr. Nabers, 252,490; Mr. Johns, 53,567; Mr. Briggs, 89,173; Mr. Massengale, 57,084; Mr. Williams, 62,246; Ms. Long, 16,176; Mr. Bielen, 10,619; Mr. Stuenkel, 63,254; Mr. Schultz, 34,478; Ms. King, 7,455; Mr.
   DeFoor, 20,539; Mr. Bentley, 31,715; and all directors and executive officers as a group 698,796.

   The reported amounts do not include stock appreciation rights ("SARs") awarded under the Company's 1996 Stock Incentive Plan as follows: Mr. Nabers, 300,000 SARs; Mr. Johns, 150,000 SARs; Mr. Briggs, 40,000 SARs; Mr. Massengale, 400,000 SARs; Mr. Williams, 40,000 SARs; Mr. Stuenkel, 15,000 SARs; and all directors and executive officers as a group, 675,000 SATs.

(4) No officer or director owns any stock of any affiliate of the Company.


                               LEGAL PROCEEDINGS

     There are no material pending legal proceedings, other than ordinary routine litigation incidental to the business of PLC and the Company, to which PLC or the Company is a party or of which any of PLC or the Company's properties is the subject.


                                    EXPERTS

     The consolidated balance sheets of the Company as of December 31, 1998 and 1997 and the consolidated statements of income, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 1998 and the related financial statement schedules, in this Prospectus, have been included herein in reliance on the report of PricewaterhouseCoopers L.L.P., independent certified public accountants, given on the authority of that firm as experts in auditing and accounting.


                                 LEGAL MATTERS

     Sutherland, Asbill & Brennan LLP of Washington, D.C. has provided advice on certain matters relating to federal securities laws.


                            REGISTRATION STATEMENT

     A Registration Statement has been filed with the Securities and Exchange Commission under the Securities Act of 1933 as amended with respect to the Contracts. This Prospectus does not contain all information set forth in the Registration Statement, its amendments and exhibits, to all of which reference is made for further information concerning the Company and the Contracts. Statements contained in this Prospectus as to the content of the Contracts and other legal instruments are summaries. For a complete statement of the terms thereof, reference is made to the instruments as filed in the Registration Statement.

                         INDEX TO FINANCIAL STATEMENTS


Report of Independent Accountants ....................................................... F-2
Statements of Income for the years ended December 31, 1998, 1997, and 1996 .............. F-3
Balance Sheets as of December 31, 1998 and 1997 ......................................... F-4
Statements of Share-Owners' Equity for the years ended December 31, 1998, 1997, and 1996  F-5
Statements of Cash Flows for the years ended December 31, 1998, 1997, and 1996 .......... F-6
Notes to Financial Statements ........................................................... F-7
Financial Statement Schedules:
  Schedule III -- Supplementary Insurance Information ................................... S-1
  Schedule IV -- Reinsurance ............................................................ S-2

     All other schedules to the financial statements required by Article 7 of Regulation S-X are not required under the related instructions or are inapplicable and therefore have been omitted.

                       REPORT OF INDEPENDENT ACCOUNTANTS




To the Directors and Share Owners
Protective Life and Annuity Insurance Company
(formerly American Foundation Life Insurance Company)
Birmingham, Alabama

     In our opinion, the financial statements and financial statement schedules listed in the index on page F-1 of this Form S-1 present fairly, in all material respects, the financial position of Protective Life and Annuity Insurance Company (formerly American Foundation Life Insurance Company) at December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements and financial statement schedules are the responsibility of the company's management; our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


                     PricewaterhouseCoopers LLP

February 11, 1999
Birmingham, Alabama

                 PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY


                             STATEMENTS OF INCOME



                                                                                    YEAR ENDED DECEMBER 31
                                                                        ----------------------------------------------
                                                                              1998            1997           1996
                                                                        ---------------- -------------- --------------
REVENUES
 Premiums and policy fees .............................................  $  23,242,432    $ 11,420,914   $ 12,226,202
 Reinsurance ceded ....................................................    (13,475,288)     (3,005,081)    (2,768,199)
                                                                         -------------    ------------   ------------
   Net of reinsurance ceded ...........................................      9,767,144       8,415,833      9,458,003
 Net investment income ................................................     10,678,166       6,233,845      6,611,489
 Realized investment gains ............................................        127,769         (59,889)       (28,070)
 Other income .........................................................           (598)          8,718          2,406
                                                                         -------------    ------------   ------------
                                                                            20,572,481      14,598,507     16,043,828
                                                                         -------------    ------------   ------------
BENEFITS AND EXPENSES
 Benefits and settlement expenses (net of reinsurance ceded:
   1998-$18,523,397; 1997-$4,430,527; 1996-$4,031,931) ................      9,261,000       9,075,762      9,675,240
 Amortization of deferred policy acquisition costs ....................      1,711,138         320,288        346,710
 Other operating expenses (net of reinsurance ceded: 1998-$247,095;
   1997-$60,900; 1996-$75,843) ........................................      6,246,819       2,406,314      2,361,076
                                                                         -------------    ------------   ------------
                                                                            17,218,957      11,802,364     12,383,026
                                                                         -------------    ------------   ------------
INCOME BEFORE INCOME TAX ..............................................      3,353,524       2,796,143      3,660,802
                                                                         -------------    ------------   ------------
INCOME TAX EXPENSE (BENEFIT)
   Current ............................................................                        548,581      1,743,864
   Deferred ...........................................................        938,986         402,108       (499,191)
                                                                         -------------    ------------   ------------
                                                                               938,986         950,689      1,244,673
                                                                         -------------    ------------   ------------
NET INCOME ............................................................      2,414,538       1,845,454      2,416,129
PREFERRED STOCK DIVIDENDS .............................................        100,000         100,000        100,000
                                                                         -------------    ------------   ------------
INCOME AVAILABLE TO COMMON SHARE OWNER ................................  $   2,314,538    $  1,745,454   $  2,316,129
                                                                         =============    ============   ============

                       See notes to financial statements.

                 PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY


                                BALANCE SHEETS



                                                                                                DECEMBER 31
                                                                                      -------------------------------
                                                                                            1998            1997
                                                                                      --------------- ---------------
ASSETS
Investments:
  Fixed maturities, at market (amortized cost: 1998-$346,561,571;
   1997-$67,110,502) ................................................................  $360,113,277    $ 68,201,559
  Mortgage loans on real estate .....................................................     7,900,221      10,902,986
  Investment real estate, net of accumulated depreciation (1997-$93,376) ............                       407,624
  Policy loans ......................................................................    54,103,044      11,635,376
  Short-term investments ............................................................    18,267,431         873,844
                                                                                       ------------    ------------
   Total investments ................................................................   440,383,973      92,021,389
Cash ................................................................................                     2,218,201
Accrued investment income ...........................................................     7,597,305       1,230,529
Accounts and premiums receivable, net of allowance for uncollectible amounts
  (1998-$7,000; 1997-$7,000) ........................................................       673,967       1,233,659
Reinsurance receivables .............................................................    22,405,337       7,680,586
Deferred policy acquisition costs ...................................................   133,275,451       1,692,285
Other assets ........................................................................        55,968          70,809
Assets related to separate accounts
  Variable annuity ..................................................................       237,565
                                                                                       ------------    ------------
                                                                                       $604,629,566    $106,147,458
                                                                                       ============    ============
LIABILITIES
Policy liabilities and accruals:
  Future policy benefits and claims .................................................  $439,842,102    $ 56,254,682
  Unearned premiums .................................................................     2,487,277         463,232
                                                                                       ------------    ------------
                                                                                        442,329,379      56,717,914
Annuity deposits ....................................................................     3,434,342         929,124
Other policyholders' funds ..........................................................    12,143,006      12,080,458
Other liabilities ...................................................................     7,941,276       8,964,653
Deferred income taxes ...............................................................     7,305,381       2,005,168
Liabilities related to separate accounts
  Variable annuity ..................................................................       237,565
                                                                                       ------------    ------------
   Total liabilities ................................................................   473,390,949      80,697,317
                                                                                       ------------    ------------

COMMITMENTS AND CONTINGENT LIABILITIES -- NOTE F
SHARE-OWNERS' EQUITY
Preferred Stock, $1.00 par value, shares authorized, issued and outstanding: 2,000 ..         2,000           2,000
Common Stock, $10.00 par value
  Shares authorized: 1998-500,000; 1997-200,000
  Shares issued and outstanding: 1998-250,000; 1997-200,000 .........................     2,500,000       2,000,000
Additional paid-in capital ..........................................................   101,574,516       6,200,000
Retained earnings ...................................................................    18,353,492      16,538,954
Accumulated other comprehensive income
  Net unrealized gains on investments (net of income tax: 1998-$4,743,097;
   1997-$381,870) ...................................................................     8,808,609         709,187
                                                                                       ------------    ------------
   Total share-owners' equity .......................................................   131,238,617      25,450,141
                                                                                       ------------    ------------
                                                                                       $604,629,566    $106,147,458
                                                                                       ============    ============

                      See notes to financial statements.

                 PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY


                      STATEMENTS OF SHARE-OWNERS' EQUITY




                                                                      ADDITIONAL
                                           PREFERRED      COMMON        PAID-IN
                                             STOCK        STOCK         CAPITAL
                                          ----------- ------------- --------------
Balance, December 31, 1995 ..............              $2,000,000    $  4,202,000
 Net income for 1996 ....................
 Decrease in net unrealized gains
   on investments (net of income
   tax: ($748,368)) .....................
 Reclassification adjustment for
   amounts included in net income
   (net of income tax: $9,824) ..........
 Comprehensive income for 1996 ..........
 Redemption feature of preferred
   stock removed -- Note H ..............    $2,000                     1,998,000
 Common dividends ($15 per share)
 Preferred dividends ($50 per share)         -------    ---------       ---------
Balance, December 31, 1996 ..............     2,000     2,000,000       6,200,000
 Net income for 1997 ....................
 Increase in net unrealized gains on
   investments (net of income tax:
   $602,348) ............................
 Reclassification adjustment for
   amounts included in net income
   (net of income tax: $20,961) .........
 Comprehensive income for 1997 ..........
 Preferred dividends ($50 per share)         -------    ---------       ---------
Balance, December 31, 1997 ..............     2,000     2,000,000       6,200,000
 Net income for 1998 ....................
 Increase in net unrealized gains on
   investments (net of income
   tax -- $4,405,946) ...................
 Reclassification adjustment for
   amounts included in net income
   (net of income tax: ($44,719)) .......
 Comprehensive income for 1998 ..........
 Common stock dividend (50,000
   shares) ..............................                 500,000
 Preferred dividends ($50 per share)
 Capital contribution from
   Protective ...........................                              95,374,516
                                             ------    ----------    ------------
Balance, December 31, 1998 ..............    $2,000    $2,500,000    $101,574,516
                                             ======    ==========    ============



                                                 NET
                                             UNREALIZED                         TOTAL
                                           GAINS (LOSSES)     RETAINED      SHARE-OWNERS'
                                           ON INVESTMENTS     EARNINGS         EQUITY
                                          ---------------- -------------- ----------------
Balance, December 31, 1995 ..............  $     923,193    $ 15,477,371    $ 22,602,564
                                                                            ------------
 Net income for 1996 ....................                      2,416,129       2,416,129
 Decrease in net unrealized gains
   on investments (net of income
   tax: ($748,368)) .....................     (1,389,826)                     (1,389,826)
 Reclassification adjustment for
   amounts included in net income
   (net of income tax: $9,824) ..........         18,246                          18,246
                                                                            ------------
 Comprehensive income for 1996 ..........                                      1,044,549
                                                                            ------------
 Redemption feature of preferred
   stock removed -- Note H ..............                                      2,000,000
 Common dividends ($15 per share)                             (3,000,000)     (3,000,000)
 Preferred dividends ($50 per share)                            (100,000)       (100,000)
                                           -------------    ------------    ------------
Balance, December 31, 1996 ..............       (448,387)     14,793,500      22,547,113
                                                                            ------------
 Net income for 1997 ....................                      1,845,454       1,845,454
 Increase in net unrealized gains on
   investments (net of income tax:
   $602,348) ............................      1,118,646                       1,118,646
 Reclassification adjustment for
   amounts included in net income
   (net of income tax: $20,961) .........         38,928                          38,928
                                                                            ------------
 Comprehensive income for 1997 ..........                                      3,003,028
                                                                            ------------
 Preferred dividends ($50 per share)                            (100,000)       (100,000)
                                                            ------------    ------------
Balance, December 31, 1997 ..............        709,187      16,538,954      25,450,141
                                                                            ------------
 Net income for 1998 ....................                      2,414,538       2,414,538
 Increase in net unrealized gains on
   investments (net of income
   tax -- $4,405,946) ...................      8,182,472                       8,182,472
 Reclassification adjustment for
   amounts included in net income
   (net of income tax: ($44,719)) .......        (83,050)                        (83,050)
                                                                            ------------
 Comprehensive income for 1998 ..........                                     10,513,960
                                                                            ------------
 Common stock dividend (50,000
   shares) ..............................                       (500,000)
 Preferred dividends ($50 per share)                            (100,000)       (100,000)
 Capital contribution from
   Protective ...........................                                     95,374,516
                                           -------------    ------------    ------------
Balance, December 31, 1998 ..............  $   8,808,609    $ 18,353,492    $131,238,617
                                           =============    ============    ============

                      See notes to financial statements.

                 PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY


                           STATEMENTS OF CASH FLOWS



                                                                                               DECEMBER 31
                                                                         -------------------------------------------------------
                                                                                 1998               1997              1996
                                                                         ------------------- ----------------- -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income ............................................................  $      2,414,538    $    1,845,454    $    2,416,129
 Adjustments to reconcile net income to net cash provided by operating activities:
   Amortization of deferred policy acquisition costs ...................         1,711,138           320,288           346,710
   Capitalization of deferred policy acquisition costs .................          (783,304)
   Deferred income taxes ...............................................           938,986         1,025,417          (499,191)
   Interest credited to universal life and investment products .........         2,422,680         1,059,710         1,111,034
   Policy fees assessed on universal life and investment products ......        (1,004,958)       (1,048,883)       (1,179,765)
   Change in accrued investment income and other receivables ...........       (19,671,587)        2,020,726            (6,955)
   Change in policy liabilities and other policyholder funds of
    traditional life and health products ...............................        84,738,359        (8,576,735)       (1,612,231)
   Change in receivable from Protective Life Insurance Company .........                                            24,817,851
   Change in other liabilities .........................................        (1,023,377)          200,205        (2,294,791)
   Other (net) .........................................................            14,841           (79,787)         (326,038)
                                                                          ----------------    --------------    --------------
Net cash provided by (used in) operating activities ....................        69,757,316        (3,233,605)       22,772,753
                                                                          ----------------    --------------    --------------
CASH FLOWS FROM INVESTING ACTIVITIES
 Maturities and principal reduction of investments:
   Investments available for sale ......................................     1,164,896,631       135,907,273        98,454,653
   Other ...............................................................         3,018,788         3,661,121         1,545,594
 Sale of investments:
   Investment available for sale .......................................       210,129,485         4,386,839        46,567,425
   Other ...............................................................           435,000                             400,000
 Cost of investments acquired:
   Investments available for sale ......................................    (1,371,973,391)     (139,609,229)     (165,042,338)
   Other ...............................................................                                              (310,000)
                                                                                                                --------------
Net cash provided by (used in) investing activities ....................         6,506,513         4,346,004       (18,384,666)
                                                                          ----------------    --------------    --------------
CASH FLOWS FROM FINANCING ACTIVITIES
 Dividends to share owners .............................................          (100,000)         (100,000)       (3,100,000)
 Investment product deposits and change in universal life deposits .....       (78,382,030)         (368,379)         (723,167)
                                                                          ----------------    --------------    --------------
Net cash used in financing activities ..................................       (78,482,030)         (468,379)       (3,823,167)
                                                                          ----------------    --------------    --------------
INCREASE (DECREASE) IN CASH ............................................        (2,218,201)          644,020           564,920
CASH AT BEGINNING OF YEAR ..............................................         2,218,201         1,574,181         1,009,261
                                                                          ----------------    --------------    --------------
CASH AT END OF YEAR ....................................................  $              0    $    2,218,201    $    1,574,181
                                                                          ================    ==============    ==============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION
 Cash paid during the year:
   Income taxes ........................................................  $        350,000    $      548,581    $    1,830,301
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING
 AND FINANCING ACTIVITIES
 Acquisitions and bulk reinsurance assumptions
   Assets acquired .....................................................  $    247,894,180
   Liabilities assumed .................................................      (380,405,180)
                                                                          ----------------
   Net .................................................................  $   (132,511,000)
                                                                          ================

                       See notes to financial statements.

                 PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY

                         NOTES TO FINANCIAL STATEMENTS


NOTE A -- SIGNIFICANT ACCOUNTING POLICIES


     BASIS OF PRESENTATION

     The accompanying financial statements of Protective Life and Annuity Insurance Company ("the Company") are prepared on the basis of generally accepted accounting principles. Such accounting principles differ from statutory reporting practices used by insurance companies in reporting to state regulatory authorities. (See also Note B.)

     The Company was founded in 1978 as American Foundation Life Insurance Company. Effective March 1, 1999, the Company's name was changed to Protective Life and Annuity Insurance Company. Since 1983, all outstanding shares of the Company's common stock have been owned by Protective Life Insurance Company ("Protective"), which is a wholly-owned subsidiary of Protective Life Corporation ("PLC"), an insurance holding company domiciled in the state of Delaware. All outstanding shares of the Company's preferred stock are owned by PLC.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make various estimates that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities, as well as the reported amounts of revenues and expenses.


     NATURE OF OPERATIONS

     The Company, since it is licensed in the State of New York, is the entity through which PLC markets, distributes, and services insurance and annuity products in New York. The operating results of companies in the insurance industry have historically been subject to significant fluctuations due to competition, economic conditions, interest rates, investment performance, maintenance of insurance ratings, and other factors.


     RECENTLY ISSUED ACCOUNTING STANDARDS

     In 1997, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities;" SFAS No. 130, "Reporting Comprehensive Income;" and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information."

     The adoption of these accounting standards did not have a material effect on the Company's financial statements.


     INVESTMENTS

     The Company has classified all of its investments in fixed maturities and short-term investments as "available for sale."

     Investments are reported on the following bases less allowances for uncollectible amounts on investments, if applicable:

     o Fixed maturities (bonds and redeemable preferred stocks) -- at current market value.

     o Mortgage loans on real estate -- at unpaid balances, adjusted for loan origination costs, net of fees, and amortization of premium or discount.

     o Investment real estate -- at cost, less allowances for depreciation computed on the straight-line method. With respect to real estate acquired through foreclosure, cost is the lesser of the loan balance plus foreclosure costs or appraised value.

     o Policy loans -- at unpaid balances.

     o Short-term investments -- at cost, which approximates current market value.

     Substantially all short-term investments have maturities of three months or less at the time of acquisition.

     As prescribed by SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," certain investments are recorded at their market values with the resulting unrealized gains and losses, net of income tax, reported as a component of share-owners' equity. The market values of fixed maturities increase or decrease as interest rates fall or rise. Therefore, although the adoption of SFAS No. 115 does not affect the Company's operations, its reported share-owners' equity will fluctuate significantly as interest rates change.

                 PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE A -- SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     The Company's balance sheets at December 31, prepared on the basis of reporting investments at amortized cost rather than at market values, are as follows:



                                                         1998           1997
                                                   --------------- --------------
      Total investments ..........................  $426,832,267    $ 90,930,332
      Deferred policy acquisition costs ..........   133,275,451       1,692,285
      All other assets ...........................    30,970,142      12,433,784
                                                    ------------    ------------
                                                    $591,077,860    $105,056,401
                                                    ============    ============
      Deferred income taxes ......................  $  2,562,284    $  1,623,298
      All other liabilities ......................   466,085,568      78,692,149
                                                    ------------    ------------
                                                     468,647,852      80,315,447
      Share-owners' equity .......................   122,430,008      24,740,954
                                                    ------------    ------------
                                                    $591,077,860    $105,056,401
                                                    ============    ============

     Realized gains and losses on sales of investments are recognized in net income using the specific identification basis.


     CASH

     Cash includes all demand deposits reduced by the amount of outstanding checks and drafts.


     SEPARATE ACCOUNTS

     The assets and liabilities related to separate accounts in which the Company does not bear the investment risk are valued at market and reported separately in the accompanying financial statements.


     REVENUES AND BENEFITS EXPENSE

   o Traditional Life and Health Insurance Products -- Traditional life insurance products consist principally of those products with fixed and guaranteed premiums and benefits and include whole life insurance policies, term and term-like life insurance policies, limited-payment life insurance policies, and certain annuities with life contingencies. Life insurance and immediate annuity premiums are recognized as revenue when due. Health insurance premiums are recognized as revenue over the terms of the policies. Benefits and expenses are associated with earned premiums so that profits are recognized over the life of the contracts. This is accomplished by means of the provision for liabilities for future policy benefits and the amortization of deferred policy acquisition costs.

    Liabilities for future policy benefits on traditional life insurance products have been computed using a net level method including assumptions as to investment yields, mortality, persistency, and other assumptions based on the Company's experience modified as necessary to reflect anticipated trends and to include provisions for possible adverse deviation. Reserve investment yield assumptions are graded and range from 2.5% to 7.0%. The liability for future policy benefits and claims on traditional life and health insurance products includes estimated unpaid claims that have been reported to the Company and claims incurred but not yet reported. Policy claims are charged to expense in the period that the claims are incurred.

                 PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE A -- SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       Activity in the liability for unpaid claims is summarized as follows:



                                                 1998          1997          1996
                                            ------------- ------------- -------------
   Balance beginning of year ..............  $3,724,904    $5,008,998    $3,862,708
    Less reinsurance ......................     203,199       801,709       370,612
                                             ----------    ----------    ----------
   Net balance beginning of year ..........   3,521,705     4,207,289     3,492,096
                                             ----------    ----------    ----------
   Incurred related to:
   Current year ...........................   7,178,869     5,947,439     6,293,400
   Prior year .............................    (173,472)     (331,984)     (153,466)
                                             ----------    ----------    ----------
    Total incurred ........................   7,005,397     5,615,455     6,139,934
                                             ----------    ----------    ----------
   Paid related to:
   Current year ...........................   5,904,526     4,913,958     4,883,873
   Prior year .............................   1,026,981     1,387,081       540,868
                                             ----------    ----------    ----------
    Total paid ............................   6,931,507     6,301,039     5,424,741
                                             ----------    ----------    ----------
   Net balance end of year ................   3,595,595     3,521,705     4,207,289
    Plus reinsurance ......................     494,064       203,199       801,709
                                             ----------    ----------    ----------
   Balance end of year ....................  $4,089,659    $3,724,904    $5,008,998
                                             ==========    ==========    ==========

   o Universal Life and Investment Products -- Universal life and investment products include universal life insurance, deferred annuities, and annuities without life contingencies. Revenues for universal life and investment products consist of policy fees that have been assessed against policy account balances for the costs of insurance, policy administration, and surrenders. That is, universal life and investment product deposits are not considered revenues in accordance with generally accepted accounting principles. Benefit reserves for universal life and investment products represent policy account balances before applicable surrender charges plus certain deferred policy initiation fees that are recognized in income over the term of the policies. Policy benefits and claims that are charged to expense include benefit claims incurred in the period in excess of related policy account balances and interest credited to policy account balances. Interest credit rates for universal life and investment products ranged from 3.4% to 9.4% in 1998.

    The Company's accounting policies with respect to variable annuities are identical except that policy account balances (excluding account balances that earn a fixed rate) are valued at market and reported as components of assets and liabilities related to separate accounts.


     DEFERRED POLICY ACQUISITION COSTS

     Commissions and other costs of acquiring traditional life and health insurance, universal life insurance, and investment products that vary with and are primarily related to the production of new business have been deferred. Traditional life and health insurance acquisition costs are being amortized over the premium-payment period of the related policies in proportion to the ratio of annual premium income to total anticipated premium income. Acquisition costs for universal life and investment products are amortized over the lives of the policies in relation to the present value of estimated gross profits before amortization. Under SFAS No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments," the Company makes certain assumptions regarding the mortality, persistency, expenses, and interest rates it expects to experience in future periods. These assumptions are to be best estimates and are to be periodically updated whenever actual experience and/or expectations for the future change from that assumed.

     The cost to acquire blocks of insurance representing the present value of future profits from such blocks of insurance is also included in deferred policy acquisition costs. The Company amortizes the present value of future profits over the premium payment period, including accrued interest of approximately 5.75%. The unamortized present value of future

                 PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE A -- SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

profits was approximately $131.2 million at December 31, 1998. During 1998, $132.5 million of present value of future profits on acquisitions made during the year was capitalized and $1.3 million was amortized.


     INCOME TAXES

     The Company uses the asset and liability method of accounting for income taxes. Income tax provisions are generally based on income reported for financial statement purposes. Deferred federal income taxes arise from the recognition of temporary differences between the bases of assets and liabilities determined for financial reporting purposes and the bases determined for income tax purposes. Such temporary differences are principally related to the deferral of policy acquisition costs and the provision for future policy benefits and expenses.


     RECLASSIFICATIONS

     Certain reclassifications have been made in the previously reported financial statements and accompanying notes to make the prior year amounts comparable to those of the current year. Such reclassifications had no effect on net income, total assets, or share-owners' equity.


NOTE B -- RECONCILIATION WITH STATUTORY REPORTING PRACTICES

     Financial statements prepared in conformity with generally accepted accounting principles ("GAAP") differ in some respects from the statutory accounting practices prescribed or permitted by insurance regulatory authorities. The most significant differences are: (a) acquisition costs of obtaining new business are deferred and amortized over the approximate life of the policies rather than charged to operations as incurred, (b) benefit liabilities are computed using a net level method and are based on realistic estimates of expected mortality, interest, and withdrawals as adjusted to provide for possible unfavorable deviation from such assumptions, (c) deferred income taxes are provided for temporary differences between financial and taxable earnings, (d) the Asset Valuation Reserve and Interest Maintenance Reserve are restored to share-owners' equity, (e) agents' debit balances and prepaid expenses are reported as assets rather than being charged directly to surplus (referred to as nonadmitted items), (f) certain items of interest income, principally accrual of mortgage and bond discounts are amortized differently, and (g) bonds are stated at market instead of amortized cost.

     The reconciliations of net income and share-owners' equity prepared in conformity with statutory reporting practices to that reported in the accompanying consolidated financial statements are as follows:



                                                       NET INCOME                               SHARE-OWNERS' EQUITY
                                       ------------------------------------------- ----------------------------------------------
                                             1998           1997          1996           1998            1997           1996
                                       --------------- ------------- ------------- ---------------- -------------- --------------
 In conformity with statutory
   reporting practices: ..............  $  5,365,091    $2,794,015    $2,558,227    $  26,256,416    $ 20,467,722   $18,031,163
   Additions (deductions) by
    adjustment:
    Deferred policy acquisition
     costs, net of amortization           (1,711,138)     (320,288)     (346,710)     133,275,451       1,692,285     1,919,471
    Deferred income tax ..............      (938,986)      402,108       499,191       (7,305,381)     (2,005,168)     (979,751)
    Asset Valuation Reserve ..........                                                  1,334,584         730,240       560,732
    Interest Maintenance
     Reserve .........................       (82,982)      (85,826)      (89,611)         460,059         161,051       285,805
    Nonadmitted items ................                                                     15,671          10,431         7,090
    Other timing and valuation
     adjustments .....................      (217,447)     (944,555)     (204,968)     (22,798,183)      4,393,580     2,722,603
                                        ------------    ----------    ----------    -------------    ------------   -----------
 In conformity with generally
   accepted accounting principles       $  2,414,538    $1,845,454    $2,416,129    $ 131,238,617    $ 25,450,141   $22,547,113
                                        ============    ==========    ==========    =============    ============   ===========

                 PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE C -- INVESTMENT OPERATIONS
     Major categories of net investment income for the years ended December 31 are summarized as follows:



                                                             1998           1997          1996
                                                       --------------- ------------- -------------
       Fixed maturities ..............................   $ 7,525,336    $4,701,611    $4,708,490
       Mortgage loans on real estate .................       952,437     1,146,325     1,431,687
       Investment real estate ........................        72,318        65,584        73,756
       Policy loans ..................................       656,623       643,653       752,828
       Other, principally short-term investments .....     2,083,693       112,127       160,644
                                                         -----------    ----------    ----------
                                                          11,290,407     6,669,300     7,127,405
       Investment expenses ...........................      (612,241)     (435,455)     (515,916)
                                                         -----------    ----------    ----------
                                                         $10,678,166    $6,233,845    $6,611,489
                                                         ===========    ==========    ==========

     Realized investment gains (losses) for the years ended December 31 are summarized as follows:


       Fixed maturities ....................  $ 87,677    $ (59,889)   $  22,247
       Mortgage loans and other investments     40,092            0      (50,317)
                                              --------    ---------    ---------
                                              $127,769    $ (59,889)   $ (28,070)
                                              ========    =========    =========

     In 1998, the Company established an allowance for uncollectible amounts on investments totaling $500,000 at December 31, 1998. Additions and reductions to the allowance are included in realized investment gains (losses). Without such additions/reductions, the Company had net realized investment gains of $627,769 in 1998.

     In 1998, gross gains on the sale of investments available for sale (fixed maturities and short-term investments) were approximately $600,000 and gross losses were approximately $500,000. In 1997, gross gains were approximately $10,000 and gross losses were approximately $70,000. In 1996, gross gains were approximately $20,000.

     The amortized cost and estimated market values of the Company's investments classified as available for sale at December 31 are as follows:



                                                                        GROSS         GROSS       ESTIMATED
                                                       AMORTIZED     UNREALIZED    UNREALIZED       MARKET
1998                                                     COST           GAINS        LOSSES         VALUES
----                                                -------------- -------------- ------------ ---------------
  Fixed maturities:
    Bonds:
     Mortgage-backed ..............................  $  6,488,768   $   204,235                 $  6,693,003
     United States Government and authorities .....     8,731,486       474,109                    9,205,595
     States, municipalities, and political
      subdivisions ................................     3,075,631       105,159                    3,180,790
     Public utilities .............................    54,040,814     1,380,112    $   12,869     55,408,057
     Convertibles and bonds with warrants .........       694,723                     179,348        515,375
     All other corporate bonds ....................   273,530,149    12,673,749     1,093,441    285,110,457
                                                     ------------   -----------    ----------   ------------
                                                      346,561,571    14,837,364     1,285,658    360,113,277
  Short-term investments ..........................    18,267,431                                 18,267,431
                                                     ------------                               ------------
                                                     $364,829,002   $14,837,364    $1,285,658   $378,380,708
                                                     ============   ===========    ==========   ============

                 PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE C -- INVESTMENT OPERATIONS (CONTINUED)


                                                                       GROSS        GROSS       ESTIMATED
                                                       AMORTIZED    UNREALIZED   UNREALIZED      MARKET
1997                                                     COST          GAINS       LOSSES        VALUES
----                                                -------------- ------------ ------------ --------------
  Fixed maturities:
    Bonds:
     Mortgage-backed ..............................  $11,348,224    $  348,395                $11,696,619
     United States Government and authorities .....    8,746,050       242,265    $  4,982      8,983,333
     Public utilities .............................    9,228,405       198,255       5,441      9,421,219
     Convertibles and bonds with warrants .........      694,485             0     168,610        525,875
     All other corporate bonds ....................   37,093,338       572,155      90,980     37,574,513
                                                     -----------    ----------    --------    -----------
                                                      67,110,502     1,361,070     270,013     68,201,559
  Short-term investments ..........................      873,844             0           0        873,844
                                                     -----------    ----------    --------    -----------
                                                     $67,984,346    $1,361,070    $270,013    $69,075,403
                                                     ===========    ==========    ========    ===========

     The amortized cost and estimated market values of fixed maturities at December 31, by expected maturity, are shown below. Expected maturities are derived from rates of prepayment that may differ from actual rates of prepayment.



                                                                     ESTIMATED
                                                      AMORTIZED       MARKET
1998                                                    COST          VALUES
----                                               -------------- --------------
  Due in one year or less ........................  $ 28,436,528   $ 28,618,945
  Due after one year through five years ..........   178,463,434    185,885,380
  Due after five years through ten years .........    78,858,516     83,976,562
  Due after ten years ............................    60,803,093     61,632,390
                                                    ------------   ------------
                                                    $346,561,571   $360,113,277
                                                    ============   ============


                                                                     ESTIMATED
                                                      AMORTIZED       MARKET
1997                                                    COST          VALUES
----                                               -------------- --------------
  Due in one year or less ........................  $ 2,171,455    $ 2,177,160
  Due after one year through five years ..........   27,762,163     28,202,077
  Due after five years through ten years .........   34,516,587     35,136,758
  Due after ten years ............................    2,660,297      2,685,564
                                                    -----------    -----------
                                                    $67,110,502    $68,201,559
                                                    ===========    ===========

     The approximate percentage distribution of the Company's fixed maturity investments by quality rating at December 31 is as follows:



RATING                             1998      1997
------                          --------- ----------
  AAA .........................     4.4%      26.8%
  AA ..........................     6.7        1.7
  A ...........................    43.7       24.3
  BBB .........................    43.1       37.4
  BB or Less ..................     2.1        9.8
                                  -----      -----
                                  100.0%     100.0%
                                  =====      =====

     At December 31, 1998 and 1997, the Company had bonds which were rated less than investment grade of $7.7 million and $6.7 million, respectively, having an amortized cost of $7.8 million and $6.8 million, respectively.

                 PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE C -- INVESTMENT OPERATIONS (CONTINUED)

     The change in unrealized gains (losses), net of income tax on fixed maturities for the years ended December 31 is summarized as follows:



                                   1998          1997           1996
                              ------------- ------------- ----------------
  Fixed maturities ..........  $8,099,422    $1,157,574     $ (1,371,579)

     At December 31, 1998, approximately 99% of the Company's mortgage loans were commercial loans of which 51% were retail, and 48% were office buildings. The Company specializes in making mortgage loans on either credit-oriented or credit-anchored commercial properties, most of which are strip shopping centers in smaller towns and cities. No single tenant's leased space represents more than 10% of mortgage loans. All of the mortgage loans are on properties located in the following states listed in decreasing order of significance: Alabama, Tennessee, Florida, Colorado, Georgia, Texas and Arkansas.

     Many of the mortgage loans have call provisions after three to ten years. Assuming the loans are called at their next call dates, approximately $0.5 million would become due in 2000 to 2003.

     At December 31, 1998, the average mortgage loan was $0.5 million, and the weighted average interest rate was 9.2%. The largest single mortgage loan was $1.9 million.

     At December 31, 1998, the Company had no problem mortgage loans or foreclosed properties. At December 31, 1997, the Company's problem mortgage loans and foreclosed properties totaled $0.4 million. Since the Company's mortgage loans are collateralized by real estate, any assessment of impairment is based upon the estimated fair value of the real estate. Based on the Company's evaluation of its mortgage loan portfolio, the Company does not expect any material losses on its mortgage loans.

     Policy loan interest rates generally range from 4.5% to 8.0%.


NOTE D -- FEDERAL INCOME TAXES

     The Company's effective income tax rate varied from the maximum federal income tax rate as follows:



                                                                  1998          1997          1996
                                                              -----------   -----------   -----------
  Statutory federal income tax rate applied to pretax income      35.00%        35.00%        35.00%
  Tax-exempt interest .......................................     (3.98)        (7.20)        (7.33)
  Other adjustments .........................................     (3.02)         6.20          6.33
                                                                  -----         -----         -----
  Effective income tax rate .................................     28.00%        34.00%        34.00%
                                                                  =====         =====         =====

     The provision for federal income tax differs from amounts currently payable due to certain items reported for financial statement purposes in periods which differ from those in which they are reported for income tax purposes.

     Details of the deferred income tax provision for the years ended December 31 are as follows:



                                                       1998            1997           1996
                                                 ---------------- -------------- --------------
  Deferred policy acquisition costs ............  $  14,616,912     $ (100,971)   $   (530,008)
  Benefit and other policy liability changes ...    (11,991,104)       (72,878)      1,698,144
  Temporary differences of investment income ...        398,620       (199,660)       (208,432)
  Other items ..................................     (2,085,442)       775,617      (1,458,895)
                                                  -------------     ----------    ------------
                                                  $     938,986     $  402,108    $   (499,191)
                                                  =============     ==========    ============

                 PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE D -- FEDERAL INCOME TAXES (CONTINUED)

     The components of the Company's net deferred income tax liability as of December 31 were as follows:



                                                           1998           1997
                                                      -------------- -------------
    Deferred income tax assets:
     Policy and policyholder liability reserves .....  $12,392,740    $  401,636
     Deferred policy acquisition costs ..............                    195,580
                                                       -----------    ----------
                                                        12,392,740       597,216
                                                       -----------    ----------
    Deferred income tax liabilities:
     Unrealized gain on investments .................    5,276,789       516,942
     Other ..........................................                  2,085,442
     Deferred policy acquisition costs ..............   14,421,332
                                                       -----------
                                                        19,698,121     2,602,384
                                                       -----------    ----------
     Net deferred income tax liability ..............  $ 7,305,381    $2,005,168
                                                       ===========    ==========

     The Company's income tax returns are included in the consolidated income tax returns of PLC. The allocation of income tax liabilities among affiliates is based upon separate income tax return calculations. At December 31, 1998 and 1997 no amounts were payable to PLC for income tax liabilities.


NOTE E -- RECENT ACQUISITIONS

     In October 1998, the Company coinsured a block of life insurance policies from Lincoln National Corporation. The policies represent the payroll deduction business originally marketed and underwritten by Aetna.

     This transaction has been accounted for as a purchase, and the result of this transaction has been included in the accompanying financial statements since the effective date of the agreement.


NOTE F -- COMMITMENTS AND CONTINGENT LIABILITIES

     Under insurance guaranty fund laws, in most states, insurance companies doing business therein can be assessed up to prescribed limits for policyholder losses incurred by insolvent companies. The Company does not believe such assessments will be materially different from amounts already provided for in the financial statements. Most of these laws do provide, however, that an assessment may be excused or deferred if it would threaten an insurer's own financial strength.

     A number of civil jury verdicts have been returned against insurers in the jurisdictions in which the Company does business involving the insurers' sales practices, alleged agent misconduct, failure to properly supervise agents, and other matters. Increasingly these lawsuits have resulted in the award of substantial judgments against the insurer that are disproportionate to the actual damages, including material amounts of punitive damages. In addition, in some class action and other lawsuits involving insurers' sales practices, insurers have made material settlement payments. In some states (including Alabama), juries have substantial discretion in awarding punitive damages which creates the potential for unpredictable material adverse judgments in any given punitive damage suit. The Company, like other insurers, in the ordinary course of business, are involved in such litigation or alternatively in arbitration. Although the outcome of any litigation or arbitration cannot be predicted with certainty, the Company believes that at the present time there are no pending or threatened lawsuits that are reasonably likely to have a material adverse effect on the financial position, results of operations, or liquidity of the Company.


NOTE G -- SHARE-OWNERS' EQUITY AND RESTRICTIONS

     Dividends on common stock are noncumulative and are paid as determined by the Board of Directors. At December 31, 1998, approximately $101.3 million of share-owners' equity excluding net unrealized gains and losses represented

                 PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE G -- SHARE-OWNERS' EQUITY AND RESTRICTIONS (CONTINUED)

net assets of the Company that cannot be transferred in the form of dividends, loans, or advances to Protective. In general, dividends up to specified levels are considered ordinary and may be paid thirty days after written notice to the insurance commissioner of the state of domicile unless such commissioner objects to the dividend prior to the expiration of such period. Dividends in larger amounts are considered extraordinary and are subject to affirmative prior approval by such commissioner. The maximum amount that would qualify as ordinary dividends to Protective by the Company in 1999 is estimated to be $5.1 million.

     During 1998 Protective made a capital contribution of $95,374,516 consisting of corporate bonds.


NOTE H -- PREFERRED STOCK

     Prior to November 1998, the Company's preferred stock had a provision for an annual minimum cumulative dividend, when and if declared, of $50.00 per share, and additional dividends to the extent the Company's statutory earnings for the immediately preceding year exceeded $1.0 million. The minimum dividend and any accumulation was to be paid before any dividend on any other class of capital stock was paid. The additional dividends were noncumulative and were in preference to any other dividend on any other class of capital stock. Dividends of $100,000 were declared and paid in each of 1998, 1997 and 1996 on the preferred stock. As of December 31, 1998, all cumulative preferred dividends have been paid. Effective November 3, 1998, the Company's articles of incorporation were amended such that the provision for an annual minimum cumulative dividend was removed.

     During 1996, the Company's articles of incorporation were amended such that the preferred stock is redeemable at $1,000 per share solely at the Company's discretion. At December 31, 1995, the preferred stock was reported as "Redeemable Preferred Stock", whereas at December 31, 1996, it is reported as a component of share-owners' equity.


NOTE I -- RELATED PARTY MATTERS

     The Company has no employees; therefore, the Company purchases data processing, legal, investment, and other management services from PLC and other affiliates. The cost of such services was $1.2 million in 1998, $1.2 million in 1997, and $1.4 million in 1996.

     Receivables from related parties consisted of receivables from affiliates under control of PLC in the amount of $287,629 at December 31, 1998 and $183,009 at December 31, 1997. The Company routinely receives from or pays to affiliates under the control of PLC reimbursements for expenses incurred on one another's behalf. Receivables and payables among affiliates are generally settled monthly.


NOTE J -- OPERATING SEGMENTS

     PLC, through its subsidiaries, operates seven divisions whose principal strategic focuses can be grouped into three general categories: Life Insurance, Specialty Insurance Products, and Retirement Savings and Investment Products. Each division has a senior officer of Protective responsible for its operations. A division is generally distinguished by products and/or channels of distribution. A brief description of each division the Company operates in follows.


LIFE INSURANCE

     ACQUISITIONS DIVISION. The Acquisitions Division focuses solely on acquiring, converting, and servicing policies acquired from other companies. These acquisitions may be accomplished through acquisitions of companies or through the assumption or reinsurance of life insurance and related policies.


SPECIALTY INSURANCE PRODUCTS

     DENTAL AND CONSUMER BENEFITS DIVISION. The Division's primary focus is on indemnity and prepaid dental products. In 1997, the Division exited from the traditional group major medical business, fulfilling the Division's strategy to focus primarily on dental and related products.

                 PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE J -- OPERATING SEGMENTS (CONTINUED)

     FINANCIAL INSTITUTIONS DIVISION. The Financial Institutions Division specializes in marketing credit life and disability insurance products through banks, consumer finance companies and automobile dealers. The Division also includes a small property casualty insurer that sells automobile service contracts.


RETIREMENT SAVINGS AND INVESTMENT PRODUCTS

     INVESTMENT PRODUCTS DIVISION. The Investment Products Division manufactures, sells, and supports fixed and variable annuity products. These products are primarily sold through stockbrokers, but are also sold through financial institutions and the Individual Life Division's agency sales force.


CORPORATE AND OTHER

     The Company has an additional business segment herein referred to as Corporate and Other. The Corporate and Other segment primarily consists of net investment income and expenses not attributable to the Divisions above (including net investment income on capital).

     The Company uses the same accounting policies and procedures to measure operating segment income and assets as it uses to measure its consolidated net income and assets. Operating segment income is generally income before income tax. Premiums and policy fees, other income, benefits and settlement expenses, and amortization of deferred policy acquisition costs are attributed directly to each operating segment. Net investment income is allocated based on directly related assets required for transacting the business of that segment. Realized investment gains (losses) and other operating expenses are allocated to the segments in a manner which most appropriately reflects the operations of that segment. Unallocated realized investment gains (losses) are deemed not to be associated with any specific segment.

     Assets are allocated based on policy liabilities and deferred policy acquisition costs directly attributable to each segment.

     There are no significant intersegment transactions.

                 PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE J -- OPERATING SEGMENTS (CONTINUED)

     Operating segment income and assets for the years ended December 31 are as follows:



                                                    DENTAL AND
                                                     CONSUMER      FINANCIAL
OPERATING SEGMENT INCOME             ACQUISITIONS    BENEFITS    INSTITUTIONS
----------------------------------- -------------- ------------ --------------
1998
Premiums and policy fees ..........  $ 7,414,597    $1,503,364     $848,682
Net investment income .............   11,071,366       718,492      136,472
Realized investment gains
 (losses) .........................
Other income ......................
                                     -----------    ----------     --------
 Total revenues ...................   18,485,963     2,221,856      985,154
                                     -----------    ----------     --------
Benefits and settlement
 expenses .........................    7,594,508     1,340,838      316,900
Amortization of deferred policy
 acquisition costs ................    1,535,385                    175,753
Other operating expenses ..........    5,947,115       144,257      105,307
                                     -----------    ----------     --------
 Total benefits and expenses ......   15,077,008     1,485,095      597,960
                                     -----------    ----------     --------
Income before income tax ..........    3,408,955       736,761      387,194
Income tax expense ................
                                     -----------    ----------     --------
Net income ........................
                                     ===========    ==========     ========

1997
Premiums and policy fees ..........  $ 4,231,380    $4,158,505     $ 25,948
Net investment income .............    4,590,650     1,026,054
Realized investment gains
 (losses) .........................
Other income ......................        8,718
                                     -----------    ----------     --------
 Total revenues ...................    8,830,748     5,184,559       25,948
                                     -----------    ----------     --------
Benefits and settlement
 expenses .........................    5,984,374     3,080,800       10,588
Amortization of deferred policy
 acquisition costs ................      312,874                      7,414
Other operating expenses ..........      912,398     1,493,916
                                     -----------    ----------     --------
 Total benefits and expenses ......    7,209,646     4,574,716       18,002
                                     -----------    ----------     --------
Income before income tax ..........    1,621,102       609,843        7,946
Income tax expense ................
                                     -----------    ----------     --------
Net income ........................
                                     ===========    ==========     ========
1996
Premiums and policy fees ..........  $ 4,540,107    $4,917,896
Net investment income .............    5,569,799     1,049,427
Realized investment gains
 (losses) .........................
Other income ......................        2,406
                                     -----------    ----------     --------
 Total revenues ...................   10,112,312     5,967,323
                                     -----------    ----------     --------
Benefits and settlement
 expenses .........................    5,813,515     3,861,725
Amortization of deferred policy
 acquisition costs ................      346,710
Other operating expenses ..........      855,442     1,505,634
                                     -----------    ----------     --------
 Total benefits and expenses ......    7,015,667     5,367,359
                                     -----------    ----------     --------
Income before income tax ..........    3,096,645       599,964
Income tax expense ................
                                     -----------    ----------     --------
Net income ........................
                                     ===========    ==========     ========


                                                                                       TOTAL
                                     INVESTMENT      CORPORATE                          NET
OPERATING SEGMENT INCOME              PRODUCTS        & OTHER      ADJUSTMENTS(1)      INCOME
----------------------------------- ------------ ---------------- ---------------- -------------
1998
Premiums and policy fees ..........  $      501                                     $ 9,767,144
Net investment income .............                $ (1,248,164)                     10,678,166
Realized investment gains
 (losses) .........................                     127,769                         127,769
Other income ......................        (598)                                           (598)
                                     ----------    ------------     ----------      -----------
 Total revenues ...................         (97)     (1,120,395)                     20,572,481
                                     ----------    ------------     ----------      -----------
Benefits and settlement
 expenses .........................       8,754                                       9,261,000
Amortization of deferred policy
 acquisition costs ................                                                   1,711,138
Other operating expenses ..........      50,140                                       6,246,819
                                     ----------    ------------     ----------      -----------
 Total benefits and expenses ......      58,894                                      17,218,957
                                     ----------    ------------     ----------      -----------
Income before income tax ..........     (58,991)     (1,120,395)                      3,353,524
Income tax expense ................                                  $  938,986         938,986
                                     ----------    ------------     -----------     -----------
Net income ........................                                                 $ 2,414,538
                                     ==========    ============     ===========     ===========
1997
Premiums and policy fees ..........                                                 $ 8,415,833
Net investment income .............                $    617,141                       6,233,845
Realized investment gains
 (losses) .........................                     (59,889)                        (59,889)
Other income ......................                                                       8,718
                                     ----------    ------------     ----------      -----------
 Total revenues ...................                     557,252                      14,598,507
                                     ----------    ------------     ----------      -----------
Benefits and settlement
 expenses .........................                                                   9,075,762
Amortization of deferred policy
 acquisition costs ................                                                     320,288
Other operating expenses ..........                                                   2,406,314
                                     ----------    ------------     ----------      -----------
 Total benefits and expenses ......                                                  11,802,364
                                     ----------    ------------     ----------      -----------
Income before income tax ..........                     557,252                       2,796,143
Income tax expense ................                                  $  950,689         950,689
                                     ----------    ------------     -----------     -----------
Net income ........................                                                 $ 1,845,454
                                     ==========    ============     ===========     ===========
1996
Premiums and policy fees ..........                                                 $ 9,458,003
Net investment income .............                $     (7,737)                      6,611,489
Realized investment gains
 (losses) .........................                     (28,070)                        (28,070)
Other income ......................                                                       2,406
                                     ----------    ------------     ----------      -----------
 Total revenues ...................                     (35,807)                     16,043,828
                                     ----------    ------------     ----------      -----------
Benefits and settlement
 expenses .........................                                                   9,675,240
Amortization of deferred policy
 acquisition costs ................                                                     346,710
Other operating expenses ..........                                                   2,361,076
                                     ----------    ------------     ----------      -----------
 Total benefits and expenses ......                                                  12,383,026
                                     ----------    ------------     ----------      -----------
Income before income tax ..........                     (35,807)                      3,660,802
Income tax expense ................                                  $1,244,673       1,244,673
                                     ----------    ------------     -----------     -----------
Net income ........................                                                 $ 2,416,129
                                     ==========    ============     ===========     ===========

---------
(1) Adjustments represent the recognition of income tax expense. There are no asset adjustments.

                 PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE J -- OPERATING SEGMENTS (CONTINUED)


                                                       DENTAL AND
                                                        CONSUMER      FINANCIAL    INVESTMENT     CORPORATE        TOTAL
                                       ACQUISITIONS     BENEFITS    INSTITUTIONS    PRODUCTS       & OTHER         ASSETS
                                      -------------- ------------- -------------- ------------ -------------- ---------------
OPERATING SEGMENT ASSETS
1998
Investments and other assets ........  $434,928,613   $ 6,642,241    $2,658,668   $774,504      $26,350,089    $471,354,115
Deferred policy acquisition costs       132,582,526                     692,925                                 133,275,451
                                       ------------   -----------    ----------   --------      -----------    ------------
Total assets ........................  $567,511,139   $ 6,642,241    $3,351,593   $774,504      $26,350,089    $604,629,566
                                       ============   ===========    ==========   ========      ===========    ============
1997
Investments and other assets ........  $ 76,644,539   $ 7,111,880                               $20,698,754    $104,455,173
Deferred policy acquisition costs         1,606,596                  $   85,689                                   1,692,285
                                       ------------   -----------    ----------   ---------     -----------    ------------
Total assets ........................  $ 78,251,137   $ 7,111,880    $   85,689                 $20,698,754    $106,147,458
                                       ============   ===========    ==========   =========     ===========    ============
1996
Investments and other assets ........  $ 78,189,386   $12,870,675                               $17,974,564    $109,034,625
Deferred policy acquisition costs         1,919,471                                                               1,919,471
                                       ------------   -----------    ----------   ----------    -----------    ------------
Total assets ........................  $ 80,108,857   $12,870,675                               $17,974,564    $110,954,096
                                       ============   ===========    ==========   ==========    ===========    ============

NOTE K -- REINSURANCE

     The Company assumes risks from and reinsures certain parts of its risks with other insurers under yearly renewable term, coinsurance, and modified coinsurance agreements. Yearly renewable term and coinsurance agreements are accounted for by passing a portion of the risk to the reinsurer. Generally, the reinsurer receives a proportionate part of the premiums less commissions and is liable for a corresponding part of all benefit payments. Modified coinsurance is accounted for similarly to coinsurance except that the liability for future policy benefits is held by the original company, and settlements are made on a net basis between the companies.

     The Company has reinsured approximately $7.6 billion, $133 million, and $163 million in face amount of life insurance risks with other insurers representing $12.6 million, $0.7 million, and $0.9 million of premium income for 1998, 1997, and 1996, respectively. The Company has also reinsured accident and health risks representing $0.9 million, $2.3 million, and $1.9 million of premium income for 1998, 1997, and 1996, respectively. In 1998 and 1997, policy and claim reserves relating to insurance ceded of $21.9 million and $7.5 million respectively are included in reinsurance receivables. Should any of the reinsurers be unable to meet its obligation at the time of the claim, obligation to pay such claim would remain with the Company. At December 31, 1998 and 1997, the Company had paid $0.5 million and $0.2 million, respectively, of ceded benefits which are recoverable from reinsurers.

                 PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE L -- ESTIMATED MARKET VALUES OF FINANCIAL INSTRUMENTS
     The carrying amount and estimated market values of the Company's financial instruments at December 31 are as follows:



                                                   1998                           1997
                                      ------------------------------- -----------------------------
                                                         ESTIMATED                      ESTIMATED
                                          CARRYING         MARKET        CARRYING        MARKET
                                           AMOUNT          VALUES         AMOUNT         VALUES
                                      --------------- --------------- -------------- --------------
  Assets (see Notes A and C):
  Investments:
   Fixed maturities .................  $360,113,277    $360,113,277    $67,110,502    $68,201,559
   Mortgage loans on real estate ....     7,900,221       8,511,779     10,902,986     11,649,144
   Short-term investments ...........    18,267,431      18,267,431        873,844        873,844
  Cash ..............................             0               0      2,218,201      2,218,201
  Liabilities (see Notes A):
   Annuity deposits .................     3,434,342       3,406,010        929,124        929,124

     Except as noted below, fair values were estimated using quoted market prices.

     The Company estimates the fair value of its mortgage loans using discounted cash flows from the next call date. The Company believes the fair value of its short-term investments approximates book value due to being short-term. The Company estimates the fair value of its annuities using surrender values. The Company believes it is not practicable to determine the fair value of its policy loans since there is no stated maturity, and policy loans are often repaid by reductions to policy benefits.

              SCHEDULE III -- SUPPLEMENTARY INSURANCE INFORMATION
                 PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY




              COL. A                   COL. B          COL. C        COL. D         COL. E
--------------------------------- --------------- --------------- ------------ ----------------
                                                       FUTURE                       ANNUITY
                                      DEFERRED         POLICY                      DEPOSITS
                                       POLICY         BENEFITS                     AND OTHER
                                    ACQUISITION         AND         UNEARNED    POLICYHOLDERS'
             SEGMENT                   COSTS           CLAIMS       PREMIUMS         FUNDS
--------------------------------- --------------- --------------- ------------ ----------------
Year Ended
December 31,1998:
Life Insurance Acquisitions ..... $132,582,526    $439,215,364    $   54,170   $ 8,600,060
Specialty Insurance Products
 Dental and Consumer
  Benefits ......................                      172,903           189     6,445,537
 Financial Institutions .........      692,925         213,835     2,432,918
Retirement Savings and
 Investment Products
 Investment Products ............                      240,000                     531,751
Corporate and Other ............. ------------    ------------    ----------   -----------
   TOTAL ........................ $133,275,451    $439,842,102    $2,487,277   $15,577,348
                                  ============    ============    ==========   ===========
Year Ended
December 31,1997:
Life Insurance Acquisitions ..... $  1,606,596    $ 56,177,703    $  463,232   $ 6,048,563
Specialty Insurance Products
 Dental and Consumer
  Benefits ......................            0          76,979             0     6,961,019
 Financial Institutions .........       85,689
Corporate and Other .............            0               0             0             0
                                  ------------    ------------    ----------   -----------
   TOTAL ........................ $  1,692,285    $ 56,254,682    $  463,232   $13,009,582
                                  ============    ============    ==========   ===========
Year Ended
December 31,1996:
Life Insurance Acquisitions ..... $  1,919,471    $ 59,483,455    $  182,499   $ 6,028,180
Specialty Insurance Products
 Dental and Consumer
  Benefits ......................            0          76,979             0    12,891,670
Corporate and Other .............            0               0             0             0
                                  ------------    ------------    ----------   -----------
   TOTAL ........................ $  1,919,471    $ 59,560,434    $  182,499   $18,919,850
                                  ============    ============    ==========   ===========



              COL. A                  COL. F         COL. G        COL. H        COL. I        COL. J
--------------------------------- ------------- --------------- ------------ ------------- -------------
                                                                              AMORTIZATION
                                     PREMIUMS                     BENEFITS    OF DEFERRED
                                       AND            NET            AND         POLICY        OTHER
                                      POLICY       INVESTMENT    SETTLEMENT   ACQUISITION    OPERATING
             SEGMENT                   FEES        INCOME (1)     EXPENSES       COSTS      EXPENSES (1)
--------------------------------- ------------- --------------- ------------ ------------- -------------
Year Ended
December 31,1998:
Life Insurance Acquisitions ..... $7,414,597    $11,071,366     $7,594,508   $1,535,385    $5,947,115
Specialty Insurance Products
 Dental and Consumer
  Benefits ......................  1,503,364        718,492      1,340,838                    144,257
 Financial Institutions .........    848,682        136,472        316,900      175,753       105,307
Retirement Savings and
 Investment Products
 Investment Products ............        501                         8,754                     50,140
Corporate and Other .............                (1,248,164)
                                  ----------    ------------    ----------   ----------    ----------
   TOTAL ........................ $9,767,144    $10,678,166     $9,261,000   $1,711,138    $6,246,819
                                  ==========    ============    ==========   ==========    ==========
Year Ended
December 31,1997:
Life Insurance Acquisitions ..... $4,231,380    $ 4,590,650     $5,984,374   $  312,874    $  912,398
Specialty Insurance Products
 Dental and Consumer
  Benefits ......................  4,158,505      1,026,054      3,080,800            0     1,493,916
 Financial Institutions .........     25,948                        10,588        7,414
Corporate and Other .............          0        617,141              0            0             0
                                  ----------    ------------    ----------   ----------    ----------
   TOTAL ........................ $8,415,833    $ 6,233,845     $9,075,762   $  320,288    $2,406,314
                                  ==========    ============    ==========   ==========    ==========
Year Ended
December 31,1996:
Life Insurance Acquisitions ..... $4,540,107    $ 5,569,799     $5,813,515   $  346,710    $  855,442
Specialty Insurance Products
 Dental and Consumer
  Benefits ......................  4,917,896      1,049,427      3,861,725            0     1,505,634
Corporate and Other .............          0         (7,737)             0            0             0
                                  ----------    ------------    ----------   ----------    ----------
   TOTAL ........................ $9,458,003    $ 6,611,489     $9,675,240   $  346,710    $2,361,076
                                  ==========    ============    ==========   ==========    ==========

---------
(1) Allocations of Net Investment Income and Other Operating Expenses are based on a number of assumptions and estimates and results would change if different methods were applied.

                          SCHEDULE IV -- REINSURANCE
                 PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY




               COL. A                   COL. B        COL. C         COL. D        COL. E        COL. F
------------------------------------ ------------ -------------- -------------- ------------ -------------
                                                                                               PERCENTAGE
                                                     CEDED TO        ASSUMED                   OF AMOUNT
                                         GROSS         OTHER       FROM OTHER        NET        ASSUMED
                                        AMOUNT       COMPANIES      COMPANIES      AMOUNT        TO NET
                                     ------------ -------------- -------------- ------------ -------------
Year Ended December 31,1998:
 Life insurance in force(1) ........  $  282,231   $ 7,575,418    $ 7,914,524    $  621,337      1,273.8%
                                      ==========   ===========    ===========    ==========      =======
Premiums and policy fees:
 Life insurance ....................  $4,195,074   $12,616,610    $17,462,742    $9,041,206        193.1%
 Accident and health insurance .....   1,542,679       858,678         41,937       725,938          5.8%
                                      ----------   -----------    -----------    ----------
   TOTAL ...........................  $5,737,753   $13,475,288    $17,504,679    $9,767,144
                                      ==========   ===========    ===========    ==========
Year Ended December 31,1997:
 Life insurance in force(1) ........  $  229,717   $   133,080    $   367,176    $  463,813         79.2%
                                      ==========   ===========    ===========    ==========      =======
Premiums and policy fees:
 Life insurance ....................  $2,926,434   $   752,253    $ 2,124,374    $4,298,555         49.4%
 Accident and health insurance .....   6,325,182     2,252,828         44,924     4,117,278          1.2%
                                      ----------   -----------    -----------    ----------
   TOTAL ...........................  $9,251,616   $ 3,005,081    $ 2,169,298    $8,415,833
                                      ==========   ===========    ===========    ==========
Year Ended December 31,1996:
 Life insurance in force(1) ........  $  247,048   $   169,330    $   549,583    $  627,301         87.6%
                                      ==========   ===========    ===========    ==========      =======
Premiums and policy fees:
 Life insurance ....................  $3,222,836   $   910,593    $ 2,698,743    $5,010,986         53.9%
 Accident and health insurance .....   6,245,784     1,857,606         58,839     4,447,017          1.3%
                                      ----------   -----------    -----------    ----------
   TOTAL ...........................  $9,468,620   $ 2,768,199    $ 2,757,582    $9,458,003
                                      ==========   ===========    ===========    ==========

---------
(1) Dollars in thousands

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

     The expenses of the issuance and distribution of the Contracts, other than any underwriting discounts and commissions, are as follows:


     Securities and Exchange Commission Registration Fees   $  34,483.00
     Printing and Engraving ..............................     48,000.00
     Accounting fees and expenses ........................     25,000.00
     Legal fees and expenses .............................     65,000.00
     Miscellaneous .......................................          0.00
                                                            ------------
     TOTAL EXPENSES ......................................  $ 172,483.00
                                                            ============

---------
* Estimated.


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     Article XI of the By-laws of the Company provides, in substance, that any of the Company's directors and officers, who is a party or is threatened to be made a party to any action, suit or proceeding, other than an action by or in the right of the Company, by reason of the fact that he is or was an officer or director, shall be indemnified by the Company against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such claim, action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. If the claim, action or suit is or was by or in the right of the Company to procure a judgment in its favor, such person shall be indemnified by the Company against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent that a director or officer has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified by the Company against expenses (including attornys' fees) actually and reasonably incurred by him in connection therewith, not withstanding that he has not been successful on any other claim issue or matter in any such action, suit or proceeding. Unless ordered by a court, indemnification shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to, or who have been successful on the merits or otherwise with respect to, such claim action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (c) by the shareholders.

     In addition, the executive officers and directors are insured by PLC's Directors' and Officers' Liability Insurance Policy including Company Reimbursement and are indemnified by a written contract with PLC which supplements such coverage.

     Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     Not applicable.


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.



   EXHIBIT
    NUMBER                              DESCRIPTION
-------------   -----------------------------------------------------------
 ****1(a)       Underwriting Agreement
  ***1(b)       Form of Distribution Agreement
   **3(a)       Articles of Incorporation
   **3(b)       By-laws
 ****4(a)       Group Modified Guaranteed Annuity Contract
 ****4(b)       Application for Group Modified Guaranteed Annuity Contract
 ****4(c)       Individual Modified Guaranteed Annuity Certificate
 ****5          Opinion re legality
    23(a)       Consent of PricewaterhouseCoopers L.L.P.
    23(b)       Consent of Sutherland, Asbill & Brennan LLP
    24          Powers of Attorney

---------
  * Previously filed in Registrant's Form S-1 Registration Statement, Registration No. 333-42425, on December 17, 1997.

 ** Incorporated herein by reference to the Registrant's Form N-4 Registration
   Statement Registration No. 333-41577, initial filing on December 5, 1997.

*** Incorporated herein by reference to the Registrant's Pre-Effective
    Amendment No. 1 to Form N-4 Registration Statement No. 333-41577, filed on April 15, 1998.

**** Previously filed in Registrant's Pre-Effective Amendment No. 1 to Form S-1
     Registration Statement, Registration No. 333-42425, filed on April 16,
     1998.


FINANCIAL STATEMENTS SCHEDULES

     Schedules other than those referred to above are not required or are inapplicable and therefore have been omitted.


ITEM 17. UNDERTAKINGS.

     (A) The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of a managing underwriter;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES
     As required by the Securities Act of 1933, the Registrant has duly caused this pre-effective amendment to its registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on this 19th day of April, 1999.


                                        AMERICAN FOUNDATION LIFE INSURANCE
COMPANY

                                        By: /s/  WAYNE E. STUENKEL
                                          -------------------------------------
                                                WAYNE E. STUENKEL
                                                    PRESIDENT
                                      AMERICAN FOUNDATION LIFE INSURANCE COMPANY

     As required by the Securities Act of 1933, this amendment to the registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:



               SIGNATURE                                 TITLE                       DATE
---------------------------------------  ------------------------------------- ---------------
  /s/  WAYNE E. STUENKEL                 Principal and Director (Principal     April 19, 1999
  ----------------------------------     Executive Officer)
  WAYNE E. STUENKEL

  /s/  JERRY W. DEFOOR                   Vice President (Principal Financial   April 19, 1999
  ----------------------------------     Officer and Principal Accounting
  JERRY W. DEFOOR                        Officer

  *                                      Director                              April 19, 1999
  ----------------------------------
  R. STEPHEN BRIGGS

  *                                      Director                              April 19, 1999
  ----------------------------------
  JIM E. MASSENGALE

  /s/  WAYNE E. STUENKEL                 Director                              April 19, 1999
  ----------------------------------
  WAYNE E. STUENKEL

  *                                      Director                              April 19, 1999
  ----------------------------------
  A.S. WILLIAMS, III

  *                                      Director                              April 19, 1999
  ----------------------------------
  STEVEN A. SCHULTZ

  *                                      Director                              April 19, 1999
  ----------------------------------
  DEBORAH J. LONG

  *                                      Director                              April 19, 1999
  ----------------------------------
  CAROLYN KING

  *                                      Director                              April 19, 1999
  ----------------------------------
  RICHARD J. BIELEN

  *                                      Director                              April 19, 1999
  ----------------------------------
  DANNY L. BENTLEY

*By: /s/  STEVE M. CALLAWAY
     ------------------------------
     STEVE M. CALLAWAY
      ATTORNEY-IN-FACT

                                 EXHIBIT INDEX




                                                                PAGE TO SEQUENTIAL
                                                                 NUMBERING SYSTEM
   NUMBER                       DESCRIPTION                    WHERE EXHIBIT LOCATED
------------                -------------------               ----------------------
  23(a)        Consent of PricewaterhouseCoopers L.L.P.
  23(b)        Consent of Sutherland, Asbill & Brennan LLP
  24           Powers of Attorney